    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      SOVEREIGN SPECIALTY CHEMICALS, INC.

                             PIERCE & STEVENS CORP.
                              SIA ADHESIVES, INC.
                               OSI SEALANTS, INC.
                         MERCER PRODUCTS COMPANY, INC.
                             TANNER CHEMICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         2891                        36-4176637
           NEW YORK                         2891                        31-1557383
           DELAWARE                         2891                        16-0951610
           ILLINOIS                         2891                        36-2361148
          NEW JERSEY                        2891                        02-0352196
         NEW HAMPSHIRE                      2891                        22-3061500
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                            ------------------------

                           225 WEST WASHINGTON STREET
                            CHICAGO, ILLINOIS 60606
                                 (312) 419-7100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                ROBERT B. COVALT
                           225 WEST WASHINGTON STREET
                            CHICAGO, ILLINOIS 60606
                                 (312) 419-7100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                    Copy to:
                               CARTER W. EMERSON
                                KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2092
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                      PROPOSED
                                                      PROPOSED        MAXIMUM
                                       AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
      TITLE OF EACH CLASS OF           TO BE       OFFERING PRICE     OFFERING      REGISTRATION
   SECURITIES TO BE REGISTERED       REGISTERED     PER UNIT(1)       PRICE(1)          FEE
--------------------------------------------------------------------------------------------------
9 1/2% Senior Subordinated Notes
  due 2007, Series B..............   $125,000,000      $1,000       $125,000,000      $37,879
--------------------------------------------------------------------------------------------------
Guarantees of 9 1/2% Senior
  Subordinated Notes due 2007,
  Series B........................   $125,000,000       (2)             (2)             None
==================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).
(2) No further fee is payable pursuant to Rule 457(n).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 3, 1997

PRELIMINARY PROSPECTUS
               , 1997

SOVEREIGN SPECIALTY CHEMICALS, INC.
OFFER TO EXCHANGE ITS 9 1/2% SENIOR SUBORDINATED NOTES
DUE 2007, SERIES B FOR ANY AND ALL OF ITS OUTSTANDING
9 1/2% SENIOR SUBORDINATED NOTES DUE 2007
                                                                  SOVEREIGN LOGO

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                  , 1997, UNLESS EXTENDED.

Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 1/2% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 9 1/2% Senior Subordinated Notes due 2007 (the "Old Notes"), of which $125,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes will bear a Series B designation,
(ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of August 1, 1997 (the "Indenture") by and among the Company, the Guarantors (as defined) and The Bank of New York, as trustee, governing the Notes. See "The Exchange Offer" and "Description of the Exchange Notes."

The Company will accept for exchange any and all Old Notes validly tendered and
not withdrawn prior to 5:00 p.m., New York City time on             , 1997,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

The Old Notes were sold by the Company on August 5, 1997 to Chase Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement entered into by the Company, the Guarantors and the Initial Purchasers in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."

Interest on the Notes will be payable semi-annually on February 1 and August 1 of each year, commencing on February 1, 1998. The Notes will mature on August 1, 2007. Except as described below, the Company may not redeem the Notes prior to August 1, 2002. On or after such date, the Company may redeem the Notes, in whole or in part, at any time at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. In addition, at any time and from time to time on or prior to August 1, 2000, the Company may, subject to certain requirements, redeem in the aggregate up to $40.0 million aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings (as defined) by the Company after which there is a Public Market (as defined), at a redemption price equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least $85.0 million aggregate principal amount of the Notes must remain outstanding immediately after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. See "Description of the Notes."

The Notes will be general unsecured senior subordinated obligations of the Company and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior to all Subordinated Indebtedness (as defined) of the Company. The Notes will be guaranteed (the "Guaranties"), jointly and severally, on a senior subordinated basis, by each of the Company's direct and indirect subsidiaries (other than Foreign Subsidiaries (as defined)) on the issue date of the Notes (the "Issue Date") and by each direct and indirect subsidiary of the Company (excluding Foreign Subsidiaries and Unrestricted Subsidiaries (as defined)) formed or acquired thereafter (collectively, the "Guarantors"). As of the Issue Date, the Guarantors under the Indenture were Pierce & Stevens Corp., SIA Adhesives, Inc., OSI Sealants, Inc. (formerly known as Laporte Construction Chemicals North America, Inc.), Mercer Products Company, Inc. and Tanner Chemicals, Inc. (formerly known as Evode-Tanner Industries, Inc.). The Guarantees will be general unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined) (including Indebtedness outstanding under the Amended Credit Facility). The Guarantees will rank pari passu with any and all future senior subordinated Indebtedness of the Guarantors and will rank senior to all other subordinated Indebtedness of the Guarantors. The Indenture permits the Company and its Subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Description of the Notes." As of June 30, 1997, on a pro forma basis after giving effect to the Transactions (as defined), the Company and the Guarantors would have had outstanding in the aggregate $158.8 million of indebtedness, including $33.8 million of Senior Indebtedness and Guarantor Senior Indebtedness (as defined). See "Description of the Exchange Notes -- Ranking," "-- Subordination of the Exchange Notes" and "Description of the Exchange Notes -- Guaranties."

SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
      OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

(cover continued)

     Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. See "The Exchange Offer."

     There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors -- Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MAKE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     UNTIL                , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE
OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPEC-

TUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM," THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

     PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OF THE GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

     MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED THROUGH COMPANY RESEARCH, SURVEYS OR STUDIES PURCHASED BY THE COMPANY AND CONDUCTED BY THIRD PARTIES AND FROM INDUSTRY OR GENERAL PUBLICATIONS. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED MARKET DATA PROVIDED BY THIRD PARTIES OR INDUSTRY OR GENERAL PUBLICATIONS. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                           FORWARD LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "SUMMARY," "UNAUDITED PRO FORMA FINANCIAL STATEMENTS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL THESE FORWARD LOOKING STATEMENTS, INCLUDING THOSE RELATING TO INDUSTRY GROWTH EXPECTATIONS, ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES OR STATEMENTS WILL BE REALIZED AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (I) INCREASED COMPETITION; (II) INCREASED COSTS; (III) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (IV) CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE MARKETS IN WHICH THE COMPANY MAY FROM TIME TO TIME COMPETE; AND (V) DEVELOPMENTS IN COMPETING TECHNOLOGIES. MANY OF SUCH FACTORS WILL BE BEYOND THE CONTROL OF THE COMPANY AND ITS MANAGEMENT. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS."

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. In addition, the Company files periodic reports and other information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission, The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:/www.sec.gov.

     In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission all quarterly and annual financial information that would be required to be filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto. In addition, for so long as any of the Notes remain outstanding and prior to the occurrence of certain events, the Company has agreed to make available to any record holder, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge upon request from Louis M. Pace, Director of Corporate Development of Sovereign Specialty Chemicals, Inc., 225 West Washington Street, Chicago, Illinois, 60606. In order to ensure timely delivery of the documents, any request should be made
by                , 1997 (five business days prior to the Expiration Date).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Data presented herein for the year ended December 31, 1996 on a pro forma basis give effect to the acquisitions of the Adhesives Systems Division of B.F. Goodrich ("SIA Adhesives"), Pierce & Stevens Corp. ("Pierce & Stevens") and the Division (as defined) and each of the other Transactions (as defined). Data presented herein for the six months ended June 30, 1997 on a pro forma basis give effect to the Acquisition of the Division and each of the other Transactions. See "Unaudited Pro Forma Financial Statements." Unless the context otherwise requires, all references herein to the "Company" refer, prior to the consummation of the Transactions, to Sovereign Specialty Chemicals, L.P., its consolidated subsidiaries and its predecessor and, after consummation of the Transactions, to Sovereign Specialty Chemicals, Inc., its consolidated subsidiaries and its predecessor, and all references herein to the "Parent Partnership" refer to Sovereign Specialty Chemicals, L.P., the sole stockholder of the Company. Concurrently with the consummation of the Transactions, SIA Adhesives and Pierce & Stevens were contributed to the Company by the Parent Partnership. The contribution was made between companies under common control and, as such, was accounted for at book value similar to a pooling of interests.

                                  THE COMPANY

COMPANY OVERVIEW

     The Company is a leading developer, producer and distributor of a wide variety of adhesives, sealants and coatings utilized in numerous industrial and commercial applications. The Company's broad line of over 1,300 products is sold to more than 6,000 customers. The Company's products are frequently designed in cooperation with its customers to meet unique specifications, resulting in a significant number of primary supplier relationships. Many of the Company's products provide critical performance attributes to its customers' products, but represent only a small portion of total costs. The Company focuses on select value-added niche markets in which it has strong market positions and advantages in product development, manufacturing and distribution. The Company markets its products to four primary business segments: Housing Repair, Remodeling and Construction; Industrial; Graphic Arts; and Flexible Packaging. On a pro forma basis for the year ended December 31, 1996 and the six months ended June 30, 1997, the Company had net sales of $199.2 million and $105.4 million, respectively.

INDUSTRY OVERVIEW

     Total sales of adhesives, sealants and coatings in the United States in 1996 were approximately $26.4 billion. Adhesives, sealants and coatings are utilized in numerous applications across a wide range of industries for a broad variety of end uses. The industry has experienced strong and stable growth over the past decade, growing at an approximate 6.7% compound annual rate. The industry is expected to experience similar growth trends in the future as a result of the increased use of adhesives, sealants and coatings by end users to simplify product design and manufacturing processes and to enhance the surface appearance and/or performance characteristics of the products in which they are used. For example, adhesives are increasingly replacing mechanical fasteners in many manufacturing processes, and adhesives and sealants can reduce parts requirements and provide superior protection against corrosion and vibration. In addition, the industry is expected to benefit from the increased use of adhesives, sealants and coatings in developing markets, particularly in the Far East, Eastern Europe and Latin America, where penetration of such products is lower than in more industrialized economies. The U.S. industry is highly fragmented with over 500 competitors and is expected to consolidate as competitors seek to enhance operating efficiencies in new product development, sales and marketing, distribution, production and administrative overhead. Larger competitors, such as the Company, benefit from a greater diversification of end-use markets, customers, technologies and geography, which reduces the impact of industry or regional cyclicality.

COMPETITIVE STRENGTHS

     The Company believes it benefits from the following competitive strengths, which have enabled it to expand its penetration of existing customers and markets, establish new customer relationships, enter new markets and develop additional products and applications.

     Leadership Positions in Selected Markets. The Company's customer-driven product development, reputation for quality and high levels of customer service have allowed it to achieve strong market positions and brand name recognition in its markets. Management believes that over 50% of the Company's pro forma net sales in 1996 were in niche markets in which the Company has either the number one or two position. The Company's brand and trade names are particularly well recognized in its target markets, and include Pierce & Stevens, OSI, Pro-Series, Polyseamseal, Miracure, Plastilock, Latiseal, Hybond, Proxseal, Magic Seal and Glaze'N Seal.

     Strong Customer Relationships. The Company's leadership position within its markets, reputation for high levels of quality and customer service, and proven product development skills have allowed it to secure strong relationships across its customer base. The Company's products are sold to and utilized by some of the world's largest companies, including The Boeing Company, Airbus Industrie, General Motors Corporation, Chrysler Corporation and Baxter International, Inc. Many of the Company's Industrial, Graphic Arts and Flexible Packaging products have been certified through intensive, customer-specific technical approval processes which greatly enhance the Company's position with such customers. The Company's relationships with retailers and professional distributors of its Housing Repair, Remodeling and Construction products are strengthened by the Company's broad product line, strong brands and reputation for quality.

     Technological Expertise. The Company is a technological leader in the manufacture and development of specialty adhesives, sealants and coatings within its market segments. The Company's technological expertise has allowed it to introduce a broad variety of new products over the past three years, which accounted for approximately $40.0 million of pro forma 1996 net sales. The Company possesses numerous customized and proprietary formulations with unique performance characteristics designed to address specific customer needs. Examples of the Company's proprietary formulations include ultraviolet cured coatings for graphic arts and adhesives used in aerospace, construction and medical packaging. The Company continually leverages its technological expertise to develop new products and additional applications for existing product formulations. In addition, the Company has enhanced its technological expertise both through cooperative research and development efforts and joint technological alliances with suppliers and customers such as E.I. du Pont de Nemours and Company, The Boeing Company, The Dow Chemical Company, Hoechst AG, Phillip Morris Corporation and BASF Corporation.

     Broad Product Offerings and Diverse Customer Base. The Company manufactures over 1,300 products sold through multiple distribution channels to over 6,000 customers in a wide variety of end-use markets. In 1996, no single customer of the Company accounted for over 3% of the Company's pro forma net sales, and the top ten customers accounted for less than 16% of the Company's pro forma net sales. This diversity of customers, products and distribution channels provides the Company with a broad base from which to grow sales and expand customer relationships, and minimizes exposure to any particular customer, economic cycle or geographic region.

     Strong Management Team. The Company has assembled a strong and experienced management team at both the corporate and operating levels. The Company's senior and operating managers, led by Robert B. Covalt, average over 26 years of experience in the specialty chemicals industry. The top managers own, or have incentive awards to acquire, approximately 19% of the Parent Partnership's equity. In addition, the Parent Partnership has reserved 4% of its equity on a fully diluted basis for future incentive awards.

BUSINESS STRATEGY

     Continued Focus on Niche Products in Attractive Markets. The Company will continue to develop product offerings for value-added end-use applications in higher growth market segments, including those for: (i) structural adhesives;
(ii) fire-retardant adhesives and coatings; (iii) food and medical packaging adhesives and coatings; and (iv) coatings which facilitate recycling and other environmentally-friendly adhesives, sealants and coatings. Management believes the Company's market leadership positions, technological expertise, and strong customer relationships provide it with advantages in the development of new products and the penetration of new markets.

     Pursue Strategic Acquisitions. The Company has successfully grown through acquisitions and intends to pursue additional strategic acquisitions that will allow it to further improve its market position in targeted markets. Management believes that the high degree of fragmentation in the adhesives, sealants and coatings industry will continue to provide suitable acquisition candidates. Potential acquisition candidates will be evaluated based upon the ability of the Company to: (i) expand its product line; (ii) enhance its product development capabilities; (iii) market products through new or expanded distribution channels; and (iv) increase its international presence.

     Increase International Presence. The Company believes it has significant opportunities in international markets to increase sales to existing multinational customers, enter developing markets and establish new customer relationships. In October 1996, the Company appointed a Vice
President -- International with over 30 years of international sales and marketing experience in the adhesives, sealants and coatings industry. The Company intends to expand its global sales, particularly in Southeast Asia and Latin America, by: (i) increasing sales and marketing activities in targeted regions; (ii) entering into strategic alliances; and (iii) pursuing targeted acquisitions. The Company has recently established a sales office in Singapore focused on flexible packaging adhesives and has increased its sales and marketing activities in Latin America through its existing operations in Mexico.

     Achieve Significant Operating Efficiencies. The Company believes that it can achieve operating efficiencies resulting in enhanced revenue opportunities, cost savings and improved cash flow through: (i) cross-selling its expanded product line across the broader distribution and customer network which it will develop from the Acquisition; (ii) consolidating raw material purchases to increase purchasing economies of scale; (iii) reducing duplicative selling, general and administrative expenses; (iv) consolidating various compensation, benefit and insurance programs; (v) consolidating certain manufacturing and distribution operations; and (vi) lowering working capital levels by optimizing SKU counts and consolidating inventory management. The Company believes that over approximately a twelve-month period, it may realize potential cost savings from these activities of approximately $4.0 million, although no assurance can be given that such savings can be achieved.

                                    HISTORY

     The Company was formed by Robert B. Covalt, First Chicago Equity Corporation ("FCEC") and other investors to acquire and consolidate specialty chemical businesses in the highly fragmented adhesives, sealants and coatings industry. The Company has successfully grown its business through its strategic acquisitions. In March 1996, the Company acquired SIA Adhesives, a manufacturer of specialty adhesives used primarily in the automotive, aerospace and general industrial markets, for $15.6 million. In August 1996, the Company acquired Pierce & Stevens, a developer and manufacturer of specialty coatings and adhesives for performance-oriented niche applications, for $44.8 million.

     Pursuant to an agreement dated May 22, 1997 (the "Acquisition Agreement"), the Company acquired on August 5, 1997 (the "Acquisition") the U.S. adhesives, sealants and coatings division (the "Division") of Laporte PLC ("Laporte") for a cash purchase price of $133.0 million. The companies acquired from Laporte comprise OSI Sealants, Inc. ("OSI Sealants"), Mercer Products

Company, Inc. ("Mercer") and Tanner Chemicals, Inc. ("Tanner"). OSI Sealants, Mercer and Tanner manufacture, market and distribute adhesives and sealants primarily utilized in housing repair, remodeling and construction and industrial markets. The Acquisition has added significant depth to the Company's product offerings, including the well-known OSI, Pro-Series and Polyseamseal brands. The Acquisition has also significantly enhanced the Company's distribution network, particularly in the professional builder and retail home center channels, and has provided access to new customers and markets for its existing product line.

                                THE TRANSACTIONS

     Concurrently with the consummation of the Initial Offering (as defined),
(i) the Company acquired the Division for a cash purchase price of $133.0 million, (ii) FCEC, management and other investors made, through the Parent Partnership (the Company's sole stockholder), an equity contribution to the Company of $33.8 million in cash (the "Equity Contribution"), (iii) the Company and the Guarantors borrowed $30.0 million pursuant to a new senior secured credit facility (the "Senior Credit Facility") providing for a term loan of $30.0 million (the "Term Loan") and revolving loans of up to $30.0 million, subject to a borrowing base and other conditions (the "Revolving Credit Facility"), and (iv) the Company refinanced $46.2 million of indebtedness (the "Refinancing").

     The Initial Offering, the Acquisition, the Equity Contribution, the Refinancing and the initial borrowings under the Senior Credit Facility are referred to herein as the "Transactions." Consummation of the Initial Offering was conditioned upon simultaneous consummation of each of the other Transactions. See "Use of Proceeds" and "Description of Senior Credit Facility."

     The following table summarizes the anticipated sources and uses of funds at the closing of the Transactions as if the Transactions had closed on June 30, 1997:

                                                                                              AMOUNT
                                                                                       ---------------------
                                                                                       (DOLLARS IN MILLIONS)
SOURCES:
Senior Credit Facility:
  Revolving Credit Facility(1).......................................................         $    --
  Term Loan..........................................................................            30.0
Senior Subordinated Notes due 2007...................................................           125.0
Equity Contribution..................................................................            33.8
                                                                                              -------
         Total Sources...............................................................         $ 188.8
                                                                                       ==============
USES:
Acquisition cash purchase price(2)...................................................         $ 133.0
Repayment of indebtedness............................................................            46.2
Fees and expenses....................................................................             8.0
Cash.................................................................................             1.6
                                                                                              -------
         Total Uses..................................................................         $ 188.8
                                                                                       ==============

---------------
(1) The Revolving Credit Facility provides for borrowing of up to $30.0 million, subject to borrowing base availability. On a pro forma basis as of June 30, 1997, the Company would have had available $30.0 million under the Revolving Credit Facility.

(2) The Parent Partnership also issued a $3.0 million principal amount 8.0% junior subordinated note to Laporte as additional consideration for the Division.
                            ------------------------

     The Company's principal executive offices are located at 225 West Washington Street, Suite 2200, Chicago, Illinois, 60606 and its telephone number is (312) 419-7100. The principal executive offices of each Guarantor are c/o Sovereign Specialty Chemicals, Inc. at the same address and telephone number.

                              THE INITIAL OFFERING

Notes......................  The Old Notes were sold by the Company on August 5,
                             1997 (the "Initial Offering") to Chase Securities, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers") pursuant to a Purchase Agreement dated July 31, 1997 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights
  Agreement................  Pursuant to the Purchase Agreement, the Company,
                             the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement dated as of August 5, 1997 (the "Registration Rights Agreement"), which grants the holder of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.........  $125,000,000 aggregate principal amount of 9 1/2%
                             Senior Subordinated Notes due 2007, Series B, of the Company (the "Exchange Notes").

The Exchange Offer.........  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $125,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on                ,
                             1997 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time which the Exchange Offer is extended.

Accrued Interest on the New
  Notes and the Old
  Notes....................  Each New Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof (or, in the case of a book-entry transfer, transmit an Agent's Message (as defined) in lieu thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile (or Agent's Message), together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal (or transmitting an Agent's Message), each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

Untendered Old Notes.......  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange or registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
  Exchange.................  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange
                             Offer -- Consequences of Failure to Exchange."

Shelf Registration
Statement..................  If any holder of the Old Notes (other than any such holder which is an "affiliate" of the Company or a Guarantor within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Guarantors have agreed to register the Old Notes on a shelf registration statement (the "Shelf Registration Statement") and to use their best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company and Guarantors have agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders.

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes (or comply with the procedures for book-entry transfer), the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or transmit an Agent's Message in lieu thereof) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m. New York City time, on the Expiration Date.

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................  The Company will accept for exchange any and all
                             Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Use of Proceeds............  There will be no cash proceeds to the Company for the exchange pursuant to the Exchange Offer.

Exchange Agent.............  The Bank of New York.

General....................  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes." The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes."

                                  THE OFFERING

Issuer.....................  Sovereign Specialty Chemicals, Inc.

Securities Offered.........  $125.0 million aggregate principal amount of 9 1/2%
                             Senior Subordinated Notes due 2007, Series B.

Maturity...................  August 1, 2007.

Interest Payment Dates.....  February 1 and August 1 of each year, commencing on
February 1, 1998.

Sinking Fund...............  None.

Optional Redemption........  Except as described below, the Company may not redeem the Exchange Notes prior to August 1, 2002. On or after such date, the Company may redeem the Exchange Notes, in whole or in part, at any time at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. In addition, at any time and from time to time on or prior to August 1, 2000, the Company may, subject to certain requirements, redeem up to $40.0 million of the original aggregate principal amount of the Exchange Notes with the net cash proceeds of one or more Public Equity Offerings (as defined) by the Company after which there is a Public Market (as defined), at a redemption price equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least $85.0 million aggregate principal amount of the Exchange Notes must remain outstanding immediately after each such redemption. See "Description of the Exchange
                             Notes -- Optional Redemption."

Change of Control..........  Upon the occurrence of a Change of Control, the
                             Company will be required to make an offer to purchase the Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. See "Description of the Exchange Notes -- Optional Redemption" and "-- Offer to Purchase upon Change of Control."

Subsidiary Guaranties......  The Exchange Notes will be guaranteed (the
                             "Guaranties"), jointly and severally on a senior subordinated basis, by each of the Company's direct and indirect Subsidiaries (as defined) other than Foreign Subsidiaries (as defined) on the issue date of the Exchange Notes and by each direct and indirect Subsidiary of the Company (excluding Foreign Subsidiaries and Unrestricted Subsidiaries) formed or acquired thereafter. The Guaranties will be general unsecured obligations of the Guarantors. The Guarantors have guaranteed all obligations of the Company under the Senior Credit Facility (as defined), and each Guarantor has granted a security interest in all or substantially all its assets to secure the obligations under the Senior Credit Facility. The obligations of each Guarantor under its Guaranty will be subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined) of such Guarantor to substantially the same extent as the Exchange Notes are subordinated to all existing and future Senior Indebtedness of the Company. See "Description of the Exchange
                             Notes -- Guaranties of the Notes."

Ranking....................  The Exchange Notes will be unsecured and will be subordinated to all existing and future Senior Indebtedness of the Company. The Exchange Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior to all Subordinated Indebtedness of the Company. As of June 30, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had outstanding in the aggregate $158.8 million of indebtedness, of which $33.8 million was Senior Indebtedness and/or Guarantor Senior Indebtedness. See "Description of the Exchange Notes -- Ranking" and "-- Subordination of the Exchange Notes."

Restrictive Covenants......  The Indenture under which the Exchange Notes will be issued (the "Indenture") limits: (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined); (ii) the payment of dividends on, and the redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted Subsidiaries; (iii) investments;
                             (iv) sales of assets; (v) certain transactions with affiliates; (vi) the sale or issuance of capital stock of Restricted Subsidiaries; (vii) the creation of liens; (viii) the lines of business in which the Company and its Restricted Subsidiaries may operate; and (ix) consolidations, mergers and transfers of all or substantially all the Company's assets. The Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries. However, all these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of the Exchange Notes -- Certain Covenants."

                             For additional information regarding the Exchange Notes, see "Description of the Exchange Notes."

Use of Proceeds............  The gross proceeds of $125.0 million from the
                             Initial Offering were used, together with the $33.8 million proceeds from the Equity Contribution and the borrowings of $30.0 million under the Senior Credit Facility, to pay the cash purchase price of the Acquisition, to consummate the Refinancing and to pay related fees and expenses. See "Use of Proceeds."

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

            SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table presents the summary combined historical data of the Company, SIA Adhesives, Pierce & Stevens and the Division on an aggregate basis for the periods indicated. The combined data (i) for the year ended December 31, 1996 is derived from the audited financial statements of each of the Company, SIA Adhesives, Pierce & Stevens and the Division, (ii) for the year ended December 31, 1995 is derived from the audited financial statements of each of SIA Adhesives, Pierce & Stevens, and the Division, (iii) for the year ended December 31, 1994 is derived from the audited financial statements of each of SIA Adhesives and the Division and the unaudited financial statements of Pierce & Stevens, which, in the opinion of management of the Company, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation, (iv) for the six months ended June 30, 1997 is derived from the unaudited financial statements of the Company and the Division, which, in the opinion of the management of the Company, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation and (v) for the six months ended June 30, 1996 is derived from the unaudited financial statements of SIA Adhesives, Pierce & Stevens and the Division, which, in the opinion of management of the Company, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation. The amounts presented do not include the effects of purchase accounting adjustments for periods prior to acquisition by the Company. The combined data has not been prepared in accordance with generally accepted accounting principles ("GAAP"), which do not allow for the aggregation of financial data for entities that are not under common ownership. The data set forth below should not be construed to be indicative of the results that actually would have occurred if these companies had been under common ownership for the periods shown and do not project the Company's results of operations in the future. This data should be read in conjunction with, and is qualified in its entirety by reference to, the information set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, and the notes thereto, which appear elsewhere in this Prospectus.

     The pro forma statement of operations data for the year ended December 31, 1996 gives effect to the acquisitions of SIA Adhesives, Pierce & Stevens and the Division as if each of the acquisitions were consummated on January 1, 1996. The pro forma balance sheet data as of June 30, 1997 gives effect to the purchase of the Division and related financing as if the Transactions were consummated on that date. Neither the summary combined historical financial data nor the pro forma summary financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if those events had been consummated on the indicated dates. The following information should be read in conjunction with the unaudited pro forma financial statements and audited financial statements of the Company, SIA Adhesives, Pierce & Stevens and the Division and, in each case, the related notes, included elsewhere herein.

            SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                                                                                    PRO FORMA
                                                                                            -------------------------
                                                                     HISTORICAL COMBINED                       SIX
                                       HISTORICAL COMBINED                                      YEAR         MONTHS
                                            YEAR ENDED                SIX MONTHS ENDED         ENDED          ENDED
                                           DECEMBER 31,                   JUNE 30,          DECEMBER 31,    JUNE 30,
                                 --------------------------------    -------------------    ------------    ---------
                                   1994        1995        1996       1996        1997          1996          1997
                                 --------    --------    --------    -------    --------    ------------    ---------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales......................  $166,311    $171,364    $199,243    $98,454    $105,362      $199,243      $105,362
Cost of goods sold.............   119,418     127,797     142,703     69,671      73,089       142,614        73,044
                                 --------    --------    --------    -------    --------    ------------    ---------
Gross profit...................    46,893      43,567      56,540     28,782      32,273        56,629        32,318
Selling, general and
  administrative expenses......    35,356      33,783      42,355     20,411      21,232        47,451        23,610
                                 --------    --------    --------    -------    --------    ------------    ---------
Operating income...............    11,537       9,784      14,185      8,372      11,041         9,178         8,708
Interest expense...............     3,774       4,579       6,137         --       3,846        15,761         7,966
                                 --------    --------    --------    -------    --------    ------------    ---------
Income (loss) before income
  taxes, discontinued
  operations and extraordinary
  item.........................     7,763       5,205       8,048      8,372       7,195        (6,583)          742
Income taxes...................     4,204       3,039       4,031      2,797       2,545           691         1,439
                                 --------    --------    --------    -------    --------    ------------    ---------
Income (loss) before
  discontinued operations and
  extraordinary item...........     3,559       2,166       4,017      5,575       4,650      $ (7,274)     $   (697)
                                 =========   =========   =========   ========   =========   =============   ==========
Discontinued operations(1).....       228       3,025          --      1,649          --
Extraordinary item(2)..........        --          --         281      3,926          --
                                 --------    --------    --------    -------    --------
Net income (loss)..............  $  3,331    $   (859)   $  3,736    $ 3,926    $  4,650
                                 =========   =========   =========   ========   =========
BALANCE SHEET DATA (END OF PERIOD):
Working capital................                                                                             $ 32,404
Total assets...................                                                                              244,879
Total indebtedness.............                                                                              158,763
Stockholder's equity...........                                                                               52,214
OTHER FINANCIAL DATA:
Capital expenditures...........  $  4,531    $  6,317    $  2,703    $ 1,604    $  1,315      $  2,703      $  1,315
Ratio of earnings to fixed
  charges(3)...................                                                                    0.6           1.1

(1) Discontinued operations relates to the Tamms business of the Division which was not acquired by the Company. See Note 5 to Combined Financial Statements of the Division included elsewhere herein.

(2) Extraordinary item relates to the write-off of deferred financing costs associated with the early extinguishment of debt.

(3) Ratio of earnings to fixed charges represents income before income taxes, interest and other fixed charges divided by interest expense and other fixed charges. Fixed charges consist of (i) interest, (ii) amortization of debt issuance costs and (iii) the interest portion of rental expense.

                                  RISK FACTORS

     Prospective purchasers of the Exchange Notes should consider carefully the following factors, as well as the other information and data included in this Prospectus before tendering Old Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS

     As a result of the Transactions, the Company is highly leveraged, with indebtedness that is substantial in relation to its stockholder's equity. After giving pro forma effect to the Transactions, the Company's aggregate outstanding indebtedness would have been $158.8 million as of June 30, 1997 and the Company's stockholder's equity would have been $52.2 million as of the same date. The Senior Credit Facility and the Indenture will permit the Company to incur or guarantee certain additional indebtedness, subject to certain limitations. See "Summary -- Summary Combined Historical and Pro Forma Financial Data," "Unaudited Pro Forma Financial Statements," "Description of the Exchange Notes" and "Description of Senior Credit Facility."

     The Company's high degree of leverage could have important consequences to holders of Exchange Notes, including, but not limited to, the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; (iv) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (v) the Company's high degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or its business.

     The Company's ability to repay or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance, which, in turn, is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, many of which are beyond the Company's control. These factors could include operating difficulties, increased operating costs, raw material or product prices, the response of competitors, regulatory developments and delays in implementing strategic projects. The Company's ability to meet its debt service and other obligations may depend in significant part on the extent to which the Company can successfully implement its business strategy. There can be no assurance that the Company will be able to implement its strategy fully or that the anticipated results of its strategy will be realized. See "Business -- Business Strategy."

     If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets or seek to obtain additional equity capital or to restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of principal of and interest on its indebtedness in the future, or that any such alternative measures would be successful or would permit the Company to meet its scheduled debt service obligations.

     The Senior Credit Facility matures prior to the maturity of the Exchange Notes. In the event that the Company is unable to refinance the Senior Credit Facility at maturity or repay the facility with cash on hand, through asset sales, equity sales or otherwise, its ability to repay the principal and interest on the Notes could be adversely affected.

     In addition, because the Company's obligations under the Senior Credit Facility will bear interest at floating rates, an increase in interest rates could adversely affect, among other things, the Company's ability to meet its debt service obligations.

SUBORDINATION OF NOTES AND GUARANTORS

     The payment of principal of and interest on, and any premium or other amounts owing in respect of, the Exchange Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness (as defined) of the Company, including all amounts owing or guaranteed under the Senior Credit Facility. The Guaranties are similarly subordinated to Guarantor Senior Indebtedness (as defined). Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company or a Guarantor, assets of the Company or such Guarantor will be available to pay obligations on the Exchange Notes or Guaranties only after all Senior Indebtedness of the Company or Guarantor Senior Indebtedness, as applicable, has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on any or all of the Notes. In addition, neither the Company nor any Guarantor may pay principal, premium, interest or other amounts on account of the Exchange Notes or Guaranties in the event of a payment default in respect of Designated Senior Indebtedness (as defined) unless such amount has been paid in full or the default has been ceased or waived. In addition, in respect of certain Designated Senior Indebtedness and unless certain other conditions are satisfied, neither the Company nor any Guarantor may make any payment on account of the Exchange Notes for a designated period of time. See "Description of the Exchange Notes -- Subordination." At June 30, 1997, after giving pro forma effect to the Transactions, the Company would have had $33.8 million of Senior Indebtedness and/or Guarantor Senior Indebtedness outstanding. See "Description of the Exchange Notes -- Ranking."

     In addition, since the Company's existing and future Foreign Subsidiaries will not be required to guarantee the Company's obligations under the Exchange Notes and the Indenture, the Exchange Notes will be effectively subordinated to the claims of creditors of such Foreign Subsidiaries with respect to the assets of such Foreign Subsidiaries.

RESTRICTIVE FINANCING COVENANTS

     The Senior Credit Facility and the Indenture will contain a number of covenants that will restrict the operations of the Company and its subsidiaries. In addition, the Senior Credit Facility will require that the Company comply with specified financial ratios and tests, including a minimum interest coverage ratio, a maximum leverage ratio and a minimum net worth test. There can be no assurance that the Company will be able to comply with such ratios and tests in the future. The Company's ability to comply with such ratios and tests may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any such covenants or restrictions could result in a default under the Senior Credit Facility that would permit the lenders thereto to declare all amounts outstanding thereunder to be immediately due and payable, together with accrued and unpaid interest, and the commitments of the lenders under the Revolving Credit Facility to make further extensions of credit thereunder could be terminated. See "Description of the Exchange Notes" and "Description of Senior Credit Facility."

CHANGE OF CONTROL

     The occurrence of certain of the events that would constitute a Change of Control (as defined) may result in a default, or otherwise require repayment of indebtedness, under both the Notes and the Senior Credit Facility. In addition, the Senior Credit Facility will prohibit the repayment of indebtedness on the Notes by the Company in such an event, unless and until such time as the indebtedness under the Senior Credit Facility is repaid in full. The Company's failure to make such repayments in such instances would result in a default under both the Exchange Notes and the Senior Credit Facility. Future indebtedness of the Company may also contain restrictions or repayment requirements with respect to certain events or transactions that could constitute a Change of Control. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the Exchange Notes or the Senior Credit Facility. See "Description of the Exchange Notes -- Offer to Purchase Upon Change of Control."

RISKS RELATING TO THE COMPANY'S GROWTH STRATEGY

     The Company's strategy includes making acquisitions, but there can be no assurance that suitable acquisition candidates will continue to be available. In addition, acquisitions that the Company may make, including the acquisition of the Division, will involve risks, including the successful integration and management of acquired technology, operations and personnel. The integration of acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of management attention from ongoing business concerns. There can be no assurance that any additional acquisitions will be made, that the Company will be able to obtain additional financing needed to finance such transactions and, if any acquisitions are so made, that they will be successful. The Senior Credit Facility and the Indenture will limit the Company's ability to make acquisitions and to incur indebtedness in connection with acquisitions. See "Business -- Business Strategy."

     The Company intends to increase its international sales through increased sales and marketing activities in targeted regions, by entering into strategic alliances and through acquisitions of foreign businesses, joint ventures and/or other business combinations or arrangements. The Company's efforts to increase international sales may be adversely affected by, among other things, changes in foreign import restrictions and regulations, taxes, currency exchange rates, currency and monetary transfer restrictions and regulations and economic and political changes in the foreign nations in which the Company's products are sold. There can be no assurance that one or more of these factors will not have a material adverse effect on the Company's financial position or results of operations in the future.

FLUCTUATIONS IN RAW MATERIALS COST AND SUPPLY

     The Company uses a variety of specialty and commodity chemicals in its manufacturing processes. These raw materials are generally available from numerous independent suppliers. The Company typically purchases raw materials on a spot basis. Certain of the Company's raw materials are derived from ethylene. There have been historical periods of rapid and significant movements in the price of ethylene and ethylene derivatives both upward and downward. The Company has historically been successful in passing on price increases to its customers within 90 to 120 days, but there can be no assurance that it will continue to be able to do so in the future. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Combined Results of Operations" and "Business -- Raw Materials."

TECHNOLOGICAL CHANGE

     The market for the Company's products and services is characterized by rapidly changing technology and continuing process development. The future success of the Company's business will depend upon its ability to maintain and enhance its technological capabilities, develop and market products and applications that meet changing customer needs and successfully anticipate or respond to technological changes on a cost-effective and timely basis. There can be no assurance that the Company will effectively respond to the technological changes in its market segments.

POTENTIAL RISK OF PRODUCT LIABILITY

     Because many of the Company's products provide critical performance attributes to its customers' products, the sale of such products entails risk of product liability claims. A successful product liability claim (or series of claims) against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations.

CYCLICALITY

     Demand for many of the Company's products is cyclical in nature and subject to changes in general economic conditions. Sales to the building and construction market are driven by trends in commercial and residential construction, housing starts, and trends in residential repair and remodeling. Sales to the automotive industry are also cyclical in nature.

COMPETITION

     The Company competes with a wide variety of specialty chemical manufacturers. Certain of the Company's principal competitors are less highly leveraged than the Company and have greater financial resources than the Company. Accordingly, such competitors may be better able to withstand volatility within industries and throughout the economy as a whole while retaining significantly greater operating and financial flexibility than the Company. In addition, a number of the Company's niche product applications are customized or sold into selected specialized markets. There can be no assurance that these specialized markets will not attract additional competitors that could have greater financial, technological, manufacturing and marketing resources than the Company. See "Business -- Competition."

DEPENDENCE ON KEY PERSONNEL

     The success of the Company's business is dependent upon the continued services of its Chairman, President and Chief Executive Officer, Robert B. Covalt, and other key officers and employees. The loss of Mr. Covalt or such other key personnel due to death, disability or termination of employment could have a material adverse effect on the Company's financial position and results of operations.

CONTROLLING STOCKHOLDERS

     All of the capital stock of the Company is owned by the Parent Partnership, and FCEC, its affiliates and Mr. Covalt control approximately 63.6% of the voting stock of the general partner of the Parent Partnership. As a result, they are able to direct the election of the members of the Board of Directors of the Company and therefore direct the management and policies of the Company. Their interests may differ from the interests of holders of the Exchange Notes. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions."

ENVIRONMENTAL MATTERS

     The Company is subject to extensive laws and regulations pertaining to the discharge of materials into the environment, the handling and disposal of solid and hazardous wastes, and the remediation of contamination, and otherwise relating to health, safety and protection of the environment ("Environmental Laws"). As such, the Company's operations and the environmental condition of its real property could give rise to liabilities under Environmental Laws, and there can be no assurance that material costs will not be incurred in connection with such liabilities. There are certain conditions at the Company's facilities which will require environmental remediation. While the Company believes that any costs relating to such remediation that are not covered by indemnification or insurance will not be material, no assurance to such effect can be given. Environmental Laws are constantly evolving and it is impossible to predict accurately the effect they may have upon the capital expenditures, earnings or competitive position of the Company in the future. Should Environmental Laws become more stringent, the cost of compliance would increase. If the Company cannot pass on future costs to its customers, such increases may have an adverse effect on the Company's financial condition or results of operations. See "Business -- Environmental Matters."

FRAUDULENT TRANSFER CONSIDERATIONS

     The incurrence of indebtedness by a Guarantor under its Guaranty may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of such Guarantor. Under these laws, if in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of a Guarantor, a court were to find that, at the time such Guarantor incurred indebtedness under its Guaranty, (i) such Guarantor incurred such indebtedness with the intent of hindering, delaying or defrauding current or future creditors or (ii) (a) such Guarantor received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b) such Guarantor (1) was insolvent or was rendered insolvent by reason of such incurrence, (2) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), then such court could avoid or subordinate the amounts owing under such Guaranty to presently existing and future indebtedness of such Guarantor and take other actions detrimental to the holders of the Exchange Notes.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, a Guarantor would be considered insolvent if, at the time it incurred the indebtedness, either (i) the sum of its debts (including contingent liabilities) is greater than its assets, at a fair valuation, or (ii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether a Guarantor was solvent at the relevant time, or whether, whatever standard was used, a Guaranty would not be avoided or further subordinated on the grounds set forth above. Counsel for the Company and counsel for the Initial Purchasers will not express any opinion as to the applicability of federal or state fraudulent transfer and conveyance laws.

     The Company believes that at the time the indebtedness constituting the Guaranties will be incurred, each Guarantor (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its businesses effectively and (c) incurring debts within its ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against it in any pending action. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The market for Old Notes not tendered for exchange in the Exchange Offer is likely to be more limited than the existing market for such notes. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchaser has advised the Company that it currently intends to make a market in the Exchange

Notes, but it is not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

     If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

     Issuance of the Exchange Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal (or Agent's Message) and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

     The gross proceeds of $125.0 million from the sale of the Old Notes in the Initial Offering were used, together with the $33.8 million proceeds from the Equity Contribution and the borrowing of $30.0 million under the Senior Credit Facility, to pay the cash purchase price of the Acquisition, to consummate the Refinancing and to pay related fees and expenses. See "Summary -- The Transactions" and "Description of Senior Credit Facility."

                                 CAPITALIZATION

     The following table sets forth the unaudited pro forma capitalization of the Company as of June 30, 1997 after giving effect to the Transactions, assuming the Transactions were consummated on such date. The information in this table should be read in conjunction with "Unaudited Pro Forma Financial Statements," "Use of Proceeds" and "Description of Senior Credit Facility" and the financial statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                                             PRO FORMA AS OF
                                                                              JUNE 30, 1997
                                                                          ----------------------
                                                                          (DOLLARS IN THOUSANDS)
Long-term debt (including current maturities):
  Senior Credit Facility:
     Revolving Credit Facility(1).......................................        $       --
     Term Loan..........................................................            30,000
  Senior Subordinated Notes due 2007....................................           125,000
  Other(2)..............................................................             3,763
                                                                          ----------------------
     Total long-term debt...............................................           158,763
  Stockholder's equity..................................................            52,214
                                                                          ----------------------
  Total capitalization..................................................        $  210,977
                                                                          ==================

------------------------
(1) The Revolving Credit Facility provides for borrowing of up to $30.0 million, subject to borrowing base availability. On a pro forma basis as of June 30, 1997, the Company would have had available $30.0 million under the Revolving Credit Facility.

(2) Consists of capital lease obligations.

                       SELECTED HISTORICAL FINANCIAL DATA

THE COMPANY

     The selected information below presents the financial information of the Company and its predecessor for the periods indicated. The data for the years ended December 31, 1994 and 1995 and the three months ended March 31, 1996 are derived from the audited financial statements of SIA Adhesives (the "Predecessor"). The data for the period ended December 31, 1996 are derived from the audited financial statements of the Parent Partnership. The data for the six months ended June 30, 1997 are derived from the unaudited financial statements of the Parent Partnership which, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. The data for the years ended December 31, 1992 and 1993 are derived from the unaudited financial statements of the Predecessor. The following information should only be read in conjunction with the audited and unaudited consolidated financial statements of the Company, and the notes thereto, "Unaudited Pro Forma Financial Statements," and "Management's Discussion and Analysis of Results of Operations and Financial Condition," all included elsewhere herein.

                                                                                              THE COMPANY
                                                    PREDECESSOR                         ------------------------
                               -----------------------------------------------------
                                                                             THREE          NINE          SIX
                                                                            MONTHS         MONTHS        MONTHS
                                                                             ENDED         ENDED         ENDED
                                       YEAR ENDED DECEMBER 31,             MARCH 31,    DECEMBER 31,    JUNE 30,
                               ----------------------------------------    ---------    ------------    --------
                                1992       1993       1994       1995        1996           1996          1997
                               -------    -------    -------    -------    ---------    ------------    --------
                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net sales...................   $18,162    $18,823    $20,100    $21,129     $ 5,410       $ 37,792      $ 43,159
Cost of goods sold..........    12,392     12,817     13,498     13,734       3,580         26,637        30,439
                               -------    -------    -------    -------     -------        -------       -------
Gross profit................     5,770      6,006      6,602      7,395       1,830         11,155        12,720
Selling, general and
  administrative expense....     6,286      6,702      6,362      5,633       1,603          9,613         9,047
                               -------    -------    -------    -------     -------        -------       -------
Operating income (loss).....      (516)      (696)       240      1,762         227          1,542         3,673
Interest expense............        --         --         --         --          --          1,666         1,861
                               -------    -------    -------    -------     -------        -------       -------
Income (loss) before income
  taxes and extraordinary
  item......................      (516)      (696)       240      1,762         227           (124)        1,812
Income taxes(1).............      (206)      (278)        96        705          91            (99)          (75)
                               -------    -------    -------    -------     -------        -------       -------
Income (loss) before
  extraordinary item........      (310)      (418)       144      1,057         136            (25)        1,737
Extraordinary item(2).......        --         --         --         --          --           (281)           --
                               -------    -------    -------    -------     -------        -------       -------
Net income (loss)...........   $  (310)   $  (418)   $   144    $ 1,057     $   136       $   (306)     $  1,737
                               =======    =======    =======    =======     =======        =======       =======
BALANCE SHEET DATA
  (END OF PERIOD):
Working capital.............   $(8,828)   $(7,214)   $(5,988)   $ 1,786     $(5,019)      $ 11,936      $ 13,540
Total assets................     8,800     10,024     10,281      9,394       9,612         69,960        70,918
Total indebtedness..........        --         --         --         --          --         41,652        40,745
Stockholder's equity........       970        696        144      7,013         136         17,444        19,006
OTHER FINANCIAL DATA:
Capital expenditures........   $   422    $   770    $   655    $   106     $   131       $    555      $  1,127
Ratio of earnings (loss) to
  fixed charges(3)..........     (38.7)     (52.5)      17.0      136.5        58.7            0.9           2.0

                See Notes to Selected Historical Financial Data

        THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT
                        TO RULE 901(d) OF REGULATION S-T
================================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [  ]



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

New York                                                     13-5160382
(State of incorporation                                      (I.R.S. employer
if not a U.S. national bank)                                 identification no.)

48 Wall Street, New York, N.Y.                                    10286
(Address of principal executive offices)                          (Zip code)



                       SOVEREIGN SPECIALTY CHEMICALS, INC.
                             PIERCE & STEVENS CORP.
                               SIA ADHESIVES, INC.
                               OSI SEALANTS, INC.
                          MERCER PRODUCTS COMPANY, INC.
                             TANNER CHEMICALS, INC.
               (Exact name of obligor as specified in its charter)

Delaware                                                    36-4176637
New York                                                    31-1557383
Delaware                                                    16-0951610
Illinois                                                    36-2361148
New Jersey                                                  02-0352196
New Hampshire                                               22-3061500
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

225 West Washington Street
Chicago, Illinois                                                 60606
(Address of principal executive offices)                          (Zip code)

                             ----------------------

               9 1/2% Senior Subordinated Notes due 2007, Series B
                       (Title of the indenture securities)

================================================================================

1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

      (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

-----------------------------------------------------------------------------------------------
                  Name                                        Address
-----------------------------------------------------------------------------------------------

      Superintendent of Banks of the State of               2 Rector Street, New York,
      New York                                              N.Y.  10006, and Albany, N.Y. 12203

      Federal Reserve Bank of New York                      33 Liberty Plaza, New York,
                                                            N.Y.  10045

      Federal Deposit Insurance Corporation                 Washington, D.C.  20429

      New York Clearing House Association                   New York, New York   10005

      (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

      Yes.

2.    AFFILIATIONS WITH OBLIGOR.

      IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

      None.

16.   LIST OF EXHIBITS.

      EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

      1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

      4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

      6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

      7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE



      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 31st day of October, 1997.


                                            THE BANK OF NEW YORK



                                            By:     /S/MARY LAGUMINA
                                                    ------------------------
                                                Name:  MARY LAGUMINA
                                                Title: ASSISTANT VICE PRESIDENT

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                     of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
ASSETS                                                        in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                         $ 7,769,502

  Interest-bearing balances ..........                           1,472,524
Securities:
  Held-to-maturity securities ........                           1,080,234
  Available-for-sale securities ......                           3,046,199
Federal funds sold and Securities pur-
chased under agreements to resell......                          3,193,800
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................                                    35,352,045
  LESS: Allowance for loan and
    lease losses ..............                                    625,042
  LESS: Allocated transfer risk
    reserve........................                                    429
    Loans and leases, net of unearned
    income, allowance, and reserve                              34,726,574
Assets held in trading accounts ......                           1,611,096
Premises and fixed assets (including
  capitalized leases) ................                             676,729
Other real estate owned ..............                              22,460
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                             209,959
Customers' liability to this bank on
  acceptances outstanding ............                           1,357,731
Intangible assets ....................                             720,883
Other assets .........................                           1,627,267
                                                               -----------
Total assets .........................                         $57,514,958
                                                               ===========

LIABILITIES
Deposits:
  In domestic offices ................                         $26,875,596
  Noninterest-bearing ......                                    11,213,657
  Interest-bearing .........                                    15,661,939
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                          16,334,270
  Noninterest-bearing .........                                    596,369
  Interest-bearing .........                                    15,737,901
Federal funds purchased and Securities
  sold under agreements to repurchase.                           1,583,157
Demand notes issued to the U.S.
  Treasury ...........................                             303,000
Trading liabilities ..................                           1,308,173
Other borrowed money:
  With remaining maturity of one year
    or less ..........................                           2,383,570
  With remaining maturity of more than
one year through three years..........                                   0
  With remaining maturity of more than
    three years .........................                           20,679
Bank's liability on acceptances exe-
  cuted and outstanding ..............                           1,377,244
Subordinated notes and debentures ....                           1,018,940
Other liabilities ....................                           1,732,792
                                                               -----------
Total liabilities ....................                          52,937,421
                                                               -----------

EQUITY CAPITAL
Common stock ........................                            1,135,284
Surplus .............................                              731,319
Undivided profits and capital
  reserves ..........................                            2,721,258
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                                1,948
Cumulative foreign currency transla-
  tion adjustments ..................                         (    12,272)
                                                              ------------
Total equity capital ................                            4,577,537
                                                               -----------
Total liabilities and equity
  capital ...........................                          $57,514,958
                                                               ===========

    I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                         Robert E. Keilman

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

          [  ]
    Alan R. Griffith    [  ]
    J. Carter Bacot     [  ]
    Thomas A. Renyi     [  ]     Directors
                        [  ]

                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(1) Income taxes for the nine months ended December 31, 1996 and six months ended June 30, 1997 relate to taxable income of Pierce & Stevens. Income of SIA Adhesives, a limited liability company, and the Parent Partnership (whose financial data is included for the Company) is taxed at the member or partner, as the case may be, level and, as such, no income taxes are reflected. After the Transactions, the Company and SIA Adhesives became subchapter C corporations and became subject to corporate level income taxes.

(2) Extraordinary item relates to the write-off of deferred financing costs associated with the early extinguishment of debt.

(3) Ratio of earnings to fixed charges represents income before income taxes, interest and other fixed charges divided by interest expense and other fixed charges. Fixed charges consist of (i) interest, (ii) amortization of debt issuance costs and (iii) the interest portion of rental expense.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements (the "Pro Forma Financial Statements") are based on the historical financial statements of the Company included elsewhere in this Offering Memorandum.

     The unaudited pro forma balance sheet has been prepared to give effect to the Acquisition of the Division as though it was consummated on June 30, 1997. The unaudited pro forma statement of operations for the year ended December 31, 1996 gives effect to the acquisitions of SIA Adhesives, Pierce & Stevens and the Division as though each of the acquisitions was consummated on January 1, 1996. The unaudited pro forma statement of operations for the six months ended June 30, 1997 gives effect to the Acquisition of the Division as though it was consummated on January 1, 1997. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The acquisitions of SIA Adhesives and Pierce & Stevens have been, and the acquisition of the Division will be, accounted for using the purchase method of accounting. Allocations of the purchase price of the SIA Adhesives and Pierce & Stevens acquisitions were based upon independent appraisals. The allocation of the purchase price of the Division has been determined based upon preliminary independent appraisals and other estimates of fair value and are subject to change.

     The Pro Forma Financial Statements do not purport to be indicative of the results that would have been obtained had such transactions described above occurred as of the assumed dates. In addition, the Pro Forma Financial Statements do not purport to project the Company's results of operations for any future date or period.

     The Pro Forma Financial Statements do not include all adjustments to operations for operating efficiencies that were identified by management in connection with the acquisition of the Division. See "Business -- Business Strategy."

     The Unaudited Pro Forma Financial Statements should be read in conjunction with the financial statements of the Company, SIA Adhesives, Pierce & Stevens and the Division, and the notes thereto, included elsewhere herein.

                      SOVEREIGN SPECIALTY CHEMICALS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                     COMBINED           PRO FORMA
                                                   HISTORICAL(1)       ADJUSTMENTS         TOTAL
                                                   -------------       -----------        --------
ASSETS
Current assets:
  Cash and cash equivalents......................    $   2,433          $   1,600(2)      $  4,033
  Accounts receivable, net.......................       30,213                 --           30,213
  Inventories....................................       20,873                 --           20,873
  Other current assets...........................        5,132                 --            5,132
                                                   -------------       -----------        --------
     Total current assets........................       58,651              1,600           60,251
Property, plant, and equipment, net..............       46,052              6,892(2)        52,944
Goodwill, net....................................       37,549             82,383(2)       119,932
Other assets.....................................        1,208             10,544(3)        11,752
                                                   -------------       -----------        --------
  Total assets...................................    $ 143,460          $ 101,419         $244,879
                                                    ==========         ==========         =========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable...............................    $  19,336          $      --         $ 19,336
  Accrued and other expenses.....................        6,343                 --            6,343
  Current portion of long-term obligations.......        2,168                 --            2,168
                                                   -------------       -----------        --------
Total current liabilities........................       27,847                 --           27,847
Long-term debt obligations, less current
  portion........................................       81,553             75,042(4)       156,595
Other long-term liabilities......................        5,732              2,491(5)(7)      8,223
Stockholder's equity:
  Common stock...................................       17,575             34,309(5)(6)     51,884
  Retained earnings..............................       10,753            (10,423)(2)(3)       330
                                                   -------------       -----------        --------
     Total stockholder's equity..................       28,328             23,886           52,214
                                                   -------------       -----------        --------
     Total liabilities and stockholder's
       equity....................................    $ 143,460          $ 101,419         $244,879
                                                    ==========         ==========         =========

                      SOVEREIGN SPECIALTY CHEMICALS, INC.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(1) The combined historical data gives pro forma effect to the Acquisition (exclusive of the adjustments set forth under "Pro Forma Adjustments") and was derived from unaudited interim financial statements of the Company and the Division included elsewhere herein.

                                                                  COMPANY        THE       COMBINED
                                                                 HISTORICAL    DIVISION    HISTORICAL
                                                                 ----------    --------    --------
    ASSETS
    Current assets:
      Cash and cash equivalents...............................    $   1,028    $  1,405    $  2,433
      Accounts receivable, net................................       12,708      17,505      30,213
      Inventories.............................................       10,010      10,863      20,873
      Other current assets....................................        2,277       2,855       5,132
                                                                 ----------    --------    --------
           Total current assets...............................       26,023      32,628      58,651
    Property, plant, and equipment, net.......................       26,915      19,137      46,052
    Goodwill, net.............................................       16,772      20,777      37,549
    Other assets..............................................        1,208          --       1,208
                                                                 ----------    --------    --------
      Total assets............................................    $  70,918    $ 72,542    $143,460
                                                                   ========    ========    =========
    LIABILITIES AND STOCKHOLDER'S EQUITY
    Current liabilities:
      Accounts payable........................................    $   6,762    $ 12,574    $ 19,336
      Accrued and other expenses..............................        3,624       2,719       6,343
      Current portion of long-term obligations................        2,097          71       2,168
                                                                 ----------    --------    --------
         Total current liabilities............................       12,483      15,364      27,847
    Long-term debt obligations, less current portion..........       38,648      42,998      81,553
    Other long-term liabilities...............................          781       4,858       5,732
    Stockholder's equity:
      Common stock............................................       17,575          --      17,575
      Retained earnings.......................................        1,431       9,322      10,753
                                                                 ----------    --------    --------
         Total stockholder's equity...........................       19,006       9,322      28,328
                                                                 ----------    --------    --------
         Total liabilities and stockholder's equity...........    $  70,918    $ 72,542    $143,460
                                                                   ========    ========    =========

(2) The acquisition of the Division will be accounted for as a purchase in accordance with Accounting Principles Board Option No. 16, "Business Combinations." The purchase price is being allocated to tangible and identifiable intangible assets and liabilities based upon preliminary estimates of their fair values, with the excess of purchase price over fair value allocated to goodwill. Fair value was determined based upon preliminary independent appraisals and other estimates and is subject to change. The allocation of the increase in basis is as follows:

        Purchase price....................................................   $138,000
        Book value of net assets acquired(i)..............................     48,725
                                                                             --------
          Increase in basis...............................................   $ 89,275
                                                                             =========
        Allocation of increase in basis:
          Increase in value of property, plant and equipment..............   $  6,892
          Goodwill........................................................     82,383
                                                                             --------
                                                                             $ 89,725
                                                                             =========

     (i) Comprised of total assets of $72.5 million less liabilities assumed of $23.8 million as of June 30, 1997.

(3) Adjustment reflects the capitalized debt issuance costs in connection with the offering of the Notes and the Senior Credit Facility of $11.6 million, net of $1.1 million of capitalized deferred financing costs written off upon the Refinancing.

(4) Adjustment reflects the increase in long-term debt associated with (i) the Notes of $125.0 million and (ii) the Senior Credit Facility of $30.0 million as reduced for the repayment of existing indebtedness of (x) $40.6 million pursuant to the refinancing and (y) the retention by Laporte of $39.4 million of indebtedness of the Division.

(5) Adjustment reflects minority interests of $0.5 million in SIA Adhesives and Pierce & Stevens owned by management which will be contributed to the Company in exchange for equity in the Parent Partnership in connection with the Transactions.

(6) Adjustment reflects the Equity Contribution of $33.8 million.

(7) Adjustment reflects an additional liability of $3.0 million related to potential environmental costs which will offset the 8.0% $3.0 million junior subordinated note of the Parent Partnership issued to Laporte.

                      SOVEREIGN SPECIALTY CHEMICALS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                      COMBINED          PRO FORMA
                                                    HISTORICAL(1)      ADJUSTMENTS       TOTAL
                                                    -------------      -----------      --------
Net sales.........................................    $ 199,243         $      --       $199,243
Cost of goods sold................................      142,703               (89)(2)    142,614
                                                    -------------      -----------      --------
Gross profit......................................       56,540                89         56,629
Selling, general and administrative expense.......       42,355             5,096(3)      47,451
                                                    -------------      -----------      --------
Operating income..................................       14,185            (5,007)         9,178
Interest expense..................................        6,137             9,624(4)      15,761
                                                    -------------      -----------      --------
Income before income taxes........................        8,048           (14,631)        (6,583)
Income taxes......................................        4,031            (3,340)(5)        691
                                                    -------------      -----------      --------
Income (loss) from continuing operations..........    $   4,017         $ (11,291)      $ (7,274)
                                                     ==========        ==========       =========

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(1) The combined historical data gives pro forma effect to the acquisition of SIA Adhesives, Pierce & Stevens and the Division (exclusive of the adjustments set forth under "Pro Forma Adjustments") and was derived from audited historical statements of operations of the Company, SIA Adhesives, Pierce & Stevens and the Division, all included elsewhere herein.

                                                              SIA      PIERCE &                   COMBINED
                                             THE COMPANY   ADHESIVES   STEVENS    THE DIVISION   HISTORICAL
                                             -----------   ---------   --------   ------------   ----------
     Net sales.............................    $37,792      $ 5,410    $ 36,823     $119,218      $ 199,243
     Cost of goods sold....................     26,637        3,580      29,979       82,507        142,703
                                             -----------   ---------   --------   ------------   ----------
     Gross profit..........................     11,155        1,830       6,844       36,711         56,540
     Selling, general and administrative
       expenses............................      9,613        1,603       5,335       25,804         42,355
                                             -----------   ---------   --------   ------------   ----------
     Operating income......................      1,542          227       1,509       10,907         14,185
     Interest expense......................      1,666           --           9        4,462          6,137
                                             -----------   ---------   --------   ------------   ----------
     Income (loss) before income taxes.....       (124)         227       1,500        6,445          8,048
     Income taxes..........................        (99)          91         537        3,502          4,031
                                             -----------   ---------   --------   ------------   ----------
     Net income (loss) from continuing
       operations..........................    $   (25)     $   136    $    963     $  2,943      $   4,017
                                             ===========   ========     =======   ==========       ========

(2) Adjustment reflects the reduction in certain raw material costs as a result of the consolidation of purchases under the more favorable of the existing contracts of either the Company or the Division.

(3) Adjustments reflect the following:

     Amortization of goodwill(i).......................................................   $6,236
     Elimination of certain management positions(ii)...................................     (600)
     Savings associated with the change to certain employee benefits of the Division in
       connection with the Acquisition(iii)............................................     (540)
                                                                                          ------
                                                                                          $5,096
                                                                                          ======

     (i) Adjustment reflects the incremental goodwill amortization associated with the acquisitions of SIA Adhesives, Pierce & Stevens and the Division as if such acquisitions had occurred on January 1, 1996. For pro forma purposes, goodwill is being amortized over a period of 15 years.

     (ii) Adjustment reflects the elimination of certain management positions of the Division that are redundant with existing positions of the Company.

     (iii) Adjustment reflects savings related to the transfer of certain employee benefits of the Division to Company plans.

(4) Interest expense has been adjusted to reflect the increase in interest expense associated with the Notes and the Senior Credit Facility (net of the elimination of historical interest in connection with the Refinancing) as if the Transactions had been consummated as of the beginning of the period.

     Senior Credit Facility:
       Term Loan at 8.25%.............................................................   $ 2,475
     Senior Subordinated Notes due 2007 at 9.5%.......................................    11,875
     Amortization of deferred financing costs, net (i)................................       904
     Elimination of historical interest...............................................    (5,630)
                                                                                         -------
                                                                                         $ 9,624
                                                                                         =======

     (i) Adjustment reflects amortization of the capitalized debt issuance costs of $970 incurred in connection with the financing of the Transaction. For pro forma purposes, deferred financing costs are being amortized, as interest expense, over a period of 10 years. The adjustment is offset by $66 related to the amortization of deferred financing costs written off in the Refinancing.

(5) Gives effect to decreased income taxes as a result of an income tax benefit of $3,382 associated with the increase in interest expense and other pro forma adjustments (net of nondeductible goodwill amortization) related to the Transactions, partially offset by income tax expense of $42 resulting from the Company becoming a C corporation in connection with the Transactions, in each case at an effective tax rate of 40%.

                      SOVEREIGN SPECIALTY CHEMICALS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                       COMBINED          PRO FORMA
                                                     HISTORICAL(1)      ADJUSTMENTS          TOTAL
                                                     -------------      -----------         --------
Net sales.........................................     $ 105,362         $      --          $105,362
Cost of goods sold................................        73,089               (45)(2)        73,044
                                                     -------------      -----------         --------
Gross profit......................................        32,273                45            32,318
Selling, general and administrative expenses......        21,289             2,321(3)         23,610
                                                     -------------      -----------         --------
Operating income..................................        10,984            (2,276)            8,708
Interest expense..................................         3,789             4,177(4)          7,966
                                                     -------------      -----------         --------
Income before income taxes........................         7,195            (6,453)              742
Income taxes......................................         2,545            (1,106) (5)        1,439
                                                     -------------      -----------         --------
Net income (loss) from continuing operations......     $   4,650         $  (5,347)         $   (697)
                                                      ==========        ==========          =========

         NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT OF OPERATIONS

(1) The combined historical data gives pro forma effect to the Acquisition (exclusive of the adjustments set forth under "Pro Forma Adjustments") and was derived from the unaudited interim financial statements of operations of the Company and the Division, all included elsewhere herein.

                                                                                             COMBINED
                                                              THE COMPANY    THE DIVISION    HISTORICAL
                                                              -----------    ------------    --------
    Net sales................................................   $43,159        $ 62,203      $105,362
    Cost of goods sold.......................................    30,439          42,650        73,089
                                                              -----------    ------------    --------
    Gross profit.............................................    12,720          19,553        32,273
    Selling, general and administrative expenses.............     9,047          12,242        21,289
                                                              -----------    ------------    --------
    Operating income.........................................     3,673           7,311        10,984
    Interest expense.........................................     1,861           1,928         3,789
                                                              -----------    ------------    --------
    Income before income taxes...............................     1,812           5,383         7,195
    Income taxes.............................................        75           2,470         2,545
                                                              -----------    ------------    --------
    Net income from continuing operations....................   $ 1,737        $  2,913      $  4,650
                                                              ===========    ==========      ========

(2) Adjustment reflects the reduction in certain raw material costs as a result of the consolidation of purchases under the more favorable of the existing contracts of either the Company or the Division.

(3) Adjustments reflect the following:

    Amortization of goodwill(i)........................................................   $2,991
    Elimination of certain management positions(ii)....................................     (400)
    Savings associated with the change to certain employee benefits of the Division in
      connection with the Acquisition(iii).............................................     (270)
                                                                                          ------
                                                                                          $2,321
                                                                                          ======

     (i) Adjustment reflects the incremental goodwill amortization associated with the acquisition of the Division as if the Acquisition had occurred on January 1, 1997. For pro forma purposes, goodwill is being amortized over a period of 15 years.

     (ii) Adjustment reflects the elimination of certain management positions of the Division that are redundant with existing positions of the Company.

     (iii) Adjustment reflects savings related to the transfer of certain employee benefits of the Division to Company plans.

(4) Interest expense has been adjusted to reflect the increase in interest expense associated with the Notes and the Senior Credit Facility (net of the elimination of historical interest in connection with the Refinancing) as if the Transactions had been consummated as of the beginning of the period.

    Senior Credit Facility:
      Term Loan at 8.25%..............................................................   $ 1,238
    Senior Subordinated Notes due 2007 at 9.5%........................................     5,938
    Amortization of deferred financing costs, net(i)..................................       536
    Elimination of historical interest................................................    (3,535)
                                                                                         -------
                                                                                         $ 4,177
                                                                                         =======

     (i) Adjustment reflects amortization of the capitalized debt issuance costs of $580 incurred in connection with the financing of the Transaction. For pro forma purposes, deferred financing costs are being amortized, as interest expense, over a period of 10 years. The adjustment is offset by $44 related to the amortization of deferred financing costs written off in the Refinancing.

(5) Gives effect to decreased income taxes as a result of a tax benefit of $1,385 associated with the increase in interest expense and other pro forma adjustments (net of nondeductible goodwill amortization) related to the Transactions, partially offset by an income tax expense of $279 resulting from the Company becoming a C corporation in connection with the Transactions, in each case at an effective tax rate of 40%.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

     The Company was formed by Robert B. Covalt, FCEC and other investors to acquire and consolidate specialty chemical businesses in the highly fragmented adhesives, sealants and coatings industry. The Company began operations in March 1996 with the acquisition of SIA Adhesives, a manufacturer of specialty adhesives used primarily in the automotive, aerospace and general industrial markets. In August 1996, the Company acquired Pierce & Stevens, a developer and manufacturer of specialty coatings and adhesives for performance-oriented niche applications. On August 5, 1997, the Company acquired the Division from Laporte.

HISTORICAL RESULTS OF OPERATIONS

Historical Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

     Net Sales. Net sales for the six months were $43.2 million, an increase of $32.1 million, or 290.6%, over the comparable period in 1996, primarily as a result of the acquisition of Pierce & Stevens in August, 1996. Excluding the acquisition, net sales increased $0.7 million as a result of increased sales of aerospace adhesives resulting from strong levels of commercial aircraft production. The increase in net sales was partially offset by reduced sales of automotive pressure sensitive adhesives.

     Cost of Goods Sold. Cost of goods sold for the six months was $30.4 million, an increase of $23.4 million, or 331.3%, over the comparable period in 1996. As a percentage of net sales, cost of goods sold increased to 70.5% for the first six months of 1997 from 63.9% in the first six months of 1996 as a result of the inclusion of the generally lower gross margin Pierce & Stevens business in the first quarter of 1997, partially offset by increased sales of higher margin aerospace adhesives.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the first six months of 1997 were $9.0 million, representing a $6.2 million, or 213.3%, increase over the comparable period in 1996. As a percentage of net sales, selling, general and administrative expenses decreased to 21.0% in the first six months of 1997 from 26.1% in the first six months of 1996 as a result of the inclusion of results of Pierce & Stevens, which has generally lower selling, general and administrative expenses as a percentage of sales.

     Net Income. Net income for the first six months of 1997 was $1.7 million representing a $1.2 million, or 199.0%, increase over the comparable period in 1996. This increase was the result of the factors discussed above.

Historical 1996 Compared to Historical 1995

     Net Sales. Net sales for 1996 were $43.2 million, representing a $22.1 million, or 104.5%, increase over 1995. This increase was due to the acquisition of Pierce & Stevens in August, 1996 which contributed $22.0 million in sales for the period.

     Cost of Goods Sold. Cost of goods sold for 1996 was $30.2 million, representing a $16.5 million, or 120.0%, increase over 1995. This increase was primarily due to the acquisition of Pierce & Stevens in August, 1996. As a percentage of net sales, cost of goods sold increased to 69.9% in 1996 from 65.0% in 1995, primarily due to the addition of the generally lower gross margin Pierce & Stevens products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses in 1996 were $11.2 million, representing a $5.6 million, or 99.1%, increase over 1995. This increase was primarily attributable to the acquisition of Pierce & Stevens in August, 1996. As a percentage of net sales, selling, general and administrative expenses decreased to 26.0% in 1996 from 26.7% in 1995 as a result of the lower level of selling, general and administrative expenses as a percentage of net sales at Pierce & Stevens.

     Net Income. Net income for 1996 was $(0.2) million, representing a $0.9 million decrease from 1995. As a percentage of net sales, net income decreased to (0.3)% in 1996 from 5.0% in 1995. This decrease was the result of the factors discussed above as well as increased interest expense of $1.7 million and an extraordinary loss of $0.3 million due to the refinancing resulting from the acquisition of Pierce & Stevens in August, 1996.

Historical 1995 Compared to Historical 1994

     Net Sales. Net sales in 1995 were $21.1 million, representing an increase of $1.0 million, or 5.1%, over 1994. This increase was attributable to sales of a new aerospace adhesive, increased sales resulting from qualifications from certain commercial aircraft manufacturers and sales of interior automotive adhesives as a result of new marketing programs.

     Cost of Goods Sold. Cost of goods sold in 1995 was $13.7 million, representing an increase of $0.2 million, or 1.7%, over 1994. As a percentage of net sales, cost of goods sold decreased to 65.0% in 1995 from 67.2% in 1994, resulting from sales of higher gross margin aerospace adhesives, as well as the elimination of four manufacturing positions.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses in 1995 were $5.6 million, representing a decrease of $0.7 million, or 11.5%, from 1994. As a percentage of net sales, selling, general and administrative expenses decreased to 26.7% in 1995 from 31.7% in 1994 as a result of a reorganization of selling, marketing, technical and administration functions resulting in the elimination of twelve positions.

     Net Income. Net income for 1995 was $1.1 million, representing a $0.9 million, or 634%, increase from 1994. As a percentage of net sales, net income increased to 5.0% in 1995 from 0.7% in 1994. This was the result of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     Interest payments on the Notes and under the Senior Credit Facility and amortization of the Term Loan represent significant obligations of the Company. The Notes require semiannual interest payments, interest on loans under the Senior Credit Facility is due quarterly and the Term Loan will require quarterly amortization payments commencing in September 1998. The Company's remaining liquidity demands relate to capital expenditures and working capital needs. For the year ended December 31, 1996, the Company spent on a pro forma basis $2.7 million on capital projects. The Company anticipates capital expenditures totaling $6.0 million in 1997, $2.3 million of which relates to environmental expenditures for which the Company expects to be indemnified pursuant to acquisition agreements. Of this amount, $1.1 million had been spent through June 30, 1997. Exclusive of the impact of any future acquisitions, the Company does not expect its capital expenditure requirements to increase materially in the foreseeable future.

     The Company's primary sources of liquidity are cash flows from operations and borrowings under the Senior Credit Facility. The Revolving Credit Facility will provide the Company with $30.0 million of borrowings, subject to availability under the borrowing base. At June 30, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have been able to borrow $30.0 million under the Revolving Credit Facility. See "Description of Senior Credit Facility." The Company believes that, based on current and anticipated financial performance, cash flow from operations and borrowings under the Revolving Credit Facility will be adequate to meet anticipated requirements for capital expenditures, working capital and scheduled interest payments (including interest payments on the Notes and amounts outstanding under the Senior Credit Facility). However, the Company's capital requirements may change, particularly if the Company should complete any additional material acquisitions. The ability of the Company to satisfy its capital requirements will be dependent upon the future financial performance of the Company, which in turn will be subject to general economic conditions and to financial, business and other factors, including factors beyond the Company's control.

     The Company's future operating performance and ability to repay or refinance the Notes will also be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See "Risk Factors -- Substantial Leverage and Debt Service Obligations."

     The Company is considering selling certain businesses which are not part of its four main business segments. If such sales were to occur, the proceeds would be used to repay debt or would be reinvested in core businesses.

INFLATION

     The Company does not believe that inflation has had a material impact on its financial position or results of operations.

                                    BUSINESS

COMPANY OVERVIEW

     The Company is a leading developer, producer and distributor of a wide variety of adhesives, sealants and coatings utilized in numerous industrial and commercial applications. The Company's broad line of over 1,300 products is sold to more than 6,000 customers. The Company's products are frequently designed in cooperation with its customers to meet unique specifications, resulting in a significant number of primary supplier relationships. Many of the Company's products provide critical performance attributes to its customers' products but represent only a small portion of total costs. The Company focuses on select value-added niche markets in which it has strong market positions and advantages in product development, manufacturing and distribution. The Company markets its products to four primary business segments: Housing Repair, Remodeling and Construction; Industrial; Graphic Arts; and Flexible Packaging. On a pro forma basis for the year ended December 31, 1996 and the six months ended June 30, 1997, the Company had net sales of $199.2 million and $105.4 million, respectively.

COMPETITIVE STRENGTHS

     The Company believes it benefits from the following competitive strengths, which have enabled it to expand its penetration of existing customers and markets, establish new customer relationships, enter new markets and develop additional products and applications.

     Leadership Positions in Selected Markets. The Company's customer-driven product development, reputation for quality and high levels of customer service have allowed it to achieve strong market positions and brand name recognition in its markets. Management believes that over 50% of the Company's pro forma net sales in 1996 were in niche markets in which the Company has either the number one or two position. The Company's brand and trade names are particularly well recognized in its target markets, and include Pierce & Stevens, OSI, Pro-Series, Polyseamseal, Miracure, Plastilock, Latiseal, Hybond, Proxseal, Magic Seal and Glaze'N Seal.

     Strong Customer Relationships. The Company's leadership position within its markets, reputation for high levels of quality and customer service, and proven product development skills have allowed it to secure strong relationships across its customer base. The Company's products are sold to and utilized by some of the world's largest companies, including The Boeing Company, Airbus Industrie, General Motors Corporation, Chrysler Corporation and Baxter International, Inc. Many of the Company's Industrial, Graphic Arts and Flexible Packaging products have been certified through intensive, customer-specific technical approval processes which greatly enhance the Company's position with such customers. The Company's relationships with retailers and professional distributors of its Housing Repair, Remodeling and Construction products are strengthened by the Company's broad product line, strong brands and reputation for quality.

     Technological Expertise. The Company is a technological leader in the manufacture and development of specialty adhesives, sealants and coatings within its market segments. The Company's technological expertise has allowed it to introduce a broad variety of new products over the past three years, which accounted for approximately $40.0 million of pro forma 1996 net sales. The Company possesses numerous customized and proprietary formulations with unique performance characteristics designed to address specific customer needs. Examples of the Company's proprietary formulations include ultraviolet cured coatings for graphic arts and adhesives used in aerospace, construction and medical packaging. The Company continually leverages its technological expertise to develop new products and additional applications for existing product formulations. In addition, the Company has enhanced its technological expertise both through cooperative research and development efforts and joint technological alliances with suppliers and customers such as E. I. du Pont de Nemours and Company, The Boeing Company, The Dow Chemical

Company, Hoechst AG, General Motors Corporation, Baxter International, Inc., Phillip Morris Corporation and BASF Corporation.

     Broad Product Offerings and Diverse Customer Base. The Company manufactures over 1,300 products sold through multiple distribution channels to over 6,000 customers in a wide variety of end-use markets. In 1996, no single customer of the Company accounted for over 3% of the Company's pro forma net sales, and the top ten customers accounted for less than 16% of the Company's pro forma net sales. This diversity of customers, products and distribution channels provides the Company with a broad base from which to grow sales and expand customer relationships, and minimizes exposure to any particular customer, economic cycle or geographic region.

     Strong Management Team. The Company has assembled a strong and experienced management team at both the corporate and operating levels. The Company's senior and operating managers, led by Robert B. Covalt, average over 26 years of experience in the specialty chemicals industry. Upon closing of the Transactions, the top managers will own, or have incentive awards to acquire approximately 19% of the Parent Partnership's equity. In addition, the Parent Partnership has reserved 4% of its equity on a fully diluted basis for future incentive awards.

BUSINESS STRATEGY

     Continued Focus on Niche Products in Attractive Markets. The Company will continue to develop product offerings for value-added end-use applications in higher growth market segments, including those for: (i) structural adhesives;
(ii) fire-retardant adhesives and coatings; (iii) food and medical packaging adhesives and coatings; and (iv) coatings which facilitate recycling and other environmentally-friendly adhesives, sealants and coatings. Management believes the Company's market leadership positions, technological expertise, and strong customer relationships provide it with advantages in the development of new products and the penetration of new markets.

     Pursue Strategic Acquisitions. The Company has successfully grown through acquisitions and intends to pursue additional strategic acquisitions that will allow it to further improve its market positions in targeted markets. Management believes that the high degree of fragmentation in the adhesives, sealants and coatings industry will continue to provide suitable acquisition candidates. Potential acquisition candidates will be evaluated based upon the ability of the Company to: (i) expand its product line; (ii) enhance its product development capabilities; (iii) market products through new or expanded distribution channels; and (iv) increase its international presence.

     Increase International Presence. The Company believes it has significant opportunities in international markets to increase sales to existing multinational customers, enter developing markets and establish new customer relationships. In October 1996, the Company appointed a Vice
President -- International with over 30 years of international sales and marketing experience in the adhesives, sealants and coatings industry. The Company intends to expand its global sales, particularly in Southeast Asia and Latin America, by: (i) increasing sales and marketing activities in targeted regions; (ii) entering into strategic alliances; and (iii) pursuing targeted acquisitions. The Company has recently established a sales office in Singapore focused on flexible packaging adhesives and has increased its sales and marketing activities in Latin America through its existing operations in Mexico.

     Achieve Significant Operating Efficiencies. The Company believes that it can achieve operating efficiencies resulting in enhanced revenue opportunities, cost savings and improved cash flow through: (i) cross-selling its expanded product line across the broader distribution and customer network which it will develop from the Acquisition; (ii) consolidating raw material purchases to increase purchasing economies of scale; (iii) reducing duplicative selling, general and administrative expenses; (iv) consolidating various compensation, benefit and insurance programs; (v) consolidating certain manufacturing and distribution operations; and (vi) lowering working capital levels by optimizing SKU counts and consolidating inventory management. The Company believes that over approximately a twelve-month period, it may realize potential cost savings from these activities of approximately $4.0 million, although no assurance can be given that such savings can be achieved.

INDUSTRY

     Total sales of adhesives, sealants and coatings in the United States were approximately $26.4 billion in 1996. Adhesives, sealants and coatings are used in a wide range of products with applications in numerous industries, including: industrial, consumer, construction, automotive, aerospace and packaging. Typical industrial applications include corrosion resistant industrial coatings, general assembly adhesives, fire-retardant textile coatings, coatings for electronic components and numerous other diverse applications. Consumer applications include various consumer-applied adhesives such as white glues, caulks and sealants, architectural coatings and miscellaneous do-it-yourself sealing applications for bathtub and kitchen fixtures. Automotive market applications include the use of primers and top coats, body sealants, structural adhesives and interior and exterior trim adhesives. Typical construction applications include contractor-applied architectural coatings, joint sealants and flooring and roofing adhesives. Packaging industry applications include carton, corrugated box and flexible consumer packaging adhesives, seam sealers and container coatings. Aerospace applications include commercial, military and general aviation coatings, composite bonding adhesives and structural epoxies.

     The U.S. adhesives, sealants and coatings industry is highly fragmented with over 500 competitors, the significant majority of which the Company believes are small, regional competitors. While smaller companies have successfully competed in niche markets, the industry is expected to consolidate as competitors seek to enhance operating efficiencies in new product development, sales and marketing, distribution, production and administrative overhead. Larger specialty competitors also benefit through a greater diversification of end-use markets, customers, technologies and geography, reducing the impact of industry or regional cyclicality.

     The U.S. adhesives, sealants and coatings industry grew from approximately $13.8 billion in 1986 to approximately $26.4 billion in 1996, representing a compound annual growth rate of 6.7%. Continued future growth is expected to result from the following factors:

     New Markets and More Stringent Demands of End Users. Adhesives and sealants are increasingly being used in new applications, particularly in the transportation and construction sectors, as end users desire simpler design and manufacture, lower costs, improved bonding, lower weight, and reduced vibration and corrosion. For example, in the bonding of automotive window glass to steel body panels, high-performance adhesives provide structural reinforcement to the adjacent steel panels, thus providing additional integrity to the car body. In highway construction, new, long-lasting sealants are replacing traditional bitumen and other materials that exhibit poor longevity.

     New Materials. The growing use of nonferrous parts (e.g., aluminum and plastics) in car bodies, appliances, buildings and other fabricated goods requires the use of adhesives that are specially formulated to bond dissimilar materials. On these substrates, traditional mechanical fasteners are frequently not suitable.

     Additional industry growth is expected to occur as a result of the increased use of adhesives, sealants and coatings in international markets. Total worldwide sales for adhesives, sealants and coatings were approximately $75.2 billion in 1996. In 1996, the United States accounted for approximately 35% of worldwide sales, while Europe accounted for approximately 40% of worldwide sales and Japan accounted for approximately 12% of worldwide sales. Sales to the remainder of the world accounted for approximately 13% of total industry sales. Developing markets are currently under-penetrated with respect to the use of adhesives, sealants and coatings. Strong growth is expected in these markets, particularly in the Far East, Eastern Europe and Latin America.

PRODUCTS AND MARKETS

     The table below sets forth the Company's principal business segments, 1996 pro forma net sales and selected product applications:

                               PRO FORMA
                                1996 NET
      BUSINESS SEGMENT           SALES                 SELECTED PRODUCT APPLICATIONS
----------------------------  ------------  ---------------------------------------------------
Housing Repair, Remodeling
  and Construction..........  $74 million   Aluminum and vinyl siding sealants Window and door
                                            sealants Tub and tile sealants Drywall and
                                            subflooring adhesives
Industrial..................  $68 million   Power staple and nail gun cartridge adhesives Fire-
                                            retardant textile adhesives and coatings Automotive
                                            structural and trim adhesives Aerospace structural
                                            adhesives Commercial insulation adhesives
Graphic Arts................  $17 million   High gloss scratch and abrasion resistant coatings
                                            used on paperback book covers, decorative
                                            packaging, annual reports, catalog covers and
                                            playing and trading cards
Flexible Packaging..........  $17 million   Blister packaging adhesives and coatings Food and
                                            product packaging adhesives and coatings Food
                                            packaging laminating adhesives

     Housing Repair, Remodeling and Construction. The Company's Housing Repair, Remodeling and Construction product offerings are primarily sealants and adhesives used in exterior and interior applications. The Company's products in this segment are marketed to defined niches in the do-it-yourself retail and professional markets. Distribution channels include professional distributors, traditional hardware stores and retail home center customers such as Loews Corp., Builder's Square, Inc. and Home Depot, Inc. The Company offers a broad range of well-established branded products including OSI and Polyseamseal for retail do-it-yourself markets and Pro-Series for professional markets.

     Industrial. The Company's Industrial product offerings consist primarily of specialty adhesives and coatings for the automotive, aerospace, manufactured housing and textile markets. Such products include: adhesives for power staple and nail gun cartridges, adhesives for carpet backing manufacturers, fire-retardant coatings for carpet and other textiles, automotive trim adhesives, commercial structural adhesives and insulation adhesives. In addition, the Company manufactures and markets Dualite, a lightweight inert filler that can both reduce the weight and enhance the strength of products to which it is added. The Company's Industrial customers include The Boeing Company, Airbus Industrie, General Motors Corporation, Chrysler Corporation, Senco Corporation, Stanley Works and Zenith Corporation.

     Graphic Arts. The Company produces a variety of high quality, high gloss scratch and abrasion resistant coatings used on paperback book covers, decorative packaging, annual reports, catalog covers, playing and trading cards and other miscellaneous items. The Company is the leading manufacturer of coatings for paperback book covers. Graphic Arts customers include printers, custom coaters and magazine manufacturers.

     Flexible Packaging. The Company produces Flexible Packaging adhesives including: (i) heat-activated lidding adhesives used to apply flexible paper or foil lids to plastic tubs in the food industry, such as individually packaged condiments, creamers and cream cheese tubs; (ii) foil or paper blister packaging for products such as pharmaceuticals, batteries, toys, and tool accessories;
(iii) film-to-film adhesives used to bond different types of plastic film, such as metalized and moisture barrier films used in snack food bags; and (iv) medical packaging adhesives.

     Other. The Company also produces vinyl and rubber products such as wall base, stair treads and nosings, and boat docking bumpers.

SALES AND MARKETING

     Industrial, Flexible Packaging and Graphic Arts. The Company operates an extensive sales and marketing network for its Industrial, Flexible Packaging and Graphic Arts customers. This network consists of a direct sales force of over 50 professionals, each of whom has over 15 years of industry experience, as well as independent agents and distributors. The sales force works closely with customers to satisfy existing product needs and to identify new applications and product improvement opportunities. The Company's sales efforts are complemented by its product development and technical support staff, who work together with the sales force to develop new products based on customer needs. The Company augments its direct sales and marketing coverage through a network of over 30 distributors and independent agents who specialize in particular markets. This market specialization allows the Company's products to gain access to a broader range of distribution channels and end users and further strengthens the Company's brand names.

     The Company's sales and marketing efforts and customer relationships are enhanced by the numerous customer-specific technical approvals the Company has secured. These approvals typically involve significant customer time and effort and result in a strong competitive position for qualified products. Once qualified, products are often referenced in customer specifications or qualified product lists. These qualification processes also reinforce the partnership between the Company and its customers and can lead to additional sales and marketing opportunities.

     Housing Repair, Remodeling and Construction. The Company sells products in this segment through a network of distributors, as well as directly to large national chains. This sales and marketing network allows the Company to reach a variety of end users ranging from professional contractors to do-it-yourself customers. The Company's brands are developed for specific end users:
Pro-Series, Magic Seal and Polyseamseal PRO for the professional contractor and Polyseamseal, OSI, Bullet Bond, Nail Power and FI:X for retail distribution to do-it-yourself end users. The Company differentiates itself through strong technical service, specific product performance and color availability in the professional market and consumer brand recognition, product performance, store service and point of purchase packaging in the do-it-yourself market. The Company services its customers in this segment through a network of six sales managers, ten regional brand sales managers and 150 independent field sales representatives.

RAW MATERIALS

     The Company uses a variety of specialty and commodity chemicals in its manufacturing processes. These raw materials are generally available from numerous independent suppliers. The Company typically purchases raw materials on a spot basis. Certain of the Company's raw materials are derived from ethylene and its derivatives. There have been historical periods of rapid and significant movements in the price of ethylene both upward and downward. The Company has historically been successful in passing on price increases to its customers within 90 to 120 days, but there can be no assurance that it will continue to be able to do so in the future. See "Risk Factors -- Raw Materials."

TECHNOLOGY

     The Company maintains a strong commitment to technology, focusing on expanding applications for its existing products and developing new products and processes, and employs over 100 chemists and chemical engineers. The Company's research and development staff works together with the Company's sales force and customers to identify specific customer needs and develop innovative, high performance solutions which satisfy those needs. This method of product development results in close ongoing working relationships between the Company and its customers and allows the Company to better anticipate and service its customers needs. The Company's research and development staff also seeks to apply new products and applications resulting from this process to other end use markets.

     The Company's technological expertise has allowed it to develop proprietary techniques and manufacturing expertise across a range of product applications, including: (i) its patented proprietary process for manufacturing Dualite, a filler which enables the customer to produce lighter and stronger products; (ii) pre-formulated dispersions used as medical packaging adhesives, fiber setting adhesives and food packaging coatings; (iii) advanced toughened epoxy technology systems used as adhesives for metal-to-metal aircraft bonding; and (iv) fire-resistant chemistry used in a number of industrial coatings and adhesives for the textile, automotive and manufactured housing markets. The Company is also engaged in technical alliances with both customers and suppliers to develop new products, including alliances with E. I. du Pont de Nemours and Company, The Boeing Company, The Dow Chemical Company, Hoechst AG, Phillip Morris Corporation, Baxter International, Inc. and BASF Corporation, among others. The Company's patents and custom formulations and qualifications, combined with its strong technical service and partnership arrangements with many of its customers, create substantial competitive advantages in many of its markets.

MANUFACTURING AND FACILITIES

     The production of adhesives, sealants and coatings is a multi-stage process which involves extensive formulation, mixing and in some cases, chemical synthesis. Following one or more of these processes, the product is packaged in totes, drums, pails, cartridges or other delivery forms for sale based upon the customer's requirements. The Company's principal manufacturing processes are blending, polymerization, extrusion and film coating. Blending consists of dissolving or dispersing various compounds in organic solvents or water. In polymerization, vinyl, acrylic and urethane polymers are synthesized in closed reactor systems. Extrusion consists of feeding formulated materials through an extruder to compound pressure sensitive and hot melt products. Film coating consists of transferring blended formulations onto release paper or polyethylene liners to produce thin films of pressure sensitive, hot melt and epoxy products. Many of the Company's manufacturing processes can be performed at more than one facility.

     The Company operates the manufacturing plants and facilities described in the table below. Management believes that the Company's plants and facilities are maintained in good condition and are adequate for its present and estimated future needs.

     Listed below are the principal manufacturing facilities operated by the
Company:

                                 OWNED/       SQUARE
          LOCATION              LEASED(1)     FOOTAGE                BUSINESS SEGMENT
----------------------------    ---------     -------     --------------------------------------
Akron, Ohio.................       Owned      214,300     Industrial
Buffalo, New York...........       Owned      165,000     Industrial, Graphic Arts, Flexible
                                                          Packaging
Mentor, Ohio................       Owned      160,000     Home Repair, Remodeling and
                                                          Construction
Greenville, South
  Carolina..................      Leased(2)   104,500     Industrial
Eustis, Florida.............       Owned       96,500     Other
Carol Stream, Illinois......       Owned       81,800     Industrial, Graphic Arts, Flexible
                                                          Packaging
LaGrange, Georgia...........       Owned       64,000     Home Repair, Remodeling and
                                                          Construction
Kimberton, Pennsylvania.....       Owned       55,900     Industrial, Graphic Arts, Flexible
                                                          Packaging
Mexico City, Mexico.........      Leased(3)    24,400     Industrial, Graphic Arts, Flexible
                                                          Packaging

---------------

(1) All of the Company's owned facilities are subject to mortgages pursuant to the Senior Credit Facility.

(2) Lease expires December 31, 2008.

(3) Lease expires December 31, 1999.

     The Company's executive offices are located in Chicago, Illinois. The Company also has sales offices in Fremont, California and Singapore.

COMPETITION

     The adhesives, sealants and coatings industry is highly competitive. The industry is highly fragmented, with over 500 manufacturers ranging from small regional companies to large multinational producers. No one company holds a dominant position on a national basis and very few compete across all levels of the Company's product line. The Company's competitors include CIBA-GEIGY Corporation, National Starch and Chemical Company, Cytec Industries Inc., Morton and DAP, Inc. Competition is generally regional and is based on product quality, technical service for specialized customer requirements, breadth of product line, brand name recognition and price.

EMPLOYEES

     As of September 30, 1997, the Company had    employees, of whom    were
members of unions under contracts which expire between April 30, 1998 and February 28, 1999. The Company believes that its relations with its employees are good.

ENVIRONMENTAL MATTERS

     The Company is subject to extensive laws and regulations pertaining to the discharge of materials into the environment, the handling and disposal of solid and hazardous wastes, the remediation of contamination, and otherwise relating to health, safety and protection of the environment ("Environmental Laws"). As such, the Company's operations and the environmental condition of its real property could give rise to liabilities under Environmental Laws, and there can be no assurance that material costs will not be incurred in connection with such liabilities. Environmental Laws are constantly evolving and it is impossible to predict accurately the effect they may have upon the capital expenditures, cash flow or competitive position of the Company in the future. Should Environmental Laws become more stringent, the cost of compliance would increase. If the Company cannot pass on future costs to its customers, such increases may have an adverse effect on the Company's financial condition or results of operations.

     In connection with its acquisitions, the Company has performed substantial due diligence to assess the environmental liabilities associated with the acquired businesses and the Division, and has negotiated contractual indemnifications, which, supplemented by commercial insurance coverage designed for each acquisition, is currently expected to adequately address a substantial portion of known and foreseeable environmental liabilities. The Company does not currently believe that environmental liabilities will have a material adverse effect on the financial condition or results of operations of the Company. No assurance can be given, however, that indemnitors or insurers will in all cases meet their obligations or that the discovery of presently unidentified environmental conditions, or other unanticipated events, will not give rise to expenditures or liabilities that may have such an effect.

     Following the Acquisition of the Division, the Company became responsible to the State of South Carolina for completing the investigation and remediation of certain subsurface contamination resulting from historic operations under prior ownership at the Greenville, South Carolina facility, which activities are currently projected to cost approximately $3.0 to $6.0 million. The Company is indemnified by Laporte with respect to this matter (as well as certain other known and unknown pre-closing environmental liabilities), subject to an overall cap well in excess of the currently estimated cost of cleanup. Laporte has agreed to conduct and finance the investigation and remediation of this matter. Further, as part of the Acquisition purchase price, the Parent Partnership has issued a $3.0 million junior subordinated note payable in five years to Laporte, and such note may be reduced as a result of payments by the Company to cover certain environmental liabilities associated with the Division. In addition, the Company expects to receive the benefit of rent reductions negotiated by Laporte with the owner and lessor of the facility worth approximately $1.5 million.

     In connection with the 1996 acquisition of Pierce & Stevens, the Company's environmental due diligence detected conditions of subsurface contamination primarily associated with storage tank farms and at certain other areas of the Pierce & Stevens facilities. The Company plans to address most areas of contamination in connection with its plan to replace the tank farms in late 1997 and 1998. The Company currently estimates the total cost of remediation to be $1.3 million, but this amount could be higher, depending upon the extent of contamination. In connection with the acquisition, Sherwin-Williams Company agreed to indemnify the Company with respect to this and other pre-closing liabilities, subject to a $7.0 million overall cap, and, in addition to the overall cap, has placed $2.0 million in escrow to secure payment for this and certain other environmental matters.

     As is the case with manufacturers in general, if a release of hazardous materials occurs at real property owned or operated by the Company or its predecessors or at any off-site disposal location utilized by the Company or its predecessors, the Company may be held strictly, jointly and severally liable for cleanup costs and natural resource damages under the federal Comprehensive Environmental Response, Compensation, and Liability Act ("Superfund") and similar Environmental Laws. Pierce & Stevens and the Division have been named potentially responsible parties under Superfund and/or similar Environmental Laws for cleanup of approximately fifteen multi-party waste disposal sites, the liability for several of which have been resolved, subject to standard reopeners found in Superfund settlements due to what the Company currently believes is the relatively minor contribution of Pierce & Stevens' and the Division's waste to such sites. The Company does not currently believe that its liability with respect to such sites will have a material adverse effect on the financial condition or results of operations of the Company.

     The Company expects to incur capital expenditures for environmental controls in the years ahead and currently estimates that such expenditures will amount to $2.3 million and $7.2 million for 1997 and 1998, respectively. The majority of these expenditures will pertain to removing and replacing aboveground and underground storage tank systems at several facilities to comply with upcoming deadlines contained in Environmental Laws. The Company expects that it will be entitled to indemnification for approximately 90% of these expenditures. See "Risk Factors -- Environmental Matters."

LEGAL PROCEEDINGS

     The Company is a party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth certain information with respect to: (i) each member of the Company's Board of Directors (the "Board"); (ii) each executive officer of the Company; and (iii) certain key employees of the Company.

           NAME              AGE     POSITION
---------------------------  ---     ---------------------------------------------------------
Robert B. Covalt...........  65      Chairman, President, Chief Executive Officer and Director
William T. Schram..........  48      Vice President, Chief Financial Officer and Director
Martyn Howell-Jones........  60      Vice President - International
Richard W. Johnston........  50      Vice President - Technical
Stephen Zavodny............  40      Director of Project Engineering
Louis M. Pace..............  26      Director of Corporate Development
Charles A. Aldag, Jr.......  65      Director
Carol E. Bramson...........  33      Director
Lawrence E. Fox............  55      Director
Eric C. Larson.............  42      Director
Karl D. Loos...............  46      Director
Neal G. Reddeman...........  74      Director
Reeve B. Waud..............  33      Director

     The following table sets forth certain information concerning the Guarantors' directors and officers. Officers of the Guarantors serve at the discretion of the respective board of directors:

           NAME              AGE     POSITION
---------------------------  ---     ---------------------------------------------------------
Robert B. Covalt...........  65      Chairman and Director of Pierce & Stevens, SIA Adhesives,
                                     OSI Sealants, Mercer and Tanner
William T. Schram..........  48      Vice President - Finance of Pierce & Stevens; Vice
                                     President - Finance and Administration of OSI Sealants,
                                     Tanner and Mercer; and Vice President and Assistant
                                     Secretary of SIA Adhesives
John H. Edholm.............  50      President and Chief Executive Officer of Pierce & Stevens
Richard W. Johnston........  50      Executive Vice President of Pierce & Stevens
Paul Gavlinski.............  50      Vice President - Operations of Pierce & Stevens
Gerard A. Loftus...........  43      President and Chief Executive Officer of SIA Adhesives
Peter Longo................  38      President and Chief Executive Officer of OSI Sealants
Michael Prude..............  46      President and Secretary of Tanner; Vice President and
                                     Secretary of Mercer

     Robert B. Covalt has served as Chairman, President and Chief Executive Officer and as a director of the Company since its inception in 1995. Mr. Covalt is a director of each of the Guarantors. From 1979 to 1990, Mr. Covalt served as President of the Specialty Chemicals Group of Morton. During this period, Mr. Covalt grew Morton's specialty chemicals group from $175.0 million to $1.3 billion in sales and he completed thirteen acquisitions ranging in size from $3.0 million to $170.0 million. From 1990 to 1993, Mr. Covalt was Morton's Corporate Executive Vice President. Prior to that time, Mr. Covalt served in various capacities in Morton's Chemical Division which he joined in 1957. Mr. Covalt serves on the board of directors of CFC International, Inc., a specialty chemical coating manufacturer. Mr. Covalt has a B.S. in Chemical Engineering and an honorary doctorate from Purdue University, and an M.B.A. from the University of Chicago.

     William T. Schram has served as Vice President and Chief Financial Officer and Secretary and as a director of the Company since March 1996. Mr. Schram is also serves as Vice

President - Finance of Pierce & Stevens, Vice President - Finance and Administration of OSI Sealants, Tanner and Mercer, and Vice President and Assistant Secretary of SIA Adhesives. Mr. Schram served as Vice President of Specialty Polymers at Morton from 1990 to 1995. From 1986 to 1990, Mr. Schram served as Group Vice President of Finance and Administration for the Specialty Chemicals Group at Morton. Prior to that time, Mr. Schram served in various financial capacities at Morton which he joined in 1975. Mr. Schram holds a B.S. from Southern Illinois University and an M.B.A. from the University of Chicago. Mr. Schram is also a C.P.A.

     Martyn Howell-Jones has served as Vice President -- International of the Company since October 1996. Mr. Howell-Jones is responsible for the Company's international sales and marketing efforts. Prior to joining the Company, Mr. Howell-Jones was engaged as a consultant to National Starch and Chemical Company from June 1994 to September 1996 where he assisted in the development of National Starch and Chemical Company's international adhesives business. From 1966 to 1992, Mr. Howell-Jones was employed by Morton in its European specialty chemicals business. Mr. Howell-Jones holds a B.S. degree from London University.

     Richard W. Johnston has served as Vice President -- Technical of the Company since March 1997 and as Executive Vice President of Pierce & Stevens since 1995. From 1992 to 1995, Mr. Johnston served as Vice
President -- Technology of Pierce & Stevens. Prior to that time, Mr. Johnston served as Vice President of Pierce & Stevens' Canadian operations from 1988 to 1992. Mr. Johnston joined Pierce & Stevens in 1966 and has served in several technical capacities with expertise in coatings and adhesives technology. Mr. Johnston holds a B.S., M.S. and M.E.S. in Chemistry from the University of Waterloo, Canada.

     Stephen Zavodny has served as Director of Project Engineering for the Company since February 1997. Mr. Zavodny is in charge of all capital projects and improvements for the Company's manufacturing operations. From 1996 to January 1997, Mr. Zavodny served as a project manager and product line manager for Raytheon. Prior to that time, Mr. Zavodny served as Director of Engineering at Morton from 1991 to 1996. From 1981 to 1991, Mr. Zavodny served in various engineering capacities with Morton. Mr. Zavodny holds a B.S. degree in Chemical Engineering from the University of Illinois.

     Louis M. Pace has served as the Company's Director of Corporate Development and Assistant Secretary since August 1996. From 1995 to August 1996, Mr. Pace was an associate with FCEC. Prior to that time, Mr. Pace was a member of First Chicago Corporation's First Scholar management training program where he was engaged in various financial capacities including emerging markets, interest rate derivatives and analysis of equity capital investments. Mr. Pace holds a B.A. in Economics from Harvard University and an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University.

     John H. Edholm has served as President of Pierce & Stevens since March 1997. From 1995 to March 1997, Mr. Edholm served as Executive Vice President of Pierce & Stevens with responsibility for all sales, finance and information systems functions. Prior to that time, Mr. Edholm served Pierce & Stevens as Vice President -- Sales from 1993 to 1995 and as Vice President -- Manufacturing from 1986 to 1993. Mr. Edholm joined Pierce & Stevens in 1973 as a research chemist and he has worked in a variety of capacities including manager of quality assurance and manager of technical administration. Mr. Edholm holds a B.A. in Chemistry and an M.B.A. from the University of New York at Buffalo.

     Paul Gavlinski has served as Vice President -- Operations of Pierce & Stevens since September 1996. From 1995 to July 1996, Mr. Gavlinski served as President of Catalyst Development, a management consulting firm. Prior to that time, Mr. Gavlinski was Vice President -- Manufacturing of Emulsion Systems Inc., a polymer manufacturing company. From 1969 to 1992, Mr. Gavlinski was employed by Morton in various chemical manufacturing capacities. Mr. Gavlinski holds a B.S. in Chemical Engineering from the University of Illinois.

     Gerard A. Loftus has served as President of SIA Adhesives since April 1996. From January 1995 to March 1996, Mr. Loftus served as General Manager of the Adhesive Systems Division of The B.F. Goodrich Company, the predecessor of SIA Adhesives ("ASD"). In 1994, Mr. Loftus served as the division business manager of ASD with responsibility for all sales, marketing and technical activities. From 1990 to 1994, Mr. Loftus was business manager of the aerospace products group of ASD. Upon joining ASD in 1986, Mr. Loftus served in a variety of capacities including materials manager and controller. Mr. Loftus, who is a C.P.A., holds a B.B.A. in Accounting from Ohio University and a Masters of Accountancy from Cleveland State University.

     Peter Longo has been President and Chief Executive Officer of OSI Sealants since 1991. From 1989 to 1991, Mr. Longo was Vice President of Operations of OSI Sealants. Mr. Longo has been employed by OSI Sealants for more than 20 years and has served in a variety of capacities including sales and marketing. Mr. Longo attended Lakeland Community College.

     Michael Prude has been President of Tanner and Vice President of Mercer since 1997. From 1993 to 1997, Mr. Prude was President and Chief Operating Officer of Evode-Tanner Industries Division of Laporte plc, the predecessor of Tanner. From 1991 to 1993, Mr. Prude was President of Tamms
Industries -- Division of Laporte plc. Mr. Prude holds a B.S. degree in Chemical Engineering from the University of Wales, United Kingdom. From 1990 to 1991, Mr. Prude served as Vice President of Tamms Industries -- Division of Laporte plc. From 1987 to 1990, Mr. Prude served as Works Manager of Interox. From 1987 to 1987, Mr. Prude served as Operations Director of Chemical Specialties, Inc., a division of Laporte plc. From 1977 to 1984, Mr. Prude was employed by Interox Chemicals, a company owned jointly by Laport plc and Solvay.

     Charles A. Aldag, Jr. has been a director of the Company since August 1996. Mr. Aldag is retired but serves as a special advisor to the Chemical Manufacturer's Association where he has been active in developing environmental, health and safety management practices and systems. Prior to his retirement, Mr. Aldag served from 1987 to 1991 as Vice Chairman of Sherex Chemical Co., a subsidiary of Schering AG of Germany, which was a producer of oleochemical products and specialty surfactants. Mr. Aldag joined Ashland Chemical, Sherex Chemical's predecessor, in 1968 and served in various capacities including President and Chief Executive Officer of Sherex Chemical from 1979 to 1987. Mr. Aldag holds a B.S. in Chemistry from Purdue University and an M.B.A. from the University of Indiana.

     Carol E. Bramson has been a director of the Company since March 1996 and is Chairman of its Compensation Committee. Ms. Bramson is a director of each of the Guarantors. Ms. Bramson has been a partner of FCEC since 1995. From 1992 to 1995, Ms. Bramson was an associate with FCEC. From 1989 to 1992, Ms. Bramson was employed by Household International Inc. in its leveraged finance group. Prior to that time, Ms. Bramson was engaged as an associate with Essex Venture Partners, a Chicago-based venture capital firm. Ms. Bramson also serves on the board of directors of Seco Products Corporation. Ms. Bramson holds a B.S. in Finance from DePaul University and an M.B.A. from the University of Chicago.

     Lawrence E. Fox has been a director of the Company since June 1997. Mr. Fox has been a senior vice-president of FCEC since 1979 and currently heads the equity unit of the Capital Investments Department. Mr. Fox has previously been responsible for FCEC's leveraged debt funding and mezzanine investments. Mr. Fox is a director of Lafayette Pharmaceuticals Inc. and Alpha Technologies Group, Inc. Mr. Fox received his undergraduate degree from the University of Wisconsin and an M.B.A. from the University of Chicago.

     Eric C. Larson has been a director of the Company since March 1996 and serves as Chairman of its Audit Committee. Mr. Larson is a director of each of the Guarantors. Mr. Larson has been a partner of FCEC since 1991. Since joining FCEC in 1984, Mr. Larson has held a variety of principal investment and advisory responsibilities in structuring middle market leveraged buyouts and recapitalization transactions in a broad array of industries. Mr. Larson serves on the board of directors of M-Wave, Inc., a manufacturer of specialty components for the wireless communications industry as well as several private companies. Mr. Larson holds a B.A. degree from Harvard University, a Masters in Architecture from the University of Michigan and an M.B.A. from the University of Chicago.

     Karl D. Loos has been a director of the Company since August 1996. Mr. Loos founded Garnett Consulting in 1996. From 1977 to 1996, Mr. Loos was employed at Arthur D. Little & Co. in Boston, Massachusetts, most recently as Vice President and Managing Director of Process Industries Consulting and Director of the Strategic Planning practice. Mr. Loos received his undergraduate degree from Dartmouth College and an M.B.A. from Harvard Business School.

     Neal G. Reddeman has been a director of the Company since August 1996 and has been engaged as a consultant to the Company. Mr. Reddeman who is retired, has more than 40 years experience in the specialty packaging, coatings and adhesives industry. From 1965 to 1991, Mr. Reddeman was employed in the specialty chemicals group of Morton, most recently as Executive Vice President of Adhesives and Coatings. Prior to joining Morton, Mr. Reddeman was Vice President of Manufacturing at General Packaging Inc. in Rochester, New York and was manager of product development at Milprint Inc. in Milwaukee, Wisconsin. Mr. Reddeman holds a B.S. in Chemical Engineering from the University of Wisconsin.

     Reeve B. Waud has been a director of the Company since March 1996. Mr. Waud is a director of each of the Guarantors. Mr. Waud has served as a principal of Waud Capital Partners, L.L.C., Waud Capital Partners -- I, L.P. and Waud Capital Partners -- II, L.P., a Chicago-based group of equity investment firms, since November 1993. From 1987 to 1993, Mr. Waud was an Associate with Golder, Thoma & Cressey, a middle market venture capital group. Prior to that time, Mr. Waud was an analyst with Salomon Brothers Inc in the corporate finance group. Mr. Waud serves as Chairman of the board of directors of Christiana Industries, L.L.C. and Whitehall Products, L.L.C. and serves on the board of directors of Northwestern Memorial Management Corporation. Mr. Waud holds a B.A. from Middlebury College and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

EXECUTIVE COMPENSATION

     The compensation of executive officers of the Company is determined by the Board. The following Summary Compensation Table includes individual compensation information for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company in the year ended December 31, 1996 for services rendered in all capacities to the Company and its subsidiaries during the year ended December 31, 1996.

                                                      ANNUAL COMPENSATION
                                                     ----------------------       ALL OTHER
                                                      SALARY        BONUS      COMPENSATION(1)
                                                     --------     ---------    ---------------
Robert B. Covalt(2)................................  $146,033      $139,315        $ 2,417
  Chairman, President and Chief Executive Officer
William T. Schram(2)...............................    88,533        44,877          2,750
  Vice President, Chief Financial Officer and
  Secretary
John H. Edholm(3)..................................    63,422         7,875          1,618
  President of Pierce & Stevens
Gerard A. Loftus(2)................................    81,450         5,000          1,438
  President of SIA Adhesives
Richard W. Johnston(3).............................    63,904         7,875          1,632
  Vice President -- Technical

---------------
(1) Represents matching contributions under 401(k) plans.

(2) Represents compensation from April 1, 1996 to December 31, 1996.

(3) Represents compensation from August 19, 1996 to December 31, 1996.

MANAGEMENT INCENTIVE PLANS AND EMPLOYMENT AGREEMENTS

     The Company's Board of Directors believes that equity- and performance-based plans and programs should constitute a major portion of management's compensation so as to provide significant incentives to achieve corporate goals. The Company, in conjunction with the Parent Partnership, has instituted four plans and programs for this purpose.

     Stock Incentive Pool. The Parent Partnership adopted its Stock Incentive Pool in April 1996 in order to provide incentives to employees and directors (including nonemployee directors), the Company and its subsidiaries, by granting them ownership awards in the form of Parent Partnership units and common stock of its general partner. The Stock Incentive Pool awards are allocated by the Compensation Committee of the Board of Directors of the Company. An award granted from the Stock Incentive Pool is subject to five year time and performance vesting. Accelerated vesting may be granted in accordance with defined qualifying events. To date, Stock Incentive Pool units and shares representing approximately 11.8% of the indirect ownership of the Company's equity have been awarded by the Compensation Committee of the Board to nine select officers, directors and employees of the Company.

     1997 Long-Term Incentive Plan. The Parent Partnership adopted its 1997 Long-Term Incentive Plan in May 1997 in order to provide long-term incentive awards to all salaried employees (excluding executives who participate directly in the Stock Incentive Pool). Participants are granted a "participation share" in the incentive award pool which consists of a portion of equity reserved for the program. At the time of a qualified transaction, determined and defined by the Board of Directors, the value of the pool is allocated to participants based upon their "participation share". Payment may be in the form of stock options, stock, cash, or a combination of these elements, as determined by the Board of Directors. "Participation shares" are not vested until earned and paid out. If a participant leaves the Company before a qualified transaction has occurred, their "participation share" is forfeited. If an individual joins the Company during the plan cycle, they may be permitted to participate in the program, at the discretion of the Chief Executive Officer and Board of Directors. The Compensation Committee of the Board of Directors will administer the plan and have the authority and responsibility to approve award levels and make any changes in plan concept and design. As of May 31, 1997, the Long-Term Incentive Plan was funded with an allocation of units and shares representing indirect ownership of approximately 1.0% in the Company's equity.

     1997 Management Incentive Plan. The Company adopted its 1997 Management Incentive Plan in May 1997 in order to provide incentives to eleven selected members of management and corporate staff judged to have the greatest impact on the year's results. Each participant will be eligible for cash bonus awards based on the Company's financial performance, measured in terms of 1997 revenues and EBITDA, and on individual role-specific goals. Participants in this program have been assigned a percentage of their base salary as their bonus target for the 1997 fiscal year. Awards may be higher or lower than the target bonus as the Company and/or individual performance is above or below the level expected to achieve the target bonus. Total potential bonus as a percent of salary will be in the range of 30%-120% of base salary dependent upon position. However, no bonuses will be earned by the senior executives named in the Summary Compensation Table unless a target cashflow threshold is attained and no bonus will be awarded to any participating employee unless both the Company's revenues and EBITDA reach a 90% attainment level.

     1997 Incentive Bonus Program. The Company adopted its 1997 Incentive Bonus Program in May 1997 in order to provide incentives to all salaried employees (excluding any participant in the 1997 Management Bonus Program, sales incentive eligible employees and union employees). Each participant will be eligible for bonus awards based on the Company's financial performance, measured in terms of revenues and EBITDA, and on individual role-specific goals. Participants in this program have been assigned a percentage of their base salary as their bonus target for 1997. Awards may be higher or lower than the target bonus as the Company and/or individual perform-ance is above or below the level expected to achieve the target bonus. Total potential bonus will be in the range of 7.5% to 34% of base salary dependent upon position and salary band. Participants' eligibility for the financial performance aspects of target bonus is contingent upon the Company's realization of 90% of its target budget for the period. Upon achievement of 90% of both target revenue and EBITDA, participants earn 50% of the target bonus opportunity. For performance achievement between 90% and 100% of target for revenue and EBITDA, the bonus awarded will increase from 50% to 100% of the target award level. For performance achievement above 100% of target revenue and EBITDA, the bonus award will increase subject to a formula dependent upon position and salary band.

     In addition to the cash bonus program described above, the Company has established a multi-tiered recognition program which provides cash and non-cash recognition awards to employees. Service awards are in place to recognize employees for loyalty and sustained contribution as demonstrated by length of service. Contribution awards are provided to recognize a broad range of employees for individual and team contributions of clear value to the organization.

     The Company also has employment agreements with Mr. Covalt, Mr. Schram, Mr. Edholm, Mr. Loftus and Mr. Johnston, which provide for such executives to serve in their current capacities. The agreement with Mr. Covalt currently provides for a salary of at least $250,000. The remainder of these agreements provide for salaries of at least the following amounts: Mr. Schram, $100,000; Mr. Edholm, $145,000; Mr. Loftus, $100,000; and Mr. Johnston, $145,000. The agreements with Mr. Covalt, Mr. Schram and Mr. Loftus expire on March 31, 1999 and the agreements with Mr. Edholm and Mr. Johnston expire on August 19, 1999. All of these agreements also contain noncompetition provisions which extend up to two years after the end of such executives' employment with the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company is a wholly owned subsidiary of the Parent Partnership. The following table sets forth certain information regarding the beneficial ownership of the common stock of the general partner of the Parent Partnership, by each person who beneficially owns more than five percent of such common stock and by the directors and certain executive officers of the Company, individually, and as a group.

                                                                         NUMBER       PERCENTAGE
                                                                        OF SHARES     OF SHARES
                                                                        ---------     ----------
FIVE PERCENT SECURITY HOLDERS
First Chicago Equity Corporation(1)...................................     717.9         42.0%
  Three First National Plaza, Mail Suite 1210, Chicago, Illinois 60670
Waud Capital Partners - I, L.P.(2)....................................     165.6          9.7%
  560 Oakwood Avenue, Suite 203, Lake Forest, Illinois 60045
Waud Capital Partners - II, L.P.(2)...................................     103.1          6.0%
  560 Oakwood Avenue, Suite 203, Lake Forest, Illinois 60645
Chase Venture Capital Associates, L.P.................................     134.6          7.9%
  380 Madison Avenue, 12th Floor, New York, New York 10017
Bank of America Investments...........................................     108.3          6.3%
  231 South LaSalle Street, Chicago, Illinois 60697
Cross Creek Partners(3)...............................................     126.7          7.4%
  Three First National Plaza, Mail Suite 1210, Chicago, Illinois 60670
OFFICERS AND DIRECTORS
Robert B. Covalt......................................................     242.9         14.2%
William T. Schram.....................................................      31.2          1.8%
Martyn Howell-Jones...................................................       8.8         *
John H. Edholm........................................................       7.4         *
Gerard A. Loftus......................................................       6.5         *
Richard W. Johnston...................................................       7.4         *
Charles A. Aldag......................................................       3.4         *
Carol E. Bramson(1)(3)................................................     844.6         49.4%
Lawrence E. Fox(1)(3).................................................     844.6         49.4%
Eric C. Larson(1)(3)..................................................     844.6         49.4%
Karl D. Loos..........................................................       3.4         *
Neal G. Reddeman......................................................       3.4         *
Reeve B. Waud(2)......................................................     269.1         15.8%
                                                                         -------        ------
All executive officers and directors as a group.......................   1,428.1         83.6%

---------------
 *  Represents less than 1%.

(1) Carol E. Bramson, Lawrence E. Fox and Eric C. Larson are partners of First Chicago Equity Corporation. Accordingly, Ms. Bramson, Mr. Fox and Mr. Larson may be deemed to be the beneficial owner of these securities. Ms. Bramson, Mr. Fox and Mr. Larson disclaim beneficial ownership of these securities.

(2) Reeve B. Waud is affiliated with Waud Capital Partners - I, L.P. and Waud Capital Partners - II, L.P. Accordingly, Mr. Waud may be deemed to be the beneficial owner of these securities. Mr. Waud disclaims beneficial ownership of these securities.

(3) Carol E. Bramson, Lawrence E. Fox and Eric C. Larson are partners of Cross Creek Partners. Accordingly, Ms. Bramson, Mr. Fox and Mr. Larson may be deemed to be the beneficial owner of these securities. Ms. Bramson, Mr. Fox and Mr. Larson disclaim beneficial ownership of these securities.

                              CERTAIN TRANSACTIONS

     In connection with the acquisition of SIA Adhesives in March 1996, Mr. Loftus invested $110,000 to purchase membership interests of SIA Adhesives, and in connection with the acquisition of Pierce & Stevens in August 1996, Mr. Edholm and Mr. Johnston invested $125,000 and $125,000, respectively, to purchase common stock of Pierce & Stevens. Pursuant to the Transactions, Mr. Loftus, Mr. Edholm and Mr. Johnston each received Class B Common Units and Preferred Units of the Parent Partnership, and Common Stock and Preferred Stock of the general partner of the Parent Partnership in exchange for their shares of SIA Adhesives and Pierce & Stevens.

     The Chase Manhattan Bank is the administrative agent under the Senior Credit Facility. Chase Securities Inc. acted as arranger for the Senior Credit Facility. The Chase Manhattan Bank and Chase Securities Inc. are affiliates of Chase Venture Capital Associates, L.P.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

     On the closing date of the Transactions, the Company entered into the Senior Credit Facility with the several lenders from time to time parties thereto (collectively, the "Lenders"), and The Chase Manhattan Bank, as administrative agent (the "Agent"). Chase Securities Inc. is acting as advisor and arranger for the Senior Credit Facility. The following is a summary description of the principal terms of the Senior Credit Facility. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the agreements setting forth the principal terms and conditions of the Senior Credit Facility, which are available upon request from the Company.

     Structure. The Senior Credit Facility consists of (a) a Term Loan in an aggregate principal amount of $30.0 million and (b) a Revolving Credit Facility providing for revolving loans to the Company and up to $10.0 million for letters of credit in an aggregate principal amount at any time not to exceed the lesser of (i) $30.0 million and (ii) the Company's borrowing base described below.

     The entire amount of the Term Loan was borrowed under the Senior Credit Facility on the closing date of the Transactions. No amounts under the Revolving Credit Facility were borrowed at the closing date of the Transactions. Thereafter, the Revolving Credit Facility may be utilized to fund the Company's working capital requirements, including issuance of stand-by and trade letters of credit, to fund acquisitions (subject to compliance with certain covenants) and for other general corporate purposes.

     The borrowing base under the Revolving Credit Facility is the sum of up to 85% of the Company's eligible domestic accounts receivable, up to 75% of eligible foreign accounts receivable and up to 50% of the Company's eligible inventory. Eligible accounts receivable include substantially all the Company's accounts receivable after deducting accounts outstanding for more than 120 days after the invoice date, certain foreign accounts, and accounts of certain other obligors. Eligible inventory does not include obsolete inventory and certain other items. At March 31, 1997, on a pro forma basis after giving effect to the Transactions, the Company's borrowing base would have been approximately $30.0 million.

     Availability. The availability of the Revolving Credit Facility is subject to certain conditions. The Revolving Credit Facility and letters of credit will be available at any time during the seven-year term of the Senior Credit Facility subject to the fulfillment of customary conditions precedent including the absence of a default under the Senior Credit Facility and compliance with the borrowing base limitation described above.

     Security; Guaranty. The Company's obligations under the Senior Credit Facility are guaranteed by each existing and subsequently acquired or organized subsidiary of the Company, subject to certain exceptions. The Senior Credit Facility and the guarantees thereof are secured by a perfected first priority security interest in all substantial tangible and intangible assets and proceeds of the foregoing of the Company and the guarantors subject to certain permitted liens.

     Interest; Maturity. Borrowings under the Senior Credit Facility bear interest, payable quarterly, at a rate per annum equal (at the Company's option) to: (i) the Agent's Eurodollar rate plus an applicable margin or (ii) an alternate base rate (equal to the highest of the Agent's prime rate, a certificate of deposit rate plus 1%, or the Federal Funds effective rate plus
 1/2 of 1%) plus an applicable margin. The initial applicable margin is 2.5% per annum for Eurodollar rate loans and 1.25% per annum for alternate base rate loans. The applicable margins may reduce depending upon the Company's leverage ratio. The Term Loan amortizes quarterly commencing in September 1998 and will mature on the seventh anniversary of the closing of the Transactions.

     Fees. The Company is required to pay the Lenders, on a quarterly basis, a commitment fee equal to 1/2 of 1% per annum (which may be reduced based on the Company's leverage ratio) on the undrawn portion of the Revolving Credit Facility. The Company is also obligated to pay: (i) a per annum letter of credit fee equal to the applicable margin for Eurodollar rate loans on the aggregate amount of outstanding letters of credit; (ii) a fronting bank fee for the letter of credit issuing bank equal to 1/4 of 1% per annum; and (iii) agent, arrangement and other similar fees.

     Covenants. The Senior Credit Facility contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Notes) or amend certain debt instruments (including the Indenture), pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company or its subsidiaries, make capital expenditures or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, the Senior Credit Facility requires that the Company comply with specified ratios and tests, including a minimum interest coverage ratio, a maximum leverage ratio and a minimum net worth test.

     Events of Default. The Senior Credit Facility contains customary events of default, including non-payment of principal, interest or fees, material inaccuracy of representations and warranties, violation of covenants, cross-default and cross-acceleration to certain other indebtedness, certain events of bankruptcy and insolvency, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments, actual or asserted invalidity of any guarantee or security interest and a change of control in certain circumstances as set forth therein.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes offered hereby will be issued as a separate series under the Indenture (the "Indenture") dated as of August 1, 1997 among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
(iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Old Notes issued in the Initial Offering and the Exchange Notes offered hereby are referred to collectively as the "Notes."

     The following summary of certain provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture and the Registration Rights Agreement, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." References in this "Description of the Exchange Notes" section to "the Company" mean only Sovereign Specialty Chemicals, Inc. and not any of its Subsidiaries.

GENERAL

     The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Company will appoint the Trustee to serve as registrar and paying agent under the Indenture at its offices at 101 Barclay Street, New York, NY 10286. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith. Any Old Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

RANKING

     The Notes will rank junior to, and be subordinated in right of payment to, all existing and future Senior Indebtedness of the Company, pari passu in right of payment with all senior subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company. At June 30, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had $33.8 million of Senior Indebtedness and/or Guarantor Senior Indebtedness outstanding. All debt incurred under the Senior Credit Facility constitutes Senior Indebtedness of the Company, is guarantied by each of the Guarantors on a senior basis and is secured by substantially all of the assets of the Company and the Guarantors.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

     The Notes will be limited to $125.0 million aggregate principal amount and will mature on August 1, 2007. Cash interest on the Notes accrues at a rate of 9 1/2% per annum and will be payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 1998, to the holders of record of Notes at the close of business on January 15 and July 15, respectively, immediately preceding such interest payment date. Cash interest accrues from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from August 5, 1997. Interest is computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                                                                       REDEMPTION
                                      YEAR                               PRICE
            --------------------------------------------------------   ----------
            2002....................................................     104.750%
            2003....................................................     103.167%
            2004....................................................     101.584%
            2005 and thereafter.....................................     100.000%

     In addition, at any time and from time to time on or prior to August 1, 2000, the Company may redeem in the aggregate up to $40.0 million aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by the Company after which there is a Public Market, at a redemption price in cash equal to 109.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $85.0 million aggregate principal amount of the Notes must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION OF THE NOTES

     The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

     Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of

Permitted Junior Securities and excluding any payment from the trust described under "Satisfaction and Discharge of Indenture; Defeasance" (a "Defeasance Trust Payment")), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary,
(x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "Events of Default" below.

     By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Company may be unable to meet fully its obligations with respect to the Notes.

     At the time of the issuance of the Notes, the Senior Credit Facility and approximately $3.6 million of capital lease obligations are expected to be the only outstanding Senior Indebtedness or Guarantor Senior Indebtedness. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness to refinance existing Indebtedness or for other corporate purposes.

GUARANTIES OF THE NOTES

     The Indenture provides that each of the Guarantors will unconditionally guaranty on a joint and several basis (the "Guaranties") all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantors have guaranteed all obligations of the Company under the Senior Credit Facility, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Senior Credit Facility. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guaranty is entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP. Except as provided in "Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Equity Interests of the Guarantors.

     The Indenture provides that each of the Company's Subsidiaries (other than Foreign Subsidiaries) on the Issue Date and each of the Company's Subsidiaries (excluding Unrestricted Subsidiaries and Foreign Subsidiaries) formed or acquired thereafter are required to be Guarantors. The Company shall cause each Restricted Subsidiary issuing a Guaranty after the Issue Date to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guaranty all of the Company's Obligations under the Notes and the Indenture on the terms set forth therein and
(ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of the Indenture. Separate financial statements of the

Guarantors and other disclosures are not included herein because management has determined that they are not material to investors.

     The Indenture provides that if the Notes thereunder are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "Certain Covenants -- Merger, Sale of Assets, Etc.," all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" or
(y) the Company delivers to the Trustee an Officers' Certificate representing that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guaranty obligations in respect of the Indenture and the Notes.

     The Guaranties are general unsecured obligations of the Guarantors. The obligations of each Guarantor under its Guaranty are subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor to substantially the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company.

     Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "Certain Covenants -- Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guaranty obligations in respect of the Indenture and the Notes and any Unrestricted Subsidiary (other than a Foreign Subsidiary) whose Designation is revoked pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" below will be required to become a Guarantor in accordance with the procedure described in the third preceding paragraph.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding, and shall purchase all Notes validly tendered, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     If a Change of Control occurs which also constitutes an event of default under the Senior Credit Facility, the lenders under the Senior Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Senior Credit Facility. Accordingly, any claims of such lenders with respect to the assets of the Company will be prior to any claim of the Holders of the Notes with respect to such assets.

     If an Offer to Purchase is made, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that might be tendered by Holders of Notes seeking to accept the Offer to Purchase. If the Company fails to repurchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under the Indenture. See "Events of Default" below.

     If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

     Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or any Restricted Subsidiary); or

          (iv) make any Investment (other than Permitted Investments) in any Person (other than in the Company), any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor), as a result of or in connection with such Investment)

     (any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless

          (a) no Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" below; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or
     (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), plus (6) (to the extent not included in the computation of Consolidated Net Income) the amount of cash dividends or cash distributions (other than to pay taxes) received from any Unrestricted Subsidiary since the Issue Date, minus (7) the greater of (x) $0 and (y) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below.

     The foregoing provisions will not prevent (i) (x) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture or (y) the payment of any dividend or distribution on a pro rata basis to holders of minority Equity Interests in a Restricted Subsidiary out of the net income from the Issue Date of such Restricted Subsidiary; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of (or the payment of a dividend or distribution to Holdings out of the net cash proceeds of) the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and
(c)(3) of the preceding paragraph (and were not included therein at any time) or
(y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Notes; (iv) any Investment to the extent that it is funded with the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (v) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, or dividends by the Company to Holdings to effect the same in respect of its Equity Interests held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, not to exceed $1.0 million per fiscal year; provided that if the full $1.0 million is not utilized in any fiscal year, such unutilized portion may be so utilized in any subsequent fiscal year; and provided, further, that in no fiscal year shall such payments exceed $4.0 million; (vi) distributions to Holdings to fund the payment of principal and interest on the Junior Subordinated Seller Note in accordance with the terms thereof; (vii) Restricted Payments not to exceed $2.0 million in the aggregate since the Issue Date; or (viii) payments to Holdings to pay general and administrative expenses of Holdings not to exceed $250,000 in any fiscal year; or (ix) the payment of any dividend or distribution to Holdings to fund the federal and state income tax liability of the partners of Holdings for periods ending on or before the Issue Date in an aggregate amount not to exceed $200,000; provided, however, that in the case of each of clauses (ii),
(iii), (iv), (v), (vii) and (viii) no Default shall have occurred and be continuing or would arise therefrom.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (v), (vii) and (viii) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii), (iv), (vi) and (ix) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

     Limitation on Indebtedness. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests, except for Permitted Indebtedness; provided, however, that (i) the Company and any Guarantor may Incur Indebtedness (other than Disqualified Equity Interests), (ii) any Restricted Subsidiary may incur Acquired Indebtedness and
(iii) the Company may issue Disqualified Equity Interests if, in any such case, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than
(a) 1.85 to 1.0, if such Incurrence occurs on or prior to December 31, 1999, or
(b) 2.0 to 1.0, if such Incurrence occurs after December 31, 1999.

     The foregoing limitations will not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (a) Indebtedness under the Notes, the Guarantees and the Indenture;

          (b) Existing Indebtedness;

          (c) Indebtedness of the Company, the Guarantors and Foreign Subsidiaries pursuant to the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the sum of (x) the greater of (I) $30.0 million and (II) the sum of (A) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP and (B) 50% of the net book value of the inventory of the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to revolving loans thereunder and (y) $30.0 million with respect to term loans, additional revolving loans or other loans thereunder.

          (d) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and Indebtedness of the Company owed to and held by any Restricted Subsidiary, which Indebtedness is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (d) to a Person (other than the Company or any Restricted Subsidiary), and (ii) the designation of a Restricted Subsidiary which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (e) the Guaranties and guaranties by any Guarantor of Indebtedness of the Company; provided, however, that if such guaranty is of Subordinated Indebtedness, then the Guaranty of such Guarantor shall be senior to such Guarantor's guaranty of Subordinated Indebtedness;

          (f) Hedging Obligations of the Company and the Restricted
     Subsidiaries;

          (g) Purchase Money Indebtedness and Capitalized Lease Obligations (and refinancings thereof) of the Company and the Restricted Subsidiaries which do not exceed $10.0 million in the aggregate at any one time outstanding;

          (h) Indebtedness of the Company or a Restricted Subsidiary to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Consolidated Coverage Ratio of the first paragraph of this covenant or clause (a) or (b) of this paragraph of this covenant; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (iii) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness or Disqualified Equity Interests and Disqualified Equity Interests may only be refinanced with other Disqualified Equity Interests; and (iv) refinancing Indebtedness incurred by a Restricted Subsidiary which is not a Guarantor may only be used to refinance Indebtedness of a Restricted Subsidiary which is not a Guarantor

          (i) in addition to the items referred to in clauses (a) through (h) above and clause (j) below, Indebtedness of the Company (including any Indebtedness under the Senior Credit Facility that utilizes this subparagraph (i)) having an aggregate principal amount not to exceed $10.0 million at any time outstanding; and

          (j) Indebtedness of a Foreign Subsidiary, (i) for working capital purposes in an aggregate principal amount at any one time outstanding not to exceed the sum of (x) 85% of the net book value of the accounts receivable of such Foreign Subsidiary in accordance with GAAP and (y) 50% of the net book value of the inventory of such Foreign Subsidiary in accordance with GAAP, (ii) representing guaranties of Indebtedness of another Foreign Subsidiary incurred pursuant to subclause (i) of this clause (j).

     Limitation on Layering. The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any other Indebtedness of the Company.

     The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guaranty of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guaranty any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Senior Credit Facility, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, renewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of (x) a Foreign Subsidiary or (y) an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent any such Indebtedness or Equity Interests were Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to any Restricted Subsidiary, or the properties or assets of any Restricted Subsidiary, other than a Foreign Subsidiary or the Acquired Person, as the case may be; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause
(h) of the second paragraph of "Limitation on Indebtedness" above; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (viii) the Indenture; or (ix) contained in any other indenture governing debt securities that are no more restrictive than those contained in the Indenture.

     Designation of Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; and

          (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's aggregate Investment in such Subsidiary on such date.

     Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guaranty, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guaranty given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture; and

          (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by "Transactions with Affiliates" below as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under the Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guaranty of the Notes and all other amounts due under the Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Guarantor's Guaranty, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing any Senior Indebtedness or any Guarantor Senior Indebtedness and (ii) Permitted Liens.

     Disposition of Proceeds of Asset Sales. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and
(ii) at least 80% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in a Related Business,
(C) Equity Interests in any Person which thereby becomes a Wholly Owned Restricted Subsidiary whose assets consist primarily of properties and capital assets used in a Related Business or (D) "earn out" or similar rights providing for a cash payment contingent upon operating results or the financial condition of the business and/or Person subject to such Asset Sale. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and
(ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

     The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 270 days of receipt thereof to repay Senior Indebtedness, (ii) commit in writing to acquire, construct or improve properties and capital assets to be used in a Related Business and so apply such Net Cash Proceeds within 270 days after the receipt thereof or (iii) apply the Net Cash Proceeds of any Asset Sale within 270 days of receipt thereof or repay Pari Passu Debt not exceeding the Pari Passu Debt Pro Rata Share; provided that the Company or such Restricted Subsidiary may use up to $10.0 million of aggregate Net Cash Proceeds from Asset Sales for any purpose not prohibited by the Indenture.

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 270 days of such Asset Sale as described in clause (i), (ii) or (iii) or the proviso of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 270th day, make an Offer to Purchase all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

     With respect to any Offer to Purchase effected pursuant to this covenant, among the Notes, to the extent the aggregate principal amount of Notes tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes tendered by the Holders of the Notes pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes for any purpose consistent with the other terms of the Indenture.

     In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

     Merger, Sale of Assets, etc. The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted

Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to any such transaction including the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" above; (iv) immediately after giving effect to such transaction, the Surviving Person will have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     No Guarantor (other than a Guarantor whose Guaranty is to be released in accordance with the terms of its Guaranty and the Indenture as provided in the third paragraph under "Guaranties of the Notes" above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless
(i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guaranty of the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor;
(iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction, the Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided, however, that clauses (iv) of this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the

Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement or of such Guarantor under its Guaranty, the Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged from its Obligations under the Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guaranty.

     Transactions with Affiliates. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction or series of related Affiliate Transactions (other than any such Affiliate Transactions between the Company or a Restricted Subsidiary and an Unrestricted Subsidiary or an Accounts Receivable Subsidiary in the ordinary course of business) involves aggregate payments or other consideration having a Fair Market Value in excess of $1.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction (other than an Affiliate Transaction between the Company or a Restricted Subsidiary and an Unrestricted Subsidiary or an Accounts Receivable Subsidiary in the ordinary course of business) involving aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law;
(iii) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) the issue and sale by the Company to its stockholders of Qualified Equity Interests; (v) any Restricted Payments made in compliance with "Limitation on Restricted Payments" above; (vi) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (vii) the Incurrence of intercompany Indebtedness permitted pursuant to clause (d) of the second paragraph of "Limitation on Indebtedness" above; and (viii) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof.

     Limitation on the Sale or Issuance of Preferred Equity Interests of Restricted Subsidiaries. The Company shall not sell any Preferred Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary to issue any of its Preferred Equity Interests or sell any Preferred Equity Interests of another Restricted Subsidiary (other than to the Company or a Wholly Owned Restricted Subsidiary).

     Limitation on Lines of Business. The Company shall not, and shall not cause or permit any Restricted Subsidiary, directly or indirectly to, engage in any business outside the specialty chemical business other than a Related Business.

     Provision of Financial Information. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) (each, an "Exchange Act Report") or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject; provided that the Required Filing Date for the quarterly report with respect to the fiscal quarter ended June 30, 1997 shall be the 45th day after the Issue Date and such report shall contain pro forma financial statements as of and for the six-month period ended June 30, 1997 prepared on a basis substantially similar to the pro forma financial statements included in this Offering Memorandum. If, at any time prior to the consummation of the Exchange Offer when the Company is not subject to such Section 13(a) or 15(d), the information which would be required in an Exchange Act Document is included in a public filing of the Company under the Securities Act at the applicable Required Filing Date, such public filing shall fulfill the filing requirement with the SEC with respect to the applicable Exchange Act Document. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted (or, prior to the consummation of the Exchange Offer, when the Company is not subject to Section 13(d) or 15(d) of the Exchange Act), information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

     Payments for Consent. Neither the Company nor any of its Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes, the Indenture or the Registration Rights Agreement unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT

     The occurrence of any of the following is defined as an "Event of Default" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (d) failure to perform or comply with any of the provisions described under "Certain Covenants -- Merger, Sale of Assets, etc." above; (e) failure to perform any other covenant, warranty or agreement of the Company under the Indenture or in the Notes or of the

Guarantors under the Indenture or in the Guaranties continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes; (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that have resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Significant Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Significant Restricted Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or (i) other than as provided in or pursuant to any Guaranty or the Indenture, any Guaranty ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guaranty (other than by reason of a release of such Guarantor from its Guaranty in accordance with the terms of the Indenture and such Guaranty). Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company, may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary will become immediately due and payable; provided, however, that so long as the Senior Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Notes to the agent under the Senior Credit Facility and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Senior Credit Facility. If an Event or Default specified in clause (h) of the preceding paragraph with respect to the Company occurs under the Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes upon the conditions provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; provided, however, that, except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "Certain Covenants -- Merger, Sale of Assets, etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     The Company may terminate its and the Guarantors' substantive obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise. In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of the Notes (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Notes and the Guarantors' Guaranty thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on such Notes; (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations; (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Act"); and (iv) complying with certain other requirements set forth in the Indenture. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of (and premium, if any, on) and interest on the Notes and the Guarantors' Guaranty thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes; (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of the Indenture, to such effect; (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Act; and (iv) complying with certain other requirements set forth in the Indenture.

     The Company may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the Senior Indebtedness and the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

GOVERNING LAW

     The Indenture, the Notes and the Guaranties are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes; (b) reduce the principal amount of (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note; (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guaranty in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default in respect thereof; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guaranty in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture, in any case in any manner adverse to the Holders of the Notes; (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase following an event or circumstance which may give rise to the requirement to make an Offer to Purchase in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with the Indenture; or (j) release any Guarantor from any of its obligations under its Guaranty or the Indenture otherwise than in accordance with the Indenture.

     The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

THE TRUSTEE

     Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accounts Receivable Subsidiary" means any Subsidiary of the Company that is, directly or indirectly, wholly owned by the Company (other than director qualifying shares) and organized solely for the purpose of and engaged in (i) purchasing, financing and collecting accounts receivable obligations of customers of the Company or its Subsidiaries, (ii) the sale or financing of such accounts receivable or interest therein and (iii) other activities incident thereto.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Additional Interest" has the meaning provided in Section 4(a) of the Registration Rights Agreement.

     "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 15.0% or more of the then outstanding Equity Interests of a Person shall be deemed to be control for purposes of compliance with the covenant described under "Certain Covenants -- Transactions with Affiliates"; and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of its Subsidiaries.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "Certain Covenants -- Merger, Sale of Assets, etc." above and the creation of any Lien not prohibited by "Certain Covenants -- Limitation on Liens" above; provided, however, that any transaction consummated in compliance with "Certain
Covenants -- Merger, Sale of Assets, etc." above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and the Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary; (c) any transaction consummated in compliance with "Certain Covenants -- Limitation on Restricted Payments" above; (d) sales of accounts receivable for cash at fair market value; and (e) any sale, conveyance or transfer of accounts receivable in the ordinary course of business to an Accounts Receivable Subsidiary or to third parties that are not Affiliates of the Company or any Subsidiary of the Company.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means: (a) U.S. dollars and any other currency that is convertible into U.S. dollars without legal restrictions and which is utilized by the Company or any of the Restricted Subsidiaries in the ordinary course of its business; (b) securities issued or directly and fully guarantied or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof); (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and
(c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

     "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company or, so long as Holdings owns a majority of the Voting Equity Interests of the Company, Holdings (or, for so long as Holdings is a partnership, its general partner); provided, however, that the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the then outstanding Voting Equity Interests of the Company, Holdings or such general partner, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than a Guarantor which is a Wholly Owned Restricted Subsidiary) or the Company or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or a Guarantor which is a Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, the then outstanding Voting Equity Interests of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; or (iii) following the first public offering of Voting Equity Interests of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Change of Control Date" has the meaning set forth under "Offer to Purchase upon Change of Control" above.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Interest Expense for such Four Quarter Period; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of

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

any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Interest Expense for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings and any cost savings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Hedging Obligations relating to interest are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, minus any non-cash item increasing Consolidated Net Income during such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; (iii) depreciation expense for such period; (iv) amortization expense for such period; and (v) all other non-cash items reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period).

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Hedging Obligations relating to interest (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest,
(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) dividends and distributions in respect of Disqualified Equity Interests of the Company during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" of the Company means the stockholders' equity of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, less amounts attributed to Disqualified Equity Interests.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Senior Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $15.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

     "Designation" has the meaning set forth under "Certain
Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Designation Amount" has the meaning set forth under "Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the maturity date of the Notes.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

     "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "Guarantor" means (i) each of the Subsidiaries of the Company (other than Foreign Subsidiaries) as of the Issue Date and their respective successors, and
(ii) each other Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date pursuant to "Guaranties of the Notes" above.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Senior Credit Facility; (b) all Hedging Obligations of such Guarantor; (c) all Obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such

Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guaranty of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by such Guarantor's Guaranty of the Notes; (e) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and
(g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

     "guaranty" means, as applied to any obligation, (i) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guaranty shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

     "Guaranty" means the guaranty of the Notes by each Guarantor under the Indenture.

     "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (iii) foreign currency or chemical commodity hedge, exchange or similar protection agreements (agreements referred to in this definition being referred to herein as "Hedging Agreements").

     "Holder" means the registered holder of any Note.

     "Holdings" means Sovereign Specialty Chemicals, L.P., a Delaware limited partnership, and its successors.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guaranty or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding (x) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined, (y) trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or (z) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Hedging Agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guarantied or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through
(g) above. Indebtedness (a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and
(e) shall not include obligations under performance bonds, performance guaranties, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal, investment banking firm or consultant that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guaranty or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer.

     "Issue Date" means the original issue date of the Notes.

     "Junior Subordinated Seller Note" means the $3.0 million aggregate principal amount 8% Note due 2002 issued by Holdings to Laporte plc on the Issue Date.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Maturity Date" means August 1, 2007.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

     "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and
(12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Pari Passu Debt" means Indebtedness of the Company or any Guarantor that neither constitutes Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, or Subordinated Indebtedness.

     "Pari Passu Debt Pro Rata Share" means the amount of the applicable Net Cash Proceeds obtained by multiplying the amount of such Net Cash Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Net Cash Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all Pari Passu Debt outstanding at the time of the applicable Offer to Purchase with respect to which the Company is required to use the applicable Net Cash Proceeds to offer to repay or make an offer to purchase or repay.

     "Permitted Holder" means (a) First Chicago NBD Corp. and any Person controlled by either First Chicago NBD Corp. or any of its or its Subsidiaries' officers, (b) Robert B. Covalt, Carol E. Bramson and Lawrence E. Fox and (c) any Person controlled by any Person identified in clause (b) of this definition.

     "Permitted Indebtedness" has the meaning set forth in the second paragraph of "Certain Covenants -- Limitation on Indebtedness" above.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (d) Hedging Obligations;
(e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "Certain Covenants -- Disposition of Proceeds of Asset Sales" above not to exceed 20% of the total consideration for such Asset Sales and any "earn out" or similar right permitted under "Certain
Covenants -- Disposition of Proceeds of Asset Sales"; (f) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (h) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Company; (i) any Investment consisting of a guaranty by a Guarantor of Senior Indebtedness or any guaranty permitted under clause (e) of the second paragraph of "Limitation on Indebtedness" above; (j) Investments in Persons primarily engaged in a Related Business in an aggregate amount not to exceed $10.0 million; provided that the Company and/or the Restricted Subsidiaries own at least one-third of the outstanding Voting Equity Interests of each such Person; and (k) Investments in the form of the sale (on a "true sale" non-recourse basis) or the servicing of receivables transferred from the Company or any Restricted Subsidiary, or transfers of cash, to an Accounts Receivable Subsidiary as a capital contribution or in exchange for Indebtedness of such Accounts Receivable Subsidiary or cash, in each case in the ordinary course of business.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

     "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes; (e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "Certain Covenants -- Limitation on Indebtedness" above and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; and (l) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "Public Equity Offering" means, with respect to the Company, an underwritten primary public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

     "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding Qualified Equity Interests of the Company has been distributed by means of an effective registration statement under the Securities Act.

     "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Redemption Date" has the meaning set forth in the third paragraph of "Optional Redemption" above.

     "Related Business" means (a) those businesses in which the Company or any of the Restricted Subsidiaries is engaged on the date of the Indenture, or that are reasonably related or incidental thereto and (b) any business (the "Other Business") which forms a part of a business (the "Acquired Business") which is acquired by the Company or any of the Restricted Subsidiaries if (i) the primary intent of the Company or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (a) of this definition and (ii) the Company believed that it would not have been able to acquire such portion of the Acquired Business if the Other Business was not also acquired.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "SEC" means the Securities and Exchange Commission.

     "Senior Credit Facility" means the Amended and Restated Credit Agreement, dated as of the Issue Date, between the Company, Holdings, the Subsidiaries of the Company named therein from time to time, the lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor (including any restatements thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guaranty and note agreements and other instruments and agreements executed in connection therewith.

     "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Senior Credit Facility; (b) all Hedging Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company, unless and for so long as such Indebtedness has been pledged to secure Obligations under the Senior Credit Facility; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes; (e) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (f), (g) or (h) of "Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means, with respect to the Company or any Guarantor, any Indebtedness of the Company or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guaranty, as the case may be.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Unutilized Net Cash Proceeds" has the meaning set forth in the third paragraph under "Certain Covenants -- Disposition of Proceeds of Asset Sales" above.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

     Except as described in the next paragraph, the Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited on the date of issuance with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC.

     Notes originally purchased by or transferred to Holders who elect to take physical delivery of their certificates instead of holding their interest through a Global Note (collectively referred to herein as the "Non-Global Purchasers") will be issued Notes in the form of certificated notes in definitive, fully registered form (the "Certificated Notes"). Upon the transfer of any Certificated Note initially issued to a Non-Global Purchaser, such Certificated Note will, unless the transferee requests Certificated Notes or the Global Notes have previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note. Upon the transfer of an interest in a Global Note, such interest will, unless the transferee requests Certificated Notes, be represented by an interest in the Global Note. For a description of the restrictions on the transfer of Certificated Notes and any interest in a Global Note, see "Transfer Restrictions" below.

     The Global Notes. The Company expects that pursuant to procedures established by DTC (a) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by the Global Notes to the respective accounts of persons who have accounts with DTC and (b) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined herein)) and the records of Participants (with respect to interests of persons other than Participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Interests in a Global Note may be held directly through DTC, by Participants, or indirectly through organizations which are Participants.

     So long as DTC, or its nominee, is the registered owner or holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, premium, if any, and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Note held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a Holder requires physical delivery of a Certificated Note for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such Holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange) only at the direction of one or more Participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes in whole for Certificated Notes, which it will distribute to the Participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or the Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Notes. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Notes will be issued in exchange for Global Notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on August 5, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the date of the Initial Offering (the "Issue Date"). Certain terms of the Registration Rights Agreement are summarized as follows:

     The Company and the Guarantors have agreed to (i) file with the Commission on or prior to 90 days after the Issue Date a registration statement on Form S-1 or Form S-4, if the use of such forms is then available (the "Exchange Offer Registration Statement"), relating to a registered exchange offer (the "Exchange Offer") for the Old Notes under the Securities Act and (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of the Transfer Restricted Securities (as defined below) who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for an issue of a second series of notes (the "Exchange Notes"), identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and that would be registered under the Securities Act. The Company will keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Notes. If (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect the Exchange Offer as contemplated hereby,
(ii) any Securities validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Securities within 300 days after the Issue Date, (iii) any Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Notes to participate in the Exchange Offer, (v) any holder of the Old Notes that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Old Notes (other than due solely to the status of a holder (other than an Initial Purchaser) as an affiliate of any of the Issuers within the meaning of the Securities Act, and other than any state securities law restrictions which, individually or, in the aggregate, do not materially adversely affect the ability of any such holder to resell the securities held by such holder), or
(vi) the Company so elects, the Company and the Guarantors will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to, among other things, the provision of information in connection with the Shelf Registration Statement provided that, upon a receipt of a notice from the Company to the effect that, in the reasonable judgment of the Company, the use of the Shelf Registration Statement would materially interfere with a valid business purpose of the Company or the Guarantors, the holders of the Notes shall cease distribution of the Notes under such Shelf Registration Statement for a period of time not to exceed 60 days in any one year. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (ii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf

Registration Statement or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

     The Company and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 300 days after the Issue Date. If applicable, the Company and the Guarantors will use their best efforts to keep the Shelf Registration Statement effective for a period of two years after the Issue Date, subject to certain exceptions. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 90 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 270 days after the Issue Date, (iii) the Exchange Offer is not consummated on or prior to 300 days after the Issue Date, or (iv) the Shelf Registration Statement is filed and declared effective within 270 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Old Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semiannual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     The Registration Rights Agreement also provides that the Company (i) shall make available for a period of 180 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expenses of one counsel to the holders of the Notes) and will indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     Each holder of Notes who wishes to exchange such Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If a holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If a holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market making activities or other trading activities (an "Exchange Dealer"), it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     Holders of the Old Notes will be required to make certain representations to the Company (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

     For so long as the Old Notes are outstanding, the Company and the Guarantors will continue to provide to holders of the Old Notes and to prospective purchasers of the Old Notes the information required by paragraph
(d)(4) of Rule 144A under the Securities Act. The Company will provide a copy of the Registration Rights Agreement to prospective purchasers of Old Notes identified to the Company by an Initial Purchaser upon request.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

     The foregoing description of the Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefit of the Indenture.

     As of the date of this Prospectus, $125,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on
                , 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any sum unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
                , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed is promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the
Exchange Notes on                 , 1998. Interest on the Old Notes accepted for
exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Notes is payable semiannually on each February 1
and August 1, commencing on                 , 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. for a holder to validly tender Old Notes pursuant to the Exchange Offer, a property completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry

Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

     By executing the Letter of Transmittal (or transmitting an Agent's Message in lieu thereof) each holder will make to the Company the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTION FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must guaranteed by a recognized participant in the Securities Transfer Agent Medallion Program, the York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a property completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by a Medallion Signature Guarantor.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee (or, in the case of book-entry transfer, an Agent's Message in lieu thereof) and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. he Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURE

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal (or, in the case of book-entry transfer, an Agent's Message) or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agents Message), prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company, or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agents account at the Book-Entry Transfer Facility), and any other documents requited by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal or facsimile thereof (or, in the case of book-entry transfer, an Agents Message), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so Withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are riot satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see

"-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                              THE BANK OF NEW YORK

                   BY MAIL:                                 OVERNIGHT COURIER:

                   BY HAND:                              FACSIMILE TRANSMISSION:


                   FOR INFORMATION TELEPHONE (CALL COLLECT):

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, less the original issue discount (net of amortization) as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so Long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activates, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     As contemplated by these no-action killers and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holders own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including applicability and effect of any state, local or foreign tax laws.

     The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes receive in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until
            , 1998 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

     Certain legal matters in connection with the offering and sale of the Exchange Notes will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois (a partnership which includes professional corporations).

                                    EXPERTS

     The consolidated financial statements and schedule of (i) the Company as of December 31, 1996 and for the period from March 31, 1996 through December 31, 1996, (ii) SIA Adhesives as of December 31, 1995 and for the years ended December 31, 1994 and 1995, and the three months ended March 31, 1996, and (iii) Pierce & Stevens for the year ended December 31, 1995 and for the period from January 1, 1996 through August 19, 1996 included in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their reports appearing herein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. The combined financial statements of the Division as of December 31, 1995 and 1996, and for the three years in the period ended December 31, 1996, have been audited by KPMG Audit Plc, chartered accountants and registered auditor, London, England. Such combined financial statements have been included and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

SOVEREIGN SPECIALTY CHEMICALS, L.P.

Report of Independent Auditors.......................................................    F-2
Consolidated Balance Sheet as of December 31, 1996 and June 30, 1997 (unaudited).....    F-3
Consolidated Statement of Operations from March 31, 1996 through December 31, 1996...    F-4
Statement of Partners' Interests from March 31, 1996 through December 31, 1996 and
  for the six months ended June 30, 1997 (unaudited).................................    F-5
Consolidated Statement of Cash Flows from March 31, 1996 through
  December 31, 1996 and for the six months ended June 30, 1997 (unaudited)...........    F-6
Notes to Consolidated Financial Statements...........................................    F-7

ADHESIVES SYSTEMS DIVISION OF THE BFGOODRICH COMPANY

Report of Independent Auditors.......................................................   F-15
Balance Sheet as of December 31, 1995................................................   F-16
Statements of Divisional Operations and Division Equity for the years ended December
  31, 1994 and 1995 and the three months ended March 31, 1996........................   F-17
Statements of Cash Flows for the years ended December 31, 1994 and 1995 and the three
  months ended March 31, 1996........................................................   F-18
Notes to Financial Statements........................................................   F-19

PIERCE & STEVENS CORP.

Report of Independent Auditors.......................................................   F-23
Combined Statements of Income for the year ended December 31, 1995 and for the period
  January 1, 1996 through August 19, 1996............................................   F-24
Combined Statements of Cash Flows for the year ended December 31, 1995 and for the
  period January 1, 1996 through August 19, 1996.....................................   F-25
Notes to Combined Financial Statements...............................................   F-26

LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC., EVODE-TANNER INDUSTRIES,
INC.
AND MERCER PRODUCTS COMPANY, INC. (COLLECTIVELY, THE "DIVISION")

Combined Balance Sheet (unaudited) as of June 30, 1997...............................   F-30
Combined Statements of Operations for the six months ended June 30, 1996 and 1997
  (unaudited)........................................................................   F-31
Combined Statements of Cash Flows for the six months ended June 30, 1996 and 1997
  (unaudited)........................................................................   F-32
Notes to Unaudited Combined Financial Statements.....................................   F-33

Report of Independent Auditors.......................................................   F-34
Combined Balance Sheets as of December 31, 1995 and 1996 and March 31, 1996 and
  1997...............................................................................   F-35
Combined Statements of Operations for the years ended December 31, 1994, 1995 and
  1996 and the three months ended March 31, 1996 and 1997............................   F-36
Combined Statements of Cash Flows for the years ended December 31, 1994, 1995 and
  1996 and the three months ended March 31, 1996 and 1997............................   F-37
Notes to Combined Financial Statements...............................................   F-38

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of Sovereign Specialty Chemicals L.P.

     We have audited the accompanying consolidated balance sheet of Sovereign Specialty Chemicals, L.P. and Subsidiaries as of December 31, 1996 and the related consolidated statements of operations, partners' interests, and cash flows for the period from March 31, 1996 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sovereign Specialty Chemicals, L.P. and Subsidiaries at December 31, 1996, and the consolidated results of their operations and their consolidated cash flows for the period from March 31, 1996 (date of inception) to December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

March 7, 1997

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

                           CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)

                                                                                      JUNE 30,
                                                                                        1997
                                                                     DECEMBER 31,   ------------
                                                                         1996
                                                                     ------------   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents........................................    $    104       $  1,028
  Accounts receivable, less allowance of $324......................      10,997         12,708
  Loans receivable -- Related parties..............................         396            311
  Inventories......................................................       9,895         10,010
  Deferred income taxes............................................         688            687
  Other current assets.............................................       1,576          1,279
                                                                     ------------   ------------
Total current assets...............................................      23,656         26,023
Property, plant, and equipment:
  Land.............................................................       2,930          2,930
  Buildings........................................................       8,020          8,073
  Machinery and equipment..........................................      16,820         17,079
  Furniture and fixtures...........................................         193            962
                                                                     ------------   ------------
                                                                         27,963         29,039
  Less: Accumulated depreciation...................................         941          2,124
                                                                     ------------   ------------
                                                                         27,022         26,915
Goodwill, net......................................................      17,876         16,772
Deferred financing costs, net......................................       1,169          1,101
Other assets.......................................................         237            107
                                                                     ------------   ------------
Total assets.......................................................    $ 69,960       $ 70,918
                                                                     ===========    ==========
LIABILITIES AND PARTNERS' INTERESTS
Current liabilities:
  Accounts payable.................................................    $  4,959       $  6,762
  Accrued expenses.................................................       4,629          3,624
  Current portion of long-term debt................................       2,000          2,000
  Current portion of capital lease obligations.....................         132             97
                                                                     ------------   ------------
Total current liabilities..........................................      11,720         12,483
Long-term debt, less current portion...............................      39,360         38,555
Capital lease obligations, less current portion....................         160             93
Deferred income taxes..............................................          72             72
Other long-term liabilities........................................         713            200
Minority interests.................................................         491            509
Partners' interests:
  General partner..................................................         296            311
  Limited partners.................................................      17,087         18,593
Cumulative translation adjustment..................................          61            102
                                                                     ------------   ------------
Total partners' interests..........................................      17,444         19,006
                                                                     ------------   ------------
Total liabilities and partners' interests..........................    $ 69,960       $ 70,918
                                                                     ===========    ==========

                            See accompanying notes.

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (dollars in thousands)

                                                    PERIOD FROM
                                                  MARCH 31, 1996         PERIOD FROM
                                                (DATE OF INCEPTION)     APRIL 1, 1996      SIX MONTHS
                                                      THROUGH              THROUGH         ENDED JUNE
                                                 DECEMBER 31, 1996      JUNE 30, 1996       30, 1997
                                                -------------------     -------------     -------------
                                                                        (UNAUDITED)
Net sales.....................................        $37,792              $ 5,641           $43,159
Cost of goods sold............................         26,637                3,374            30,439
                                                      -------              -------            ------
     Gross profit.............................         11,155                2,267            12,720
Selling, general, and administrative
  expenses....................................          9,613                1,389             9,047
                                                      -------              -------            ------
     Operating income.........................          1,542                  878             3,673
Interest expense, net.........................          1,666                  204             1,861
                                                      -------              -------            ------
     Income (loss) before income tax expense
       (benefit) and extraordinary item.......           (124)                 674             1,812
Income tax expense (benefit)..................            (99)                 229                75
                                                      -------              -------            ------
     Income (loss) before extraordinary
       item...................................            (25)                 445             1,737
Extraordinary loss on the extinguishment of
  debt........................................            281                   --                --
                                                      -------              -------            ------
     Net income (loss)........................        $  (306)             $   445           $ 1,737
                                                      =======              =======            ======

                            See accompanying notes.

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

                        STATEMENT OF PARTNERS' INTERESTS
                             (dollars in thousands)

                                                                              CURRENCY        TOTAL
                                                  GENERAL       LIMITED      TRANSLATION    PARTNERS'
                                                  PARTNER      PARTNERS      ADJUSTMENT     INTEREST
                                                  --------     ---------     ----------     ---------
Initial capitalization of Company...............    $ 56        $  5,529        $ --         $  5,585
Additional capital contributions................     245          12,013          --           12,258
Distributions to partners.......................      (2)           (152)         --             (154)
Net loss for 1996...............................      (3)           (303)         --             (306)
Translation adjustment..........................      --              --          61               61
                                                    ----         -------         ---          -------
Balance at December 31, 1996....................    $296        $ 17,087        $ 61         $ 17,444
Distributions to partners (unaudited)...........      (2)           (214)         --             (216)
Net income for the six months ended June 30,          17           1,720          --            1,737
  1997 (unaudited)..............................
Translation adjustment (unaudited)..............      --              --         (41)             (41)
                                                    ----         -------         ---          -------
Balance at June 30, 1997........................    $311        $ 18,593        $102         $ 19,006
                                                    ====         =======         ===          =======

                            See accompanying notes.

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (dollars in thousands)

                                                 PERIOD FROM MARCH 31,
                                                          1996              PERIOD FROM
                                                  (DATE OF INCEPTION)      APRIL 1, 1996
                                                  THROUGH DECEMBER 31,        THROUGH      SIX MONTHS ENDED
                                                          1996             JUNE 30, 1996    JUNE 30, 1997
                                                ------------------------   -------------   ----------------
                                                                           (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).............................          $   (306)             $   445           $1,737
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
    Depreciation and amortization.............             1,600                  257            1,847
    Deferred income taxes.....................              (133)                  --               --
    Minority interests........................               155                   --               18
    Extraordinary loss on extinguishment of
      debt....................................               281                   --               --
    Changes in operating assets and
      liabilities:
      Accounts receivable.....................             1,197                 (442)          (1,711)
      Inventories.............................                88                  334             (115)
      Prepaid expenses and other current
         assets...............................              (424)                (420)           1,021
      Accounts payable and accrued expenses...             2,326                2,056              285
                                                      ----------           -------------       -------
Net cash provided by operating activities.....             4,784                2,230            3,082
INVESTING ACTIVITIES
Purchase of net assets of SEA (net of $404
  purchased cash).............................           (15,819)             (15,819)              --
Purchase of common stock of P&S...............           (46,899)                  --               --
Purchase of property, plant, and equipment....              (705)                 (26)          (1,127)
Proceeds from sale of equipment...............                17                   --               51
Loan to related party.........................              (110)                (110)              --
Proceeds from loans to related parties........                72                   20               --
                                                      ----------           -------------       -------
Net cash used in investing activities.........           (63,444)             (15,935)          (1,076)
FINANCING ACTIVITIES
Capital contributions.........................            17,835                5,585               --
Proceeds from revolving credit facility.......             3,228                   --            4,671
Payments on revolving credit facility.........            (7,596)                (976)          (4,476)
Proceeds from long-term debt..................            54,226               11,300               --
Payments on long-term debt....................            (8,699)              (2,399)          (1,000)
Payments on capital lease obligations.........               (53)                  --             (102)
Distributions to partners.....................              (154)                (154)            (216)
Distributions to minority members of SEA......                (4)                  (4)              --
                                                      ----------           -------------       -------
Net cash provided by (used in) financing
  activities..................................            58,783               13,352           (1,123)
Effect of exchange rate changes on cash.......               (19)                  --               41
                                                      ----------           -------------       -------
Net increase (decrease) in cash and cash
  equivalents.................................               104                 (353)             924
Cash and cash equivalents at beginning of
  period......................................                --                  404              104
                                                      ----------           -------------       -------
Cash and cash equivalents at end of period....          $    104              $    51           $1,028
                                                ====================       ===========     ==============

                            See accompanying notes.

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

            (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX MONTHS
             ENDED JUNE 30, 1997 AND THE PERIOD FROM APRIL 1, 1996
                      THROUGH JUNE 30, 1996 IS UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation and Business

     Sovereign Specialty Chemicals, L.P. (Sovereign or the Company) is a limited partnership acting as a holding company. The partnership was formed on March 31, 1996 through an initial capitalization of $5,585. Sovereign Chemicals Corporation (the General Partner) acts as the general partner with additional investors as limited partners (the Limited Partners).

     As described further in Note 2 "Business Combinations," on March 31, 1996, Sovereign purchased certain assets and assumed certain commitments of a company for $15,819 including transaction costs and net of purchased cash. The purchase was made through Sovereign Engineered Adhesives, L.L.C. (SEA) a newly-formed 97%-owned limited liability corporation.

     Also as described in Note 2 "Business Combinations," on August 19, 1996, Sovereign purchased, through P&S Holdings, Inc. (P&S) a newly formed subsidiary, 100% of the outstanding stock of Pierce & Stevens Corp. for $46,899, including transaction costs.

  Interim Financial Information

     The financial information at June 30, 1997 and for the six months ended June 30, 1997, and the period from March 31, 1996 (date of inception) through June 30, 1996 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year.

  Principles of Consolidations

     The consolidated financial statements include the accounts of Sovereign and its majority-owned subsidiaries, SEA and P&S. All significant intercompany accounts and transactions have been eliminated.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined by the last in, first out (LIFO) method for SEA and by the first in, first out
(FIFO) for P&S.

  Property, Plant, and Equipment

     Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is provided principally by use of the straight-line method over the respective estimated useful lives of the assets for financial reporting purposes, as follows: 3 to 10 years for machinery and equipment; seven years for furniture and fixtures, and 39 years for buildings and improvements. Accelerated depreciation methods are principally used for income tax purposes.

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

  Goodwill

     Goodwill represents the excess of acquisition cost over the fair value of net assets acquired and is being amortized using the straight-line method over a period of 15 years. Accumulated amortization of goodwill as of December 31, 1996 was approximately $590.

  Organizational Costs

     Organization costs relate to the start-up of SEA and are being amortized on a straight-line basis over five years. Accumulated amortization of organizational costs as of December 31, 1996 was approximately $2.

  Deferred Financing Costs

     The costs of obtaining financing are capitalized and are being amortized using the straight-line method over the term of the related debt. Accumulated amortization as of December 31, 1996 was approximately $47.

  Income Taxes

     The Company was formed as a limited partnership and thus the income of the partnership is taxed at the partner level. Income relative to SEA, a limited liability company, is taxed at the partner/member level.

     Income related to P&S, a subchapter C corporation, is taxed at the subsidiary level. P&S recognizes deferred income taxes for tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect of a change in tax rates is recognized in the period that includes the enactment date. Deferred income taxes have resulted from the difference in timing for financial reporting and tax reporting of accounts receivable reserves, inventory reserves, depreciation, various accrued liabilities, and a net operating loss carryforward. Investment tax credits are accounted for on the flow-through method.

  Interest Rate Cap Agreements

     The Company purchased interest rate cap agreements totaling $62 to reduce the impact of increases in interest rates on its long-term debt. The cost of these agreements is included in other assets and is being amortized to interest expense ratably over the remaining three-year term of the caps. Payments received as a result of the caps, if any, are accrued as a reduction of interest expense.

  Partners' Interests

     The Company's partners' interests are comprised of preferred and common shares. As of December 31, 1996, the balance of preferred and common shares were $17,373 and $10, respectively. The Company's preferred shares earn interest as determined by the partnership agreement (the guaranteed yield). At December 31, 1996, cumulative unpaid interest determined by the guaranteed yield amounted to $840.

  Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

  Revenue Recognition

     Revenue is recognized when products are shipped to the customer.

  Research and Development

     Research and development costs are charged to expense as incurred. Research and development expense for the period ended December 31, 1996 was $658.

  Translation of Foreign Currencies

     The functional currency for P&S' foreign operations is the applicable local currency. The translation from the applicable foreign currency to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Translation adjustments resulting from such translation are included as a separate component of shareholders' equity. Gains or losses resulting from foreign currency transactions are included in income.

  Fair Value of Financial Instruments

     The carrying amounts reported in the Company's balance sheets for variable-rate long-term debt, including current portion, approximate fair value, as the underlying long-term debt instruments are comprised of notes that are repriced on a short-term basis.

     The Company estimates the fair value of fixed rate long-term debt obligations including current portion, using the discounted cash flow method with interest rates currently available for similar obligations. The carrying amounts reported in the Company's balance sheets for these obligations approximate fair value.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts which are from its domestic and international customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Company maintains an allowance for potential credit losses.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates.

2.  BUSINESS COMBINATIONS

     On March 31, 1996, the Company purchased, through its newly formed, majority-owned subsidiary, SEA, the net assets of a company (the Acquired Company). The purchase was made in accordance with the Asset Purchase Agreement (Agreement) between the Company, SEA and the Acquired Company. The Company acquired certain assets and assumed certain commitments for $15,819, including transaction related costs of $607 and net of purchased cash of $404. The acquisition was accounted for as a purchase. The results of operations of the acquired company are included in the Statement of Operations for the period from March 31, 1996 (date of acquisition) through December 31, 1996. In connection with the acquisition, the Company recognized (on the

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

books of SEA) goodwill in the amount of $4,249 which is being amortized on a straight-line basis over a 15-year period.

     On August 19, 1996, the Company purchased, through its newly formed, majority-owned subsidiary, P&S Holdings, Inc., 100% of the outstanding common stock of Pierce & Stevens Corp. The cost of the acquisition was $46,899 including transaction costs and was accounted for as a purchase. The results of the operations of the acquired company for the period from August 19, 1996 (date of acquisition) through December 31, 1996 are included in the Statement of Operations. In connection with the acquisition, the Company recognized (on the books of Pierce & Stevens Corp.) goodwill in the amount of $14,036 which is being amortized on a straight-line basis over a period of 15 years.

3.  INVENTORIES

     The components of inventories are as follows:

                                                                         DECEMBER 31,
                                                                             1996
                                                                         ------------
        Raw materials..................................................     $4,671
        Work in process................................................        140
        Finished goods.................................................      5,158
                                                                            ------
                                                                             9,969
        Less: LIFO reserve.............................................         74
                                                                            ------
                                                                            $9,895
                                                                            ======

4.  LONG-TERM DEBT

     The components of long-term debt are as follows:

                                                                         DECEMBER 31,
                                                                             1996
                                                                         ------------
        Revolving credit loan..........................................    $  6,859
        Term loan......................................................      24,501
        Senior subordinated notes......................................      10,000
                                                                             ------
                                                                             41,360
        Less: Current maturities.......................................       2,000
                                                                             ------
                                                                           $ 39,360
                                                                             ======

     The Company entered into a Credit Agreement on August 19, 1996, to provide for a revolving credit facility, a long-term note, and two senior subordinated notes. In connection with the Credit Agreement, SEA paid off its outstanding debt obligations and recognized an extraordinary loss on the early extinguishment of the debt in the amount of $281.

     The Company has $15.0 million revolving credit facility (the Facility) which expires in 2003. The Facility is shared among the Company, SEA and P&S. The Company pays commitment fees of .5% on the unused balance, on a quarterly basis. Amounts outstanding under the Facility bear interest at either the London Interbank Offered Rate (LIBOR), plus 1.5% to 2.5% variable or the ABR rate plus
 .25% to 1.25% variable. The ABR rate is defined in the Credit Agreement as the highest of: (i) the Federal Funds Rate plus .5%; (ii) the prime rate; or (iii) the base Certificate of Deposit rate plus 1%. Under the Facility, the Company may borrow and repay from time to time, the lessor of: (i) $15,000; or (ii) the Company's borrowing base. The Credit Agreement defines the Company's borrowing base as the sum of 85% of eligible accounts receivable and 50% of eligible inventory. The amount

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

the Company may borrow against the revolving credit facility is reduced by the aggregate amount of any letters of credit issued for the account of the Company and its subsidiaries. No letters of credit were outstanding at December 31, 1996. As of December 31, 1996, approximately $6,000 was available under the Facility.

     The Company has a term note payable at of December 31, 1996 in the amount of $24,501. The variable interest rate on the long-term loan, which expires in September 2003, is the same rate as the Facility described above, and was approximately 8.1% at December 31, 1996. Quarterly installments under the note range from $500 to $1,750. Interest is payable quarterly.

     The Company has a $9 million and a $1 million senior subordinated note bearing interest at 11 1/2%. The notes are due in a single payment on the earlier of March 31, 2004 or 90 days after the final payment on the Credit Agreement.

     The weighted average interest rate on all debt obligations outstanding at December 31, 1996 was 9.3%.

     Debt obligations are secured by all assets of the Company, SEA, and P&S. The credit facilities also contain various restrictive covenants at a consolidated level related to leverage coverage, net worth, fixed charges, and interest coverage. All such covenants were met at December 31, 1996.

     Annual maturities of the Company's long-term debt is as follows at December 31, 1996:

        1997..............................................................  $ 2,000
        1998..............................................................    2,125
        1999..............................................................    2,626
        2000..............................................................    3,000
        2001..............................................................    2,490
        2002 and thereafter...............................................   29,119

5.  RETIREMENT PLANS

     The Company provides a defined benefit pension plan covering certain salaried employees of SEA employed on April 1, 1996 who were participants in the Acquired Company's retirement plan. Employees vest in the plan over a five-year period and the plan is frozen to new participants. Participants in the plan were given credit for prior years of service.

     The plan's net periodic pension cost for the period from April 1, 1996 to December 31, 1996 was comprised solely of $37 in service cost.

     The funded status of the plan, based on actuarial computations at October 1, 1996, is presented below. An assumed discount rate of 7.5% and a 4.5% rate of increase in future compensation levels was used in determining the actuarial present value of the projected benefit obligation.

        Actuarial present value of accumulated benefit obligation:
        Vested benefits.......................................................  $13
        Nonvested benefits....................................................   15
                                                                                ---
        Accumulated benefit obligation........................................  $28
                                                                                ===

        Projected benefit obligation for services rendered to date............  $37
        Plan assets at fair value.............................................   --
                                                                                ---
        Accrued pension liability.............................................  $37
                                                                                ===

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

     The Company has a pension plan covering all P&S union employees. The Company's funding policy has been to contribute annually at least the minimum required by ERISA. The Plans provide monthly benefits under a flat benefit formula.

     Net periodic pension cost is as follows for the period ended December 31, 1996:

        Service cost..........................................................  $ 5
        Interest cost.........................................................   29
        Actual return on plan assets..........................................  (19)
                                                                                ---
        Net periodic pension cost.............................................  $15
                                                                                ===

     The funded status of the plan, based on actuarial computations at June 30, 1996 and September 30, 1996 is presented below. Plan assets are stated at fair value and composed of fixed rate securities and equity investments. The average assumed discount rate is 7.5% and the average expected long-term rate of return on plan assets is 8.5%.

     Actuarial present value of accumulated benefit obligation:

    Vested benefits...........................................................  $ 1,567
    Nonvested benefits........................................................        8
                                                                                -------
    Accumulated benefit obligation............................................  $ 1,575
                                                                                =======
    Projected benefit obligation for services rendered to date................  $ 1,575
    Plan assets at fair value.................................................   (1,493)
                                                                                -------
    Accrued pension liability.................................................  $    82
                                                                                =======

     The Company established a defined contribution plan on July 1, 1996 covering all SEA employees under Section 401(k) of the Internal Revenue Code. Under terms of the plan, participants may elect to contribute up to 14% of their defined compensation. In addition, the Company will contribute 50% of each of the participant's contribution up to a maximum of 6% of defined compensation. Employees not participating in the plan and employed on April 1, 1996, as well as all employees hired after April 1, 1996 receive an additional 2% discretionary contribution from the Company due to the fact they are not covered under the Company's defined benefit plan. Total Company contributions to the plan amounted to $88 for the period ended December 31, 1996.

     The Company also has a defined contribution plan covering all P&S employees under Section 401(k) of the Internal Revenue Code. Under terms of the plan, participants may elect to contribute up to 7% of their defined compensation. In addition, the Company will contribute 100% of each of the participant's contribution up to a maximum of 2% of defined compensation. Total Company contributions to the plan amounted to $51 for the period ended December 31, 1996.

     The Company had a deferred profit sharing plan covering all P&S employees. The contribution was subject to the discretion of the Board of Directors, but is subject to a limitation of 5% of compensation of all eligible employees as defined by the plan. Total Company contributions to the plan amounted to $154 for the period ended December 31, 1996. The plan was discontinued during 1996.

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

6.  INCOME TAXES

     The provision for income taxes on P&S Holdings, Inc., a subchapter C corporation, for the period ended December 31, 1996 consists of:

      Current:
        State................................................................    $ 11
        Foreign..............................................................      23
                                                                                 ----
                                                                                   34
      Deferred...............................................................    (133)
                                                                                 ----
                                                                                 $(99)
                                                                                 ====

     Income tax expense for the period ended December 31, 1996 differs from the amount computed by applying the statutory income tax rate as follows:

    Income taxes at Federal statutory rate.....................................    (34.0)%
    Income not subject to Federal taxation*....................................    (48.9)
    Permanent income tax disallowances.........................................      3.6
    State taxes, net of federal benefit........................................      1.4
    Foreign withholding taxes..................................................      4.6
    Other......................................................................      4.6
                                                                                   -----
    Income taxes at the effective rate.........................................    (68.7)%
                                                                                   =====

------------------------
*Income from the Company and SEA are taxes at the partner/member level.

     Deferred tax liabilities and assets are recorded in the Company's balance sheet at December 31, 1996 as follows:

    Deferred tax liabilities:
      Accelerated depreciation................................................    $(165)
      Refundable investment tax credits.......................................     (123)
                                                                                  -----
    Gross deferred tax liabilities............................................     (288)

    Deferred tax assets:
      Federal net operating loss carryforwards................................      413
      Accrued liabilities.....................................................      336
      Inventory...............................................................       88
      Receivables.............................................................       67
                                                                                  -----
    Gross deferred tax assets.................................................      904
                                                                                  -----
    Net deferred tax asset....................................................    $ 616
                                                                                  =====

     As of December 31, 1996, the Company had a net operating loss carryforward of approximately $1.2 million which expires in the year 2011.

                      SOVEREIGN SPECIALTY CHEMICALS, L.P.

7.  CAPITAL LEASES

     Future minimum lease payments under capital leases at December 31, 1996, together with the present value of the minimum lease payments are as follows:

        1997...............................................................    $ 170
        1998...............................................................      140
        1999...............................................................       57
                                                                                ----
        Total minimum payments.............................................      367
        Amounts representing executory costs...............................       48
        Amounts representing interest......................................       27
                                                                                ----
        Present value of minimum payments..................................      292
        Current portion....................................................      132
                                                                                ----
        Total long-term portion............................................    $ 160
                                                                                ====

8.  OPERATING LEASES

     The Company is a leasee under noncancelable equipment and automobile lease agreements. Rent expense was $39 for the period ended December 31, 1996. Future minimum annual lease payments under operating leases with initial noncancelable terms extending beyond one year are as follows:

            1997.......................................................    $  59
            1998.......................................................       34
            1999.......................................................       14
            2000.......................................................       12
            2001.......................................................        6
                                                                            ----
                                                                           $ 125
                                                                            ====

9.  SUPPLEMENTAL CASH FLOW INFORMATION

     The following table provides supplemental cash flow data in addition to the information provided in the Consolidated Statement of Cash Flows:

                                                PERIOD FROM
                                              MARCH 31, 1996       PERIOD FROM
                                            (DATE OF INCEPTION)   APRIL 1, 1996
                                                  THROUGH         THROUGH JUNE    SIX MONTHS ENDED
                                             DECEMBER 31, 1996      30, 1996       JUNE 30, 1997
                                            -------------------   -------------   ----------------
    Cash paid for:
    Interest..............................        $ 1,291              $26             $1,821
    Income taxes..........................             20               --                 42

     Supplemental noncash information:

     During 1996, the Company exchanged interests in its subsidiaries for notes receivable in the amount of $348. In addition, interest income related to these notes in the amount of $10 was capitalized.

                         REPORT OF INDEPENDENT AUDITORS

The Holder of Equity Interest
  Adhesives Systems Division of The BFGoodrich Company

     We have audited the accompanying balance sheet of Adhesives Systems Division (a division of The BFGoodrich Company) as of December 31, 1995 and the related statements of divisional operations and division equity and cash flows for the years ended December 31, 1994 and 1995, and the three months ended March 31, 1996. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adhesives Systems Division (a division of The BFGoodrich Company) at December 31, 1995, and the results of its divisional operations and its cash flows for the for the years ended December 31, 1994 and 1995, and the three months ended March 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

June 19, 1997

                           ADHESIVES SYSTEMS DIVISION
                     (A Division of The BFGoodrich Company)

                                 BALANCE SHEET

                               DECEMBER 31, 1995
                             (dollars in thousands)

ASSETS:
Current assets:
  Cash..............................................................................  $    1
  Accounts receivable, less allowance of $96........................................   2,951
  Inventories.......................................................................   1,004
  Other current assets..............................................................     211
                                                                                      ------
Total current assets................................................................   4,167
Property, plant, and equipment:
  Land..............................................................................     726
  Buildings and improvements........................................................   4,982
  Machinery and equipment...........................................................  11,082
                                                                                      ------
                                                                                      16,790
  Less: Accumulated depreciation....................................................  11,844
                                                                                      ------
                                                                                       4,946
Goodwill, net.......................................................................     121
Noncompete agreement, net...........................................................     100
Other...............................................................................      60
                                                                                      ------
Total assets........................................................................  $9,394
                                                                                      ======
LIABILITIES AND DIVISION EQUITY:
Current liabilities:
  Accounts payable..................................................................  $1,245
  Accrued expenses..................................................................   1,136
                                                                                      ------
Total current liabilities...........................................................   2,381
Division equity.....................................................................   7,013
                                                                                      ------
Total liabilities and division equity...............................................  $9,394
                                                                                      ======

                            See accompanying notes.

                           ADHESIVES SYSTEMS DIVISION
                     (A Division of The BFGoodrich Company)

            STATEMENTS OF DIVISIONAL OPERATIONS AND DIVISION EQUITY

                     YEARS ENDED DECEMBER 31, 1994 AND 1995
                   AND THE THREE MONTHS ENDED MARCH 31, 1996
                             (dollars in thousands)

                                                                                        THREE
                                                             YEAR ENDED DECEMBER       MONTHS
                                                                     31,                ENDED
                                                            ---------------------     MARCH 31,
                                                             1994          1995         1996
                                                            -------       -------     ---------
Net sales.................................................  $20,100       $21,129      $ 5,410
Cost of goods sold........................................   13,498        13,734        3,580
                                                            -------       -------       ------
  Gross profit............................................    6,602         7,395        1,830
Selling, general, and administrative expenses.............    6,362         5,633        1,603
                                                            -------       -------       ------
  Income before income taxes..............................      240         1,762          227
Income tax expense........................................       96           705           91
                                                            -------       -------       ------
  Net income..............................................      144         1,057          136
Division equity -- Beginning of year......................    5,812         5,956        7,013
                                                            -------       -------       ------
Division equity -- End of year............................  $ 5,956       $ 7,013      $ 7,149
                                                            =======       =======       ======

                            See accompanying notes.

                           ADHESIVES SYSTEMS DIVISION
                     (A Division of The BFGoodrich Company)

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1994 AND 1995
                   AND THE THREE MONTHS ENDED MARCH 31, 1996
                             (dollars in thousands)

                                                                                        THREE
                                                            YEAR ENDED DECEMBER        MONTHS
                                                                    31,                 ENDED
                                                           ----------------------     MARCH 31,
                                                            1994           1995         1996
                                                           ------         -------     ---------
Operating activities:
  Net income.............................................  $  144         $ 1,057       $ 136
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation........................................     888             790         163
     Amortization........................................     111             111          28
     Loss on sale/disposal of equipment..................      22             117          --
     Changes in operating assets and liabilities:
       Accounts receivable...............................    (134)           (480)       (265)
       Inventories.......................................    (300)            428           1
       Prepaid expenses and other current assets.........    (199)             24         (26)
       Other assets......................................     (33)              3          12
       Accounts payable and accrued expenses.............     294             (27)       (115)
       Accrued liabilities...............................     421            (584)         13
                                                           ------         -------       -----
Net cash provided by (used in) operating activities......   1,214           1,449         (53)
Investing activities:
  Purchases of property, plant, and equipment............    (655)           (106)       (131)
  Proceeds from the sale of equipment....................      43              --          --
                                                           ------         -------       -----
Net cash used in investing activities....................    (612)           (106)       (131)
Financing activities:
  Net transfer (to) from The BFGoodrich Company..........    (602)         (1,333)        184
                                                           ------         -------       -----
Net cash provided by (used in) investing activities......    (602)         (1,333)        184
                                                           ------         -------       -----
Change in cash...........................................      --              --          --
Cash at beginning of year................................       1               1           1
                                                           ------         -------       -----
Cash at end of year......................................  $    1         $     1       $   1
                                                           ======         =======       =====

                            See accompanying notes.

                           ADHESIVES SYSTEMS DIVISION
                     (A Division of The BFGoodrich Company)

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1994 AND 1995 AND MARCH 31, 1996
                             (dollars in thousands)

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     Adhesives Systems Division (the Division) was a division of The BFGoodrich Company (Parent Company or BFG) and was engaged primarily in the development and production of liquid and film adhesives used in the automotive, aerospace, and industrial markets sold primarily in the United States.

     These financial statements present the assets, liabilities, and results of operations of the Division. Costs related to functions performed by BFG and certain other costs which are attributable to the Division are allocated to the Division by BFG. Refer to Note 6 for costs related to these functions performed by BFG.

     The Division was part of a consolidated group and as such has significant transactions with related entities. The terms of these transactions were determined between related parties and may, therefore, differ from terms which would have occurred between wholly unrelated parties and may also differ from the costs which would have been incurred had the Division operated as a completely autonomous entity.

     The assets, liabilities, income, and expenses shown on the Division's financial statements are only part of those of a larger entity and are not subject to the constraints of law and custom applicable entities.

2.  ACCOUNTING POLICIES

  Cash Management

     The Division transfers its cash to BFG and BFG advances funds to the Division to finance its operations and working capital requirements. The net activity in the regard is reflected as a part of division equity.

  Inventories

     Inventories are valued at the lower of cost or market. Cost is determined by the last in, first out (LIFO) method. The elements of cost are material, labor, and factory overhead.

  Property, Plant, and Equipment

     Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is provided principally by use of the straight-line method and accelerated methods over the respective estimated useful lives of the assets for financial reporting purposes, as follows: 3 to 10 years for machinery and equipment, seven years for furniture and fixtures and 39 years for buildings and improvements. Accelerated methods are used for tax reporting purposes. Maintenance and repairs are charged against income as incurred and renewals and betterments are capitalized.

  Goodwill

     Goodwill represents the excess of acquisition cost over the fair value of net assets of an acquired business and is being amortized using the straight-line method over a period of 15 years. Accumulated amortization of goodwill was approximately $44 at December 31, 1995.

                           ADHESIVES SYSTEMS DIVISION
                     (A Division of The BFGoodrich Company)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Noncompete Agreement

     In connection with a business acquisition, the Division entered into a noncompete agreement with a former owner. The noncompete agreement is recorded at cost and is being amortized on a straight-line basis over five years. Accumulated amortization of the noncompete agreement was approximately $400 at December 31, 1995.

  Income Taxes

     The Division is not a legal entity and, therefore, does not file income tax returns. However, the Division's income was included in the federal and state income tax returns of BFG. Federal and state income taxes for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996 are recorded based upon an estimated effective rate of 40% of financial reporting. Deferred income taxes, based upon the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, are not reflected in the financial statements due to, in the opinion of management, the amounts not being significant. Management believes that the effective tax rate of 40% appropriately approximates the current and deferred tax position of the Division on a stand-alone basis.

  Revenue Recognition

     Sales are recorded when products are shipped.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Division to significant concentrations of credit risk consisted principally of trade accounts which are from its domestic and international customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Division maintains an allowance for potential credit losses.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Division to make estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates.

  Research and Development

     Research and development costs are charged to expense as incurred. Research and development expense for the period ended December 31, 1994 and 1995 and for the three months ended March 31, 1996 was approximately $47, $64, and $18, respectively.

  Long-Lived Assets

     On January 1, 1996, the Division adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment wherever events or changes in circumstances based on future expected cash flows indicate that the carrying amount may not be reasonable. Adoption of the Statement did not have a material effect on the financial statements as of and for the three months ended

                           ADHESIVES SYSTEMS DIVISION
                     (A Division of The BFGoodrich Company)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

March 31, 1997. Management believes application of the Statement would not have had a material effect on the results of operations for the years ended December 31, 1994 and 1995.

3.  INVENTORIES

     The components of inventories at December 31, 1995 are as follows:

            Raw materials.............................................  $ 1,320
            Work in process...........................................      207
            Finished goods............................................      900
                                                                        -------
                                                                          2,427
            Less: LIFO reserve........................................   (1,423)
                                                                        -------
            Total.....................................................  $ 1,004
                                                                        =======

4.  ACCRUED EXPENSES

     The components of accrued expenses at December 31, 1995 are as follows:

            Accrued compensation........................................  $  190
            Accrued vacation and holidays...............................     313
            Accrued worker's compensation...............................     153
            Accrued insurance...........................................     150
            Accrued utilities...........................................      37
            Accrued medical.............................................     100
            Accrued other...............................................     193
                                                                          ------
                                                                          $1,136
                                                                          ======

5.  CORPORATE ALLOCATION OF EXPENSES

     Certain expenses related to employee benefits and administrative costs, tax and legal services, among others, for the periods ended December 31, 1994 and 1995 and for the three months ended March 31, 1996, were paid by BFG on behalf of the Division. These expenses were allocated to the Division by BFG based on estimates of the Division's proportionate share of total common expenses. The allocations were $974, $958, and $461 for the periods ended December 31, 1994 and 1995 and for the three months ended March 31, 1996, respectively. Management believes that the allocation methods used on common expenses were reasonable, produce materially accurate results, and are indicative of the expenses that would have been incurred had the Division been operated as a stand-alone business.

6.  RELATED PARTY TRANSACTIONS

     The Division has entered into various intercompany transactions with BFG and related affiliates. Net sales to these affiliates were approximately $318, $381, and $53 for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996, respectively.

                           ADHESIVES SYSTEMS DIVISION
                     (A Division of The BFGoodrich Company)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  EMPLOYEE BENEFITS

  Medical Expenses

     Medical coverage is provided by BFG to the Division's employees. Medical expenses and claims experience of the Division and related affiliates are pooled together and allocated to the Division based on estimates of the Division's proportionate share of total medical expenses. For the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996, medical expenses included in selling, general, and administrative expenses, were approximately $556, $608, and $104, respectively.

  Pension Plan

     Substantially all salaried and hourly employees of the Division were participants in BFG's defined benefit pension plan. BFG allocates pension costs to the Division based on actuarial valuations. For the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996, pension plan expenses included in cost of goods sold and selling, general, and administrative expenses were approximately $473, $422, and $110, respectively.

  Savings Plan

     The Division participates in a BFG defined contribution savings plan which covers most salaried and hourly employees of the Division. For the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996, Division contributions under the plan included in cost of goods sold and selling general and administrative expenses were approximately $176, $183, and $45, respectively.

  Other Postretirement Benefit Plans

     The Division's employees participated in a BFG defined benefit postretirement plan that provides certain health care and life insurance benefits to eligible employees. The health care plan is contributory, with retiree contributions adjusted periodically, and contains other cost sharing features, such as deductibles and coinsurance. The life insurance plan is generally noncontributory. For the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996, allocated net periodic postretirement benefit expenses, included in corporate allocations in the statement of operation were approximately $476, $543, and $184, respectively.

8.  OPERATING LEASES

     The Division leases certain equipment and automobiles under noncancelable equipment and automobile lease agreements. Rent expense was $44, $38, and $11 for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996. Future minimum annual lease payments under operating leases with initial noncancelable terms extending beyond one year are as follows:

            1996.........................................................  $ 39
            1997.........................................................    30
            1998.........................................................    27
            1999.........................................................    14
            2001.........................................................     1
                                                                           ----
                                                                           $111
                                                                           ====

                         REPORT OF INDEPENDENT AUDITORS

The Shareholders
Pierce & Stevens Corp.

     We have audited the accompanying combined statements of income and cash flows for the year ended December 31, 1995 and the period January 1, 1996 through August 19, 1996 of the corporations listed in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined statements of income and cash flows based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined statements of income and cash flows presentation. We believe that our audits of the combined statements of income and cash flows provide a reasonable basis for our opinion.

     In our opinion, the statements of income and cash flows referred to above present fairly, in all material respects, the combined results of operations and cash flows of the corporations listed in Note 1 for the year ended December 31, 1995 and the period January 1, 1996 through August 19, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

June 19, 1997

                             PIERCE & STEVENS CORP.

                         COMBINED STATEMENTS OF INCOME
                             (dollars in thousands)

                  FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE
                 PERIOD JANUARY 1, 1996 THROUGH AUGUST 19, 1996

                                                                                   PERIOD
                                                                              JANUARY 1, 1996
                                                             YEAR ENDED           THROUGH
                                                          DECEMBER 31, 1995   AUGUST 19, 1996
                                                          -----------------   ----------------
    Net sales...........................................       $56,716            $ 36,823
    Cost of goods sold..................................        46,799              29,979
                                                               -------             -------
    Gross profit........................................         9,917               6,844
    Selling, general and administrative expenses........         7,281               5,335
                                                               -------             -------
    Operating income....................................         2,636               1,509
    Interest expense....................................          (337)                 (9)
                                                               -------             -------
    Income before income taxes..........................         2,299               1,500
    Income tax expense..................................           949                 537
                                                               -------             -------
    Net income..........................................       $ 1,350            $    963
                                                               =======             =======

                            See accompanying notes.

                             PIERCE & STEVENS CORP.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                  FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE
                 PERIOD JANUARY 1, 1996 THROUGH AUGUST 19, 1996

                                                                                       PERIOD
                                                                                  JANUARY 1, 1996
                                                                 YEAR ENDED           THROUGH
                                                              DECEMBER 31, 1995   AUGUST 19, 1996
                                                              -----------------   ----------------
OPERATING ACTIVITIES
Net income..................................................       $ 1,350            $    963
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................         1,461               1,165
  Deferred income taxes.....................................            60                (112)
  Changes in operating assets and liabilities:
     Accounts receivable....................................        (2,060)               (497)
     Inventories............................................         1,275                 839
     Prepaid expenses and other current assets..............           236                 334
     Accounts payable and accrued expenses..................          (490)                291
                                                                   -------             -------
Net cash provided by operating activities...................         1,832               2,983
INVESTING ACTIVITIES
Purchases of property, plant and equipment..................        (4,634)               (822)
Proceeds from asset disposals...............................            --                  82
                                                                   -------             -------
Net cash used in investing activities.......................        (4,634)               (740)
FINANCING ACTIVITIES
Net borrowings (repayments) under intercompany credit
  facilities................................................           995              (2,354)
                                                                   -------             -------
Net cash provided by (used in) financing activities.........           995              (2,354)
Effect of exchange rate changes on cash.....................           712                  70
                                                                   -------             -------
Net decrease in cash........................................        (1,095)                (41)
Cash (overdraft) at beginning of year.......................           754                (341)
                                                                   -------             -------
Overdraft at end of year....................................       $  (341)           $   (382)
                                                                   =======             =======

                            See accompanying notes.

                             PIERCE & STEVENS CORP.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (dollars in thousands)

                                AUGUST 19, 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The combined financial statements include the accounts of Pierce & Stevens Corp. and Pratt & Lambert de Mexico S.A. de C.V. These entities were affiliated through their common parent corporation. Both of these entities were acquired by Sovereign Specialty Chemicals, L.P. on August 19, 1996. All significant intercompany accounts and transactions have been eliminated.

  Description of Business

     Pierce & Stevens Corp. and Pratt and Lambert de Mexico S.A. de C.V. (together the "Company") were wholly-owned subsidiaries of Pratt & Lambert United, Inc. ("Pratt & Lambert"). The Company develops, manufactures, and sells specialty adhesives and coatings for a wide variety of customer applications worldwide. The Company grants credit to customers under normal business terms and generally does not require collateral. The Company has operating divisions in Buffalo, New York; Carol Stream, Illinois; Kimberton, Pennsylvania; and Mexico City, Mexico.

  Inventories

     Inventories are stated at the lower of cost or market, cost being determined in accordance with the last-in, first-out (LIFO) method of inventory valuation.

  Property, Plant and Equipment

     Depreciation is provided principally on the straight-line method over the respective estimated useful lives of the assets ranging from 5 to 30 years. Capital leases are amortized over the estimated useful life of the asset or lease term, as appropriate, using the straight-line method. Depreciation expense includes amortization of assets recorded under capital leases. For income tax purposes, accelerated methods of depreciation are used.

  Revenue Recognition

     Revenue is recognized when products are shipped to the customer.

  Translation of Foreign Currencies

     The functional currency for the Company's foreign operations is the applicable local currency. The translation from the applicable foreign currency to U.S. dollars is performed for revenue and expense accounts using a weighted average exchange rate during the period. Gains or losses resulting from foreign currency transactions are included in income.

  Income Taxes

     The Company was included in the consolidated federal income tax return of Pratt & Lambert. The income tax provision is in accordance with an informal tax sharing agreement with Pratt & Lambert wherein income tax expense is calculated as if the Company filed on a stand alone basis.

     Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial

                             PIERCE & STEVENS CORP.

statement carrying amounts and the tax bases of existing assets and liabilities. The effect of a change in tax rates is recognized in the period that includes the enactment date.

  Research and Development

     Research and development costs are charged to expense as incurred. Research and development expense for the year ended December 31, 1995 and the period January 1, 1996 through August 19, 1996 was $2,163 and $1,236, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Allocation of Expenses

     The Company shares certain services with other related divisions of Pratt & Lambert. These services are allocated to the Company primarily on the basis of estimated usage of services. A summary of these service and amounts allocated to the Company are described in Note 2.

2.  RELATED PARTY TRANSACTIONS

     Pratt & Lambert has provided the Company with various administrative and financial services. These services included safety and environmental compliance programs, employee benefits administration, computer systems and networking services, accounting services, purchasing functions, personnel services, quality management, and various other services. It is Pratt & Lambert's policy to allocate the centrally incurred costs primarily on the basis of usage. Management believes these allocations and charges have been made on a reasonable basis; however, they are not necessarily indicative of the level of expenses which might have been incurred had the Company been operating on a stand-alone basis.

     Charges allocated to the Company for the above-mentioned services amounted to approximately $847 and $258 for the year ended December 31, 1995 and the period January 1, 1996 to August 19, 1996, respectively.

     Also, the Company was part of a centralized cash management system with Pratt & Lambert, whereby all cash disbursements of the Company were funded by, and all cash receipts were transferred to, Pratt & Lambert. During 1995, the Company was charged interest on the net liability to Pratt & Lambert. There was no interest charge in 1996.

3.  RETIREMENT PLANS

     The Company has a pension plan covering all union employees. The Company's funding policy has been to contribute annually at least the minimum required by ERISA. The Plan provides monthly benefits under a flat benefit formula.

                             PIERCE & STEVENS CORP.

     Net periodic pension cost is as follows:

                                                                                   PERIOD
                                                                               JANUARY 1, 1996
                                                           YEAR ENDED              THROUGH
                                                        DECEMBER 31, 1995      AUGUST 19, 1996
                                                        -----------------     -----------------
    Service cost......................................        $  23                 $  19
    Interest cost.....................................           89                    77
    Actual return on plan assets......................         (220)                 (129)
    Amortization and deferral.........................          113                    41
                                                              -----                 -----
    Net periodic pension cost.........................        $   5                 $   8
                                                              =====                 =====

     The average assumed discount rate is 7.5% and the average expected long-term rate of return on plan assets is 8.5%.

     In addition, the Company had a deferred profit sharing plan covering all employees. The contribution is subject to the discretion of the Board of Directors and is limited to 5% of compensation of all eligible employees as defined by the plan. Total Company contributions to the plan amounted to $300 for the year ended December 31, 1995 and $154 for the period January 1, 1996 through August 19, 1996, respectively.

     All Company employees were covered by a defined contribution pension plan sponsored by Pratt & Lambert. Pratt & Lambert contributed one half of one percent of each individual participants' earnings in Company stock to the employees 401(k) account. Total Company contributions to the plan amounted to $39 for the year ended December 31, 1995. This plan was discontinued as of December 31, 1995.

     All Company employees were also covered by a capital accumulation plan sponsored by Pratt & Lambert. Under terms of the plan, participants could have elected to contribute up to 7% of their defined compensation. In addition, the Company contributed 100% of each participant's contribution up to a maximum of 2% of defined compensation. Total Company contributions to the plan amounted to $150 for the year ended December 31, 1995 and $89 for the period January 1, 1996 through August 19, 1996.

4.  INCOME TAXES

     The components of income before income taxes consist of:

                                                                               PERIOD
                                                                           JANUARY 1, 1996
                                                        YEAR ENDED             THROUGH
                                                     DECEMBER 31, 1995     AUGUST 19, 1996
                                                     -----------------     ---------------
        Domestic...................................       $ 2,773              $ 1,545
        Foreign....................................          (474)                 (45)
                                                           ------               ------
                                                          $ 2,299              $ 1,500
                                                           ======               ======

                             PIERCE & STEVENS CORP.

     The provision for income taxes consists of:

                                                                               PERIOD
                                                                           JANUARY 1, 1996
                                                        YEAR ENDED             THROUGH
                                                     DECEMBER 31, 1995     AUGUST 19, 1996
                                                     -----------------     ---------------
        Current
          Federal..................................       $   770              $   562
          State....................................           119                   87
                                                             ----                 ----
                                                              889                  649
        Deferred
          Domestic.................................           158                  (52)
          Foreign..................................           (98)                 (60)
                                                             ----                 ----
                                                               60                 (112)
                                                             ----                 ----
                                                          $   949              $   537
                                                             ====                 ====

     Income tax expense differs from the amount computed by applying the statutory income tax rate as follows:

                                                                               PERIOD
                                                                           JANUARY 1, 1996
                                                        YEAR ENDED             THROUGH
                                                     DECEMBER 31, 1995     AUGUST 19, 1996
                                                     -----------------     ---------------
        Income tax expense at 34% rate.............       $   782              $   510
        Foreign jurisdiction rate differential.....            56                  (37)
        State taxes, net...........................            79                   57
        Other permanent differences................            32                    7
                                                             ----                 ----
                                                          $   949              $   537
                                                             ====                 ====

5.  OTHER POSTRETIREMENT BENEFITS

     The Company, through Pratt & Lambert, provided certain health care and life insurance benefits for all retired employees who met eligibility requirements. The cost of these benefits was allocated to the Company by Pratt & Lambert. The net obligation for these benefits was maintained by Pratt & Lambert. Charges for postretirement healthcare and life insurance plans allocated to the Company by Pratt & Lambert were $97 and $61 for the year ended December 31, 1995 and the period January 1, 1996 to August 19, 1996, respectively.

6.  SUPPLEMENTAL CASH FLOW INFORMATION

     The following table provides supplemental cash flow data in addition to the information provided in the Combined Statements of Cash Flows:

                                                                               PERIOD
                                                                           JANUARY 1, 1996
                                                        YEAR ENDED             THROUGH
                                                     DECEMBER 31, 1995     AUGUST 19, 1996
                                                     -----------------     ---------------
        Cash paid for:
          Income taxes.............................       $   746              $   335

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

                            COMBINED BALANCE SHEETS
                                 JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

Assets
Current Assets:
  Cash and cash equivalents.......................................................  $ 1,405
  Trade accounts receivable, less allowance.......................................   17,506
  Inventories.....................................................................   10,863
  Other current assets............................................................    2,855
                                                                                    -------
Total current assets..............................................................   32,628
Property, plant and equipment, net................................................   19,137
Goodwill, net.....................................................................   20,777
                                                                                    -------
Total assets......................................................................  $72,542
                                                                                    =======
Liabilities and Stockholder's Equity
Current liabilities:
  Accounts payable................................................................  $12,574
  Accrued and other expenses......................................................    2,719
  Current portions of long-term obligations.......................................       71
                                                                                    -------
Total current liabilities.........................................................   15,364
Long-term obligations, less contract portion......................................   42,998
Other long-term liabilities.......................................................    4,858
                                                                                    -------
Stockholder's equity:
  Common stock....................................................................       --
  Retained earnings...............................................................    9,322
                                                                                    -------
Total stockholder's equity........................................................    9,322
                                                                                    -------
Total liabilities and stockholder's equity........................................  $72,542
                                                                                    =======

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                         -------------------
                                                                          1996        1997
                                                                         -------     -------
Net sales..............................................................  $58,522     $62,203
Cost of goods sold.....................................................   40,522      42,650
                                                                         -------     -------
Gross profit...........................................................   18,000      19,553
Selling, general and administrative expenses...........................   12,610      12,242
                                                                         -------     -------
Operating income.......................................................    5,390       7,311
Interest expense.......................................................    2,617       1,928
                                                                         -------     -------
Income from continuing operations before income taxes..................    2,773       5,383
Income taxes...........................................................    1,515       2,470
                                                                         -------     -------
Income before discontinued operations..................................    1,258       2,913
Discontinued operations
  Loss on disposal of Tamms division...................................       --         151
                                                                         -------     -------
Net income.............................................................  $ 1,258     $ 2,762
                                                                         =======     =======

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                         -------------------
                                                                          1996        1997
                                                                         -------     -------
Cash flows from operating activities:
  Net income...........................................................  $ 1,258     $ 2,762
  Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization........................................    2,160       2,145
  Deferred taxes.......................................................      484       1,561
  Loss on disposal on Tamms business...................................       --         151
  Changes in operating assets and liabilities:
     Receivables.......................................................   (4,937)     (3,391)
     Inventories.......................................................   (1,087)       (300)
     Other current assets..............................................     (156)       (633)
     Accounts Payable and accrued expenses.............................    4,479      (5,693)
     Other liabilities.................................................   (1,143)       (214)
                                                                         -------     -------
Net cash provided by (used in) operating activities....................    1,058      (3,612)
Cash flows from investing activities:
  Purchase consideration -- acquisitions...............................      (41)       (831)
  Purchase of property, plant and equipment............................     (693)       (188)
  Proceeds from fixed assets...........................................      221          51
  Proceeds from Disposal of Tamms division, net of expenses............       --       4,716
                                                                         -------     -------
Net cash provided by (used in) investing activities....................     (513)      3,748
Cash flows from financing activities:
  Advances/(Payments) on long-term liabilities due to related
     companies, net....................................................     (243)      1,132
  Payments on capital lease obligation.................................      (28)        (36)
  Dividends paid.......................................................       --      (2,341)
                                                                         -------     -------
Net cash used in financing activities..................................     (271)     (1,245)
                                                                         -------     -------
Net increase (decrease) in cash and cash equivalents...................      274      (1,109)
Cash and cash equivalents at beginning of year.........................      896       2,514
                                                                         -------     -------
Cash and cash equivalents at end of period.............................  $ 1,170     $ 1,405
                                                                         =======     =======

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     On May 22, 1997 Laporte plc entered into an agreement with Sovereign Specialty Chemicals LP, for the sale of its Adhesive and Sealants business in North America. This business is conducted by Laporte Construction Chemicals North America, Inc., Evode-Tanner Industries, Inc. and Mercer Products Company, Inc. (collectively, the "Companies"). Laporte Construction Chemicals North America, Inc. is engaged in the manufacture, sale and distribution of solvent and water-based caulk, sealants and adhesives. This company is based in Mentor, Ohio where its principal manufacturing facilities are located. Evode-Tanner Industries, Inc., with a plant in Greenville, South Carolina, is engaged in the manufacture of adhesives and chemicals for the textiles industry. Mercer Products Company, Inc., is engaged in the extrusion of rubber and vinyl products for sale to wholesale distributors, mainly in the flooring industry from its plant in Eustis, Florida.

     Principles of Combination

     The financial statements of the Companies, which are under common control as they are wholly owned subsidiaries of Laporte plc, have been combined to present the entities as a single business. All significant intercompany balances and transactions have been eliminated in combination.

     Interim Financial Information

     The financial information at June 30, 1997 and for the six months ended June 30, 1996 and 1997 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
  Laporte plc:

     We have audited the accompanying combined balance sheets of Laporte Construction Chemicals North America, Inc., Evode-Tanner Industries, Inc. and Mercer Products Company, Inc. (indirect wholly-owned subsidiaries of Laporte plc) as of December 31, 1996 and 1995, and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of Laporte plc's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Laporte Construction Chemicals North America, Inc., Evode-Tanner Industries, Inc. and Mercer Products Company, Inc. (indirect wholly-owned subsidiaries of Laporte plc) at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

                                          KPMG AUDIT PLC

London, England
16 June 1997

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

                            COMBINED BALANCE SHEETS

                                                                               DECEMBER 31
                                                                             ---------------
                                                                              1996     1995
                                                                             ------   ------
                                                                              $000     $000
Assets
Current Assets:
  Cash.....................................................................   2,514      896
  Trade accounts receivable, less allowance for doubtful accounts of $458
     in 1996 and $422 in 1995..............................................  13,747   13,961
  Due from affiliated companies............................................     448      669
  Inventories (notes 3 and 11).............................................  10,563   10,270
  Net assets of discontinued operations (note 5)...........................   4,589    4,212
  Prepaid expenses and other current assets (note 6).......................   1,232    2,489
  Deferred tax asset (note 9)..............................................   2,240    2,275
                                                                             ------   ------
Total current assets.......................................................  35,333   34,772
Long-term receivable -- affiliated companies...............................      --    1,829
Property, plant and equipment, net (notes 4 and 8).........................  19,815   20,862
Goodwill less accumulated amortization of $20,906 in 1996
  and $18,247 in 1995......................................................  22,107   24,766
  Deferred tax asset (note 9)..............................................      --      619
                                                                             ------   ------
Total assets...............................................................  77,255   82,848
                                                                             ======   ======
Liabilities and Stockholder's Equity
Current liabilities:
  Current instalments of obligations under capital leases (note 8).........      71       62
  Accounts payable and accrued expenses....................................  15,545   12,132
  Deferred purchase consideration (note 2).................................   1,995    1,477
  Income taxes payable.....................................................   2,413       --
  Due to affiliated companies..............................................     919    1,425
                                                                             ------   ------
Total current liabilities..................................................  20,943   15,096
Long-term payable -- parent and affiliated companies.......................  38,271   49,646
Obligation under capital lease, excluding current instalments (note 8).....   3,631    3,702
Other liabilities (note 7).................................................   5,509    7,687
                                                                             ------   ------
Total liabilities..........................................................  68,354   76,131
Commitments and contingencies (notes 8, 12 and 13)
Stockholder's equity:
  Common stock (note 10)...................................................      --       --
  Retained earnings........................................................   8,901    6,717
                                                                             ------   ------
Total stockholder's equity.................................................   8,901    6,717
                                                                             ------   ------
Total liabilities and stockholder's equity.................................  77,255   82,848
                                                                             ======   ======

            See accompanying notes to combined financial statements

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                               1996        1995        1994
                                                              -------     -------     -------
                                                               $000        $000        $000
Net sales...................................................  119,218      93,519      86,130
Cost of goods sold (note 11)................................  (82,507)    (67,264)    (59,853)
                                                              -------     -------     -------
Gross profit................................................   36,711      26,255      26,277
Selling, general and administrative expenses................  (21,776)    (16,885)    (14,001)
Management fees (note 11)...................................   (1,369)     (1,320)     (1,216)
Amortization of goodwill....................................   (2,659)     (2,664)     (2,711)
                                                              -------     -------     -------
Operating income............................................   10,907       5,386       8,349
Interest expense (note 11)..................................   (4,462)     (4,242)     (3,537)
                                                              -------     -------     -------
Income from continuing operations before income taxes.......    6,445       1,144       4,812
                                                              -------     -------     -------
  Income taxes (note 9).....................................   (3,502)     (1,385)     (2,845)
                                                              -------     -------     -------
Income/(loss) before discontinued operations................    2,943        (241)      1,967
Discontinued operations (notes 5
  and 9)
  Loss from operations of Tamms division....................       --        (910)       (228)
  Loss on disposal of Tamms division........................       --      (2,115)         --
                                                              -------     -------     -------
Net income/(loss)...........................................    2,943      (3,266)      1,739
Retained earnings at beginning of year......................    6,717       9,983       8,244
Dividends...................................................     (759)         --          --
                                                              -------     -------     -------
Retained earnings at end of year............................    8,901       6,717       9,983
                                                              =======     =======     =======

            See accompanying notes to combined financial statements

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                         YEAR ENDED DECEMBER 31,
                                                                     --------------------------------
                                                                      1996         1995         1994
                                                                     -------      -------      ------
                                                                      $000         $000         $000
Cash flows from operating activities:
  Net income/(loss)...............................................     2,943       (3,266)      1,739
  Adjustments to reconcile net income/(loss) to net cash provided by continuing operations:
  Depreciation and amortization...................................     4,304        4,078       3,806
  Deferred taxes..................................................       964          (64)        813
  Loss from operations of Tamms business..........................        --          910         228
  Loss on disposal on Tamms business..............................        --        2,115          --
  Changes in operating assets and liabilities:
    Receivables...................................................       435          240      (2,319)
    Inventories...................................................      (293)         975        (752)
    Prepaid expenses and other current assets.....................     1,029         (250)        169
    Payables and accrued expenses.................................     2,907         (799)        207
    Other liabilities.............................................      (748)         189        (861)
    Income taxes payable..........................................     2,641         (507)        974
                                                                     -------      -------      ------
Net cash provided by continuing operations........................    14,182        3,621       4,004
Net cash used in discontinued operations..........................      (377)      (1,310)       (194)
                                                                     -------      -------      ------
Net cash provided by operating activities.........................    13,805        2,311       3,810
                                                                     -------      -------      ------
Cash flows from investing activities:
  Purchase consideration -- acquisitions..........................    (1,222)     (15,714)       (716)
  Purchase of property, plant and equipment.......................    (1,195)      (1,577)     (2,097)
  Disposal of fixed assets........................................       597           --          --
  Disposal of Tamms division, net of expenses.....................        --           --          --
                                                                     -------      -------      ------
Net cash used in investing activities.............................    (1,820)     (17,291)     (2,813)
                                                                     -------      -------      ------
Cash flows from financing activities:
  Advances/(Payments) on long-term liabilities due to related
    companies.....................................................    (9,546)      13,214        (521)
  Payments on capital lease obligation............................       (62)         (11)        (10)
  Dividends paid..................................................      (759)          --          --
                                                                     -------      -------      ------
Net cash provided by/(used in) financing activities...............   (10,367)      13,203        (531)
                                                                     -------      -------      ------
Net increase/(decrease) in cash...................................     1,618       (1,777)        466
Cash at beginning of year.........................................       896        2,673       2,207
                                                                     -------      -------      ------
Cash at end of year...............................................     2,514          896       2,673
                                                                     =======      =======      ======

     The companies paid $4,462, $4,242 and $3,537 for interest and Nil, $1,956 and $1,058 for income taxes during the years ended December 31, 1996, 1995 and 1994 respectively.

            See accompanying notes to combined financial statements

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     On May 22, 1997 Laporte plc entered into an agreement with Sovereign Specialty Chemicals L.P. for the sale of its Adhesive and Sealants business in North America. This business is conducted by Laporte Construction Chemicals North America, Inc., Evode-Tanner Industries, Inc. and Mercer Products Company, Inc. (collectively, the "Companies"). Laporte Construction Chemicals North America, Inc. is engaged in the manufacture, sale and distribution of solvent and water-based caulk, sealants and adhesives. This company is based in Mentor, Ohio where its principal manufacturing facilities are located. Evode-Tanner Industries, Inc., with a plant in Greenville, South Carolina, is engaged in the manufacture of adhesives and chemicals for the textiles industry. Mercer Products Company, Inc. is engaged in the extrusion of rubber and vinyl products for sale to wholesale distributors, mainly in the flooring industry from its plant in Eustis, Florida.

     (a) Principles of Combination

          The financial statements of the Companies, which are under common control as they are wholly owned subsidiaries of Laporte plc, have been combined to present the entities as a single business. All significant intercompany balances and transactions have been eliminated in combination.

          The accounting basis of Laporte plc in the Companies has been reflected in the accompanying combined financial statements. As such, the goodwill resulting from the acquisition of the Companies, together with related debt (shown as long-term payable -- parent and affiliated Companies) incurred by Laporte plc has been "pushed-down" and is shown in the accompanying combined financial statements. Interest expense associated with the debt "pushed-down" has also been reflected in the accompanying combined financial statements.

     (b) Inventories

          Inventories are stated at the lower of cost, using the first-in, first-out method, or market.

     (c) Property, Plant, and Equipment

          Property, plant, and equipment are stated at cost. Plant held under capital lease is stated at the present value of minimum lease payments.

          Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Plant held under capital leases and leasehold improvements is amortized straight line over the shorter of the lease term or estimated useful life of the asset. The following table summarizes the estimated useful lives of the Companies' property, plant and equipment:

                                                                   YEARS
                                                               --------------
                Building.....................................        40
                Machinery and equipment......................        15
                Leasehold improvements.......................  Term of lease

     (d) Goodwill

          Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, which

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     is 15 years. The Companies assess the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Companies' average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

     (e) Income Taxes

          The Companies do not file individual income tax returns, but rather they are included within the consolidated Federal income tax return of Laporte Inc. in the United States. For the purposes of these combined financial statements income tax expense is calculated using the enacted rates in the United States as if the Companies had been independent entities.

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance reduces deferred tax assets when it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

     (f) Research and development

          Research and development costs are expensed as incurred. Such costs amounted to $1,468, $1,233 and $1,136 for the years ended December 31, 1996, 1995 and 1994, respectively.

     (g) Advertising costs

          Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 1996, 1995 and 1994 amounted to $1,841, $1,131 and $491, respectively.

     (h) Commitments and Contingencies

          Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties which are probable of realization are separately recorded, and are not offset against the related environmental liability, in accordance with Financial Accounting Standards Board Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

          In October 1996, the American Institute of Certified Public Accountants issued SOP 96-1, Environmental Remediation Liabilities. SOP 96-1 was adopted by the Companies on January 1, 1997 and requires, among other things, environmental remediation liabilities to be accrued when the criteria of SFAS No. 5, Accounting for Contingencies, have been met. The SOP also provides guidance with respect to the measurement of the remediation liabilities. Such account-

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     ing is consistent with the Companies' current method of accounting for environmental remediation costs and, therefore, adoption of this new Statement will not have a material impact on the Companies' financial position, results of operations, or liquidity.

     (i) Use of Estimates

          Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (j) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

          The Companies adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Companies' financial position, results of operations, or liquidity.

     (k) Fair Value of Financial Instruments

          The carrying value of cash, trade accounts receivable, due from affiliated companies, accounts payable and accrued expenses, due to affiliated companies and other liabilities approximate to their fair value because of the short-term maturity of these instruments.

          It is not practical to determine the fair value of long-term receivable and payable -- parent and affiliated companies because such amounts, bearing interest in 1996, 1995 and 1994 of 9.4%, 8.3% and 7.3%, respectively, have no stated maturity which makes it difficult to estimate fair value with precision. The interest on the allocation of the debt incurred by Laporte plc, when it originally acquired the Companies is dealt with separately in note 11(c).

(2) ACQUISITION OF BUSINESS

     On December 29, 1995, Laporte Construction Chemicals North America, Inc. acquired the Darworth Company division of Ensign-Bickford Industries, Inc. for $17,300 in cash. The Darworth division primarily manufactures, sells and distributes latex (water) based caulk, sealants and adhesives. The acquisition was recorded under the purchase method; and accordingly, the results of operations of Darworth have been included in the accompanying combined statements of operations since the date of acquisition. The purchase price was allocated to the assets acquired and the liabilities assumed based on their respective fair values. This resulted in goodwill of $7,779 which is being amortized on straight-line basis over a period of 15 years.

     The purchase agreement required that a deferred consideration be paid to the former owners of the Darworth Company over a period of two years. At December 31, 1996 and 1995 such deferred

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

consideration amounted to $1,375 and $2,384 respectively. Other deferred consideration relates to the acquisition of Magic Seal and Ohio Sealants, Inc.

(3) INVENTORIES

     The components of inventories at December 31, 1996 and 1995, were as follows:

                                                                               1995
                                                                    1996      ------
                                                                   ------      $000
                                                                    $000
        Finished goods...........................................   6,396      6,597
        Raw materials............................................   4,167      3,673
                                                                   ------     ------
        Total inventories........................................  10,563     10,270
                                                                   ======     ======

(4) PROPERTY, PLANT AND EQUIPMENT

     At December 31, 1996 and 1995, property, plant and equipment was comprised of the following items:

                                                                              1995
                                                                  1996       -------
                                                                 -------      $000
                                                                  $000
        Land...................................................      756         648
        Buildings..............................................   12,181      12,462
        Machinery and equipment................................   18,932      19,161
        Leasehold improvements.................................      309         309
                                                                 --------    --------
                                                                  32,178      32,580
        Less accumulated depreciation and amortization.........  (12,363)    (11,718)
                                                                 --------    --------
        Property, plant and equipment, net.....................   19,815      20,862
                                                                 ========    ========

(5) DISCONTINUED OPERATIONS

     In December 1995, the Board of Directors of Laporte plc adopted a restructuring program to rationalize divisions, reduce costs and refocus the group. Among those businesses disposed of was the Tamms division of Laporte Construction Chemicals North America, Inc. (LCCNA). The Tamms division, which constituted a separate segment of the LCCNA business, was engaged in the manufacture and sale of specialty concrete repair products, grouts and color pigments. This division has been accounted for as a discontinued operation in accordance with APB No. 30. As a result, a loss on disposal of $2,115 (net of tax benefit of $1,320) has been recorded in the accompanying 1995 combined statement of operations, consisting of a loss on disposal of the business of $1,468 and a provision of $647 for anticipated operating losses until disposal.

     The operating results of the Tamms business are summarized as follows:

                                                                     1995       1994
                                                          1996      ------     ------
                                                         ------      $000       $000
                                                          $000
        Sales..........................................  16,994     17,165     19,849
                                                         ======     ======     ======
        Loss before income taxes.......................     269      1,467        370
        Income taxes...................................    (103)      (557)      (142)
                                                         ------     ------     ------
        Net loss.......................................     166        910        228

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The 1996 net loss of $166 was included in the provision for anticipated operating losses at December 31, 1995.

     The net assets of the Tamms business are summarized as follows:

                                                                               1995
                                                                    1996      ------
                                                                   ------      $000
                                                                    $000
        Current assets...........................................   5,307      5,307
        Plant and equipment, net.................................   3,152      2,939
        Current liabilities......................................    (599)      (599)
                                                                   ------     ------
        Net assets of the Tamms business.........................   7,860      7,647
        Net realizable value provision...........................  (3,271)    (3,435)
                                                                   ------     ------
        Net assets of discontinued operations....................   4,589      4,212
                                                                   ======     ======

     In March 1997, Laporte Construction Chemicals North America, Inc. sold its Tamms division to Tamms Acquisition Corporation for $5,072 in cash before expenses.

(6) PREPAID EXPENSES AND OTHER CURRENT ASSETS

     At December 31, 1996 and 1995 prepaid expenses and other current assets were comprised of the following items:

                                                                                1995
                                                                      1996      -----
                                                                      -----     $000
                                                                      $000
        Tax recoverable.............................................     --       228
        Environmental remediation cost recovery (note 13)...........    584       883
        Other.......................................................    648     1,378
                                                                      -----     -----
                                                                      1,232     2,489
                                                                      =====     =====

(7) OTHER LIABILITIES

     At December 31, 1996 and 1995 other liabilities was comprised of the following items:

                                                                                1995
                                                                      1996      -----
                                                                      -----     $000
                                                                      $000
        Deferred taxes (note 9).....................................    310        --
        Wilkes-Barre lease obligation (note 8)......................  1,650     1,830
        Environmental remediation costs (note 13)...................  1,870     2,180
        Deferred purchase consideration (note 2)....................  1,146     2,886
        Other.......................................................    533       791
                                                                      -----     -----
                                                                      5,509     7,687
                                                                      =====     =====

(8) LEASES

     Evode-Tanner Industries, Inc. is obligated under a capital lease that expires in December 2008. The gross amount of buildings and related accumulated amortization held under capital leases were $3,681 and $1,673, respectively, at December 31, 1996 and $3,681 and $1,506, respectively, at December 31, 1995.

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Companies have several non-cancellable operating leases, primarily for buildings, automobiles and lift trucks, that expire at various dates through 2005. These leases generally contain renewal options for periods ranging from three to five years and require the Companies to pay all executory costs such as maintenance, taxes and insurance. Rental expense for operating leases excluding the Wilkes-Barre lease for the years ended December 31, 1996, 1995 and 1994 amounted to $1,350, $976 and $1,241, respectively.

     Future minimum lease payments under non-cancellable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1996 are:

                                                                              OPERATING
                                                                               LEASES
                        YEAR ENDING DECEMBER 31                               ---------
        --------------------------------------------------------  CAPITAL       $000
                                                                  LEASES
                                                                  -------
                                                                   $000
        1997....................................................      569       1,833
        1998....................................................      569       1,711
        1999....................................................      620       1,603
        2000....................................................      620       1,367
        2001....................................................      620       1,034
        Later years.............................................    4,643       1,953
                                                                  -------     -------
        Total minimum lease payments............................    7,641       9,501
                                                                              =======
        Less amount representing interest (at rates ranging from
          12.36% to 15.96%).....................................   (3,939)
                                                                  -------
        Present value of net minimum capital lease payments.....    3,702
        Less current instalments of obligations under capital
          leases................................................      (71)
                                                                  -------
        Obligations under capital leases, excluding current
          instalments...........................................    3,631
                                                                  =======

     Operating lease payments include payments in respect of a leased facility at Wilkes-Barre Township, Pennsylvania. This facility was established as a manufacturing base for the Tamms division of Laporte Construction Chemicals North America, Inc ("Tamms") in the early 1990's, but has subsequently been decommissioned and is now only partly used for warehousing Tamms products. The future minimum lease payments included for 1997, 1998, 1999, 2000, 2001 and later years through 2005 are $550, $562 $575, $591, $604 and $1,954 respectively. As a result of the decommissioning, the difference between the discounted future minimum lease rental payments and the discounted receipts from a warehousing sub-let, has been recognized as a liability. At December 31, 1995 and 1996 the liability, which is included under the balance sheet caption "Other liabilities", was $1,830 and $1,650, respectively. Prior to the completion of the sale of the Companies to Sovereign Specialty Chemicals L.P., the Wilkes-Barre lease liability will be assumed by an affiliated company.

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(9) INCOME TAXES

     Total income taxes for the years ended December 31, 1996, 1995 and 1994 were allocated as follows:

                                                                        1995       1994
                                                           1996       --------     -----
                                                          -------       $000       $000
                                                           $000
        Income from continuing operations...............   3,502        1,385      2,845
        Discontinued operations.........................      --       (1,877)      (142)
                                                           -----       ------      ------
        Total...........................................   3,502         (492)     2,703
                                                           =====       ======      ======

     Income tax expense attributable to income from continuing operations consists of:

                                                                      DEFERRED     TOTAL
                                                          CURRENT     --------     -----
                                                          -------       $000       $000
                                                           $000
        Year ended December 31, 1996:
        U.S. Federal....................................   2,582         548       3,130
        State and local.................................     223         149         372
                                                           -----         ---       ------
        Total...........................................   2,805         697       3,502
                                                           =====         ===       ======
        Year ended December 31, 1995:
        U.S. Federal....................................     529         596       1,125
        State and local.................................     237          23         260
                                                           -----         ---       ------
        Total...........................................     766         619       1,385
                                                           =====         ===       ======
        Year ended December 31, 1994:
        U.S. Federal....................................   1,908         548       2,456
        State and local.................................     286         103         389
                                                           -----         ---       ------
        Total...........................................   2,194         651       2,845
                                                           =====         ===       ======

     Income tax expense attributable to income from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 35 percent to pretax income from continuing operations as a result of the following:

                                                                       1995      1994
                                                             1996      -----     -----
                                                             -----     $000      $000
                                                             $000
        Computed "expected" tax expense...................   2,256       401     1,684
        Increase in income taxes resulting from:
        Goodwill and other expenses related to
          acquisitions....................................     752       805       848
        State and local income taxes, net of federal
          income tax benefit..............................     241       168       253
        Other.............................................     253        11        60
                                                             -----     -----     -----
                                                             3,502     1,385     2,845
                                                             =====     =====     =====

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are presented below.

                                                                                1995
                                                                     1996      ------
                                                                    ------      $000
                                                                     $000
        Deferred tax assets:
        Accounts receivable, principally due to allowance for
          doubtful accounts......................................      250        261
        Inventories, principally due to additional costs
          inventoried for tax purposes pursuant to the Tax Reform
          Act of 1986............................................      205        406
        Intangibles, principally due to differences in
          amortization...........................................      560        629
        Deferred compensation,vacation and bonus accrual.........      545        570
        Environmental accrual....................................      380        328
        Capital lease............................................      639        600
        State tax net operating loss carryforwards...............      153        217
        Other accruals...........................................      450        198
        Accrual for loss on discontinued operations..............    1,211      1,320
        Wilkes-Barre lease obligation............................      631        700
                                                                    ------     ------
        Total deferred tax assets................................    5,024      5,229
        Deferred tax liabilities:
        Plant and equipment, principally due to differences in
          depreciation...........................................   (3,094)    (2,335)
                                                                    ------     ------
        Net deferred tax asset...................................    1,930      2,894
                                                                    ======     ======

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Companies will realize the benefits of these deductible differences.

     At December 31, 1996, the net deferred tax asset of $1,930 is included in the balance sheet as a current asset of $2,240 and as a non-current liability (within other liabilities) of $310. At December 31, 1995, the net deferred tax asset of $2,894 is included in the balance sheet as a current asset of $2,275 and a non-current asset of $619.

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(10) COMMON STOCK

     The common stock of the Companies at December 31, 1996 and 1995 is summarized as follows:

                                                                                  1995
                                                                         1996     ----
                                                                         ----      $
                                                                          $
        Laporte Construction Chemicals North America, Inc.............    --       --
        No par value, 5,000,000 shares authorized, 505,980 shares
          issued and outstanding
        Evode-Tanner Industries, Inc. $1 par value, 300 shares
          authorized,.................................................   270      270
        270 shares issued and outstanding
        Mercer Products Company, Inc..................................     1        1
        $0.1 par value, 1000 shares authorized, 10 shares issued and outstanding
                                                                         ---      ---
        Total common stock............................................   271      271
                                                                         ===      ===

(11) RELATED PARTY TRANSACTIONS

     The Companies enter into transactions in the ordinary course of business with the parent company and affiliates. The following table summarized the Companies' most significant related party transactions:

                                                                       1995      1994
                                                             1996      -----     -----
                                                             -----     $000      $000
                                                             $000
        Purchases of raw materials(a).....................   6,285     9,014     9,075
        Management fees (b)...............................   1,369     1,320     1,216
        Interest (c)......................................   3,874     3,740     2,372

          (a) Mercer Products Company, Inc., purchases raw materials from AlphaGary Corporation, an affiliated company, for use in production. The terms of the purchase are terms similar to the terms Mercer Products Company, Inc. would have obtained from a third party.

          (b) Laporte plc and Laporte Inc. provide services to the Companies, including general management, treasury, tax, financial audit, financial reporting, insurance and legal services. The Companies have been charged for such services through corporate allocations. The amount of the charge is dependent upon the total of anticipated allocable costs incurred, less amounts charged as direct costs or expense rather than by allocation.

          (c) These combined financial statements include an allocation of the debt incurred by Laporte plc when it originally acquired the Companies. Accordingly, interest expense at rates of 5.7%, 6.2% and 5.1% in 1996, 1995 and 1994, respectively, associated with such debt has been reflected in these combined financial statements in addition to interest on funding balances as shown in note 1 (k).

(12) EMPLOYEE BENEFIT PLANS

     The Companies sponsor two defined contribution plans (an IRS qualified 401(k) plan and a money purchase pension plan). Participation in these plans is available to all salaried and hourly employees of the Companies. Participating employees contribute to the 401(k) plan based on a percentage of their compensation and matched, based on a percentage of employee contributions,

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

by the Companies. The Companies further contribute an amount based on a percentage of employee's pay to the money purchase pension plan. The costs of these plans amounted to $655 in 1996, $928 in 1995 and $578 in 1994.

     The Companies have established a non-qualified deferred compensation plan which permits key employees to defer a portion of their compensation, on a pre-tax basis, until their retirement. The retirement benefit to be provided is based on the amount of compensation deferred. Deferred compensation liability at December 31, 1996 and 1995 amounted to $162 and $108, respectively. Deferred compensation expense for the years ended December 31, 1996, 1995 and 1994 amounted to $43, $56 and $43, respectively.

(13) COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL REMEDIATION COSTS

     In November of 1994, Evode-Tanner Industries, Inc. (ETI) entered into a Consent Agreement with the state of South Carolina Bureau of Solid Waste and Hazardous Waste Management requiring the completion of a Remedial Investigation and Feasibility Study (RI/FS) at its manufacturing site. The existence of an old waste burial site was discovered during an excavation project in 1991. ETI self reported this situation and in its subsequent investigation learned that prior owners had buried waste solvents in a pit on the property in the late 1970's and early 1980's. ETI has engaged an environmental consultant to develop the site environmental study (RI/FS Workplan), a remediation plan and remediation cost estimates based upon that plan.

     The total estimated remediation costs are approximately $2,900 (over 30 years), which principally relate to removal of soil and groundwater contamination through vapour extraction and groundwater recovery and long term monitoring following the remediation. The RI/FS Workplan is proceeding and is scheduled for submittal to the state agency in September 1997. At the same time ETI has installed and is presently operating an interim remediation system. To date approximately $1,100 has been expended on this project.

     In an agreement with the prior owners of the business and current landlord, rent rebates are in place to cover 50% of the remediation cost up to a maximum of $1,500. At December 31, 1996 and 1995 the amounts outstanding were $584 and $883 respectively. ETI has accrued an additional $1,870 for the remaining estimated liability, however, the payments are not considered to be fixed in that they represent management's best estimates against current knowledge. The cost estimate is based on utilizing technology that is presently in place and is successfully removing the contaminants. Once the RI/FS is submitted, the state agency will review the remediation plan for approval. The estimate of costs could change as a result of 1) changes to the remediation plan required by the state agency, 2) changes in technology available to treat the site, 3) unforeseen circumstances existing at the site, and 4) differences due to inflation. It is not possible to estimate the amounts which losses may exceed accrued amounts at this time due to the above listed factors.

     The US Environmental Protection Agency has identified the MIG/DeWane Landfill site as a superfund site and issued a notice to Tamms identifying the business as a "Potentially Responsible Party". Under the sale agreement for Tamms, the Tamms Acquisition Corporation has agreed to a 50/50 share in the cost of the Remedial Investigation and Feasibility Study and clean up to a maximum cost of $250,000. On the sale of Laporte Chemicals Construction North America, Inc. this contingency will revert to Laporte Inc.

              LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.,
        EVODE-TANNER INDUSTRIES, INC. AND MERCER PRODUCTS COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

LEGAL PROCEEDINGS

     The Companies are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Companies' combined financial position, results of operations or liquidity.

(14) BUSINESS AND CREDIT CONCENTRATIONS

     The Companies are primarily producers of adhesives and sealants, which are sold to a number of markets, including the construction, automotive and industrial markets. The Companies sell domestically to customers in the midwestern and eastern United States. A significant portion of the Companies' sales are to customers in the construction industry, and as such the Companies are affected by the well-being of that industry. The Companies do not require collateral and all their accounts receivable are unsecured; and while they believe their trade receivables will be collected, the Companies anticipate that in the event of default they will follow normal collection procedures. Overall, credit risk related to the Companies is limited due to a large number of customers in differing industries and geographic areas.

     No single customer accounted for more than five percent of the Companies' sales in 1996, 1995 or 1994, and no accounts receivable from any customer exceeded $1,058. The Companies estimate an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Companies' estimate of its bad debt.

     The Companies rely on several vendors to supply raw materials needed for its products. Although there are a limited number of manufacturers capable of supplying these needs, the Companies believe that other suppliers could provide for the companies needs in comparable terms. Abrupt changes in the supply flow could, however cause a delay in manufacturing and possible inability to meet sales commitments on schedule and a possible loss of sales, which would affect operating results adversely.

(15) POST BALANCE STATEMENT

     In March 1997 the Tamms division was sold to the Tamms Acquisition Corporation as disclosed in note 5 to the combined financial statements.

     On May 22, 1997 Laporte plc entered into an agreement with Sovereign Specialty Chemicals L.P. for the sale of its Adhesives and Sealants business in North America as disclosed in note 1 of the combined financial statements.

     Dividends declared in 1997 amount to $2,340 being $1,225 in respect of Mercer Products Company, Inc. and $1,115 in respect of Evode Tanner Industries, Inc.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

------------------------------------------------------------

             TABLE OF CONTENTS
Summary....................................     1
Risk Factors...............................    13
Use of Proceeds............................    19
Capitalization.............................    19
Selected Historical Financial Data.........    20
Unaudited Pro Forma Financial Statements...    22
Management's Discussion and Analysis of
  Results of Operations and Financial
  Condition................................    30
Business...................................    33
Management.................................    41
Security Ownership of Certain Beneficial
  Owners and Management....................    47
Certain Transactions.......................    48
Description of Senior Credit Facility......    49
Description of the Exchange Notes..........    51
The Exchange Offer.........................    85
Certain Federal Income Tax Consequences....    94
Plan of Distribution.......................    94
Legal Matters..............................    95
Experts....................................    95
Index to Financial Statements..............   F-1

PRELIMINARY PROSPECTUS

$125,000,000
SOVEREIGN SPECIALTY
CHEMICALS, INC.

OFFER TO EXCHANGE ITS 9 1/2% SENIOR
SUBORDINATED NOTES DUE 2007, SERIES B
FOR ANY AND ALL OUTSTANDING
9 1/2% SENIOR SUBORDINATED NOTES
DUE 2007
                                 Sovereign Logo

                      ,1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company and SIA Adhesives are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, (the "Delaware Law") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Delaware Law further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The respective by-laws of the Company and SIA Adhesives provide that the corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of the Company and SIA Adhesives further provide that any employee or agent of such corporation, or any person serving at the request of such corporation an employee or agent of another corporation, partnership, joint venture or other enterprise shall be indemnified in the same manner as a director or officer of such entity.

     The respective by-laws of the Company and SIA Adhesives provide that each such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under its by-laws.

     Pierce & Stevens is incorporated under the laws of the State of New York. Sections 722 and 723 of the Business Corporation Law of the State of New York (the "New York Law") contain provisions permitting a New York corporation to indemnify any person made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation under the New York Law.

     A New York corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     The New York Law also authorizes a corporation to purchase and maintain insurance to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers, to indemnify directors and officers in instances in which they may be indemnified by the corporation, and to indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of the New York Law provided the contract of insurance covering such directors and officers provides for a retention amount and for co-insurance.

     The by-laws of Pierce & Stevens do not contain provisions regarding the indemnification of directors and officers.

     OSI Sealants is incorporated under the laws of the State of Illinois.
Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the "Illinois Law") contains provisions permitting an Illinois corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause believe his or her conduct was unlawful.

     An Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Illinois Law further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 8.75.

     Mercer Products Company, Inc. is incorporated under the laws of the State of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act (the "New Jersey Law") contains provisions permitting a New Jersey corporation to indemnify a corporate agent against his expenses and layabouts in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had not reasonable cause to believe his conduct was unlawful.

     A New Jersey corporation may indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     The New Jersey Law further authorizes a New Jersey corporation to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him in his capacity as corporate agent, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the New Jersey Law.

     Tanner Chemicals, Inc. is incorporated under the laws of the State of New Hampshire. Section 293-A:5 of the Business Corporation Act of the State of New Hampshire (the "New Hampshire Law") contains provisions permitting a New Hampshire corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A New Hampshire corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

     The New Hampshire Law further authorizes a New Hampshire corporation to purchase and maintain insurance on behalf of any person who is or a was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against this liability under the provisions of the New Hampshire Law.

     The respective by-laws of each of OSI Sealants, Mercer and Tanner provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of each of OSI Sealants, Mercer and Tanner further provide that any employee or agent of such corporation, or any person serving at the request of such corporation an employee or agent of another corporation, partnership, joint venture or other enterprise shall be indemnified in the same manner as a director or officer of such entity.

     The respective by-laws of each of OSI Sealants, Mercer and Tanner provide that each such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under its by-laws.

ITEM 21.  EXHIBITS.

 3.1       Certificate of Incorporation of Sovereign Specialty Chemicals, Inc.*
 3.2       By-Laws of Sovereign Specialty Chemicals, Inc.*
 3.3       Certificate of Incorporation of Pierce & Stevens Corp.*
 3.4       Bylaws of Pierce & Stevens Corp.*
 3.5       Certificate of Incorporation of SIA Adhesives, Inc.*
 3.6       By-laws of SIA Adhesives, Inc.*
 3.7       Amended and Restated Articles of Incorporation of OSI Sealants, Inc.*
 3.8       By-Laws of OSI Sealants, Inc., as amended.*
 3.9       Certificate of Incorporation of Mercer Products Company, Inc.*
 3.10      By-Laws of Mercer Products Company, Inc., as amended.*
 3.11      Articles of Incorporation of Tanner Chemicals, Inc.*
 3.12      By-Laws of Tanner Chemicals, Inc., as amended.*
 4.1       Indenture dated August 1, 1997 among the Company, the Guarantors and The Bank of
           New York as trustee.*
 4.2       Forms of 9 1/2% Senior Subordinated Notes due 2007, Series A and Series B Notes
           (contained in Exhibit 4.1 as Exhibit A and B thereto, respectively).*
 4.3       Form of Guarantee*
 4.4       Registration Rights Agreement dated August 5, 1997 among the Company, the
           Guarantors, Chase Securities Inc. and Donaldson, Lufkin & Jenrette Securities
           Corporation.*
 4.5       Amended and Restated Credit Agreement, dated August 5, 1997 between the Company, the Guarantors and The Chase Manhattan Bank, as administrative agent.*
 5.1       Opinion and consent of Kirkland & Ellis.*
10.1       Employment Agreement, dated March 31, 1996 among the Parent Partnership, Sovereign
           Specialty Chemicals, Inc. and Robert B. Covalt.*
10.2       Executive Note, dated July 31, 1997, issued by Robert B. Covalt to the Parent
           Partnership.*
10.3       Employment Agreement, dated March 31, 1996 among the Parent Partnership, Sovereign
           Specialty Chemicals, Inc. and William T. Schram.*
10.4       Executive Note, dated July 31, 1997, issued by William T. Schram to the Parent
           Partnership.*
10.5       Executive Note, dated July 31, 1997, issued by William T. Schram to the Parent
           Partnership.*
10.6       Employment Agreement, dated August 19, 1996 between John H. Edholm and Pierce &
           Stevens.*
10.7       Employment Agreement, dated March 31, 1996 between SIA Adhesives and Gerard A.
           Loftus.*
10.8       Employment Agreement, dated August 19, 1996 between Richard W. Johnston and Pierce
           & Stevens.*
10.9       Consulting Agreement, dated October 1, 1996 between the Parent Partnership and
           Neal G. Reddeman.*
10.10      Letter Agreements, dated September 8, 1997, February 17, 1997 and October 25, 1996
           between the Parent Partnership and Garnett Consulting.*
10.11      Assignment and Assumption Agreement dated July 31, 1997 among the Parent
           Partnership, Sovereign Chemicals Corporation and the Company.*
10.12      1997 Management Incentive Plan.*
10.13      1997 Incentive Bonus Program.*
10.14      Asset Purchase Agreement dated March 31, 1996 among The B.F. Goodrich Company,
           Sovereign Engineered Adhesives, L.L.C. and the Parent Partnership.*
10.15      Purchase Agreement, dated August 19, 1996 among The Sherwin-Williams Company,
           Pierce & Stevens Canada, Inc., the Parent Partnership and P&S Holdings, Inc.*

10.16      Stock Purchase Agreement dated May 22, 1997 between Laporte Inc. and the Parent
           Partnership.*
10.17      Side Letter between Laporte Inc., the Parent Partnership and the Company.*
12.1       Statement of Computation of Ratios.*
21.1       Subsidiaries of the Company and the Guarantors.*
23.1       Consent of Ernst & Young LLP, Independent Auditors.
23.2       Consent of KPMG Audit PLC*
23.3       Consent of Kirkland & Ellis (included in Exhibit 5.1).
24.1       Powers of Attorney (included on signature page).
25.1       Statement of Eligibility of Trustee on Form T-1.
99.1       Form of Letter of Transmittal.*
99.2       Form of Notice of Guaranteed Delivery.*
99.3       Form of Tender Instructions.*

---------------

* To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange

Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Sovereign Speciality Chemicals, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 3, 1997.

                                          SOVEREIGN SPECIALTY CHEMICALS, INC.

                                          By:     /s/ ROBERT B. COVALT
                                            ------------------------------------
                                                      Robert B. Covalt
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Covalt and William T. Schram, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed on November 3, 1997 by the following persons in the capacities indicated:

                  SIGNATURE                                       CAPACITY
---------------------------------------------  ----------------------------------------------

            /s/ ROBERT B. COVALT               Chairman of the Board, Chief Executive
---------------------------------------------    Officer, President and Director (Principal
              Robert B. Covalt                   Executive Officer)

            /s/ WILLIAM T. SCHRAM              Vice President, Chief Financial Officer and
---------------------------------------------    Director (Principal Financial and Accounting
              William T. Schram                  Officer)

            /s/ NEIL G. REDDEMAN               Director
---------------------------------------------
              Neil G. Reddeman

            /s/ CHARLES A. ALDAG               Director
---------------------------------------------
              Charles A. Aldag

            /s/ CAROL E. BRAMSON               Director
---------------------------------------------
              Carol E. Bramson

                  SIGNATURE                                       CAPACITY
---------------------------------------------  ----------------------------------------------


             /s/ LAWRENCE E. FOX               Director
---------------------------------------------
               Lawrence E. Fox

             /s/ ERIC C. LARSON                Director
---------------------------------------------
               Eric C. Larson

              /s/ KARL D. LOOS                 Director
---------------------------------------------
                Karl D. Loos

              /s/ REEVE B. WAUD                Director
---------------------------------------------
                Reeve B. Waud

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Pierce & Stevens Corp. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on November 3, 1997.

                                          PIERCE & STEVENS CORP.

                                          By:      /s/ JOHN H. EDHOLM
                                            ------------------------------------
                                                       John H. Edholm
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Covalt and William T. Schram, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed on November 3, 1997 by the following persons in the capacities indicated:

                  SIGNATURE                                       CAPACITY
---------------------------------------------  ----------------------------------------------

             /s/ JOHN H. EDHOLM                President and Chief Executive Officer
---------------------------------------------    (Principal Executive Officer)
               John H. Edholm

            /s/ WILLIAM T. SCHRAM              Vice President -- Finance
---------------------------------------------    (Principal Financial and Accounting Officer)
              William T. Schram

            /s/ ROBERT B. COVALT               Director
---------------------------------------------
              Robert B. Covalt

              /s/ REEVE B. WAUD                Director
---------------------------------------------
                Reeve B. Waud

            /s/ CAROL E. BRAMSON               Director
---------------------------------------------
              Carol E. Bramson

             /s/ ERIC C. LARSON                Director
---------------------------------------------
               Eric C. Larson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, SIA Adhesives, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on November 3, 1997.

                                          SIA ADHESIVES, INC.

                                          By:     /s/ GERARD A. LOFTUS
                                            ------------------------------------
                                            Gerard A. Loftus
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Covalt and William T. Schram, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed on November 3, 1997 by the following persons in the capacities indicated:

                SIGNATURE                                       CAPACITY
------------------------------------------  -------------------------------------------------

           /s/ GERARD A. LOFTUS             President and Chief Executive Officer
------------------------------------------    (Principal Executive Officer)
             Gerard A. Loftus

          /s/ WILLIAM T. SCHRAM             Vice President and Assistant Secretary
------------------------------------------    (Principal Financial and Accounting Officer)
            William T. Schram

           /s/ ROBERT B. COVALT             Director
------------------------------------------
             Robert B. Covalt

            /s/ REEVE B. WAUD               Director
------------------------------------------
              Reeve B. Waud

           /s/ CAROL E. BRAMSON             Director
------------------------------------------
             Carol E. Bramson

            /s/ ERIC C. LARSON              Director
------------------------------------------
              Eric C. Larson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, OSI Sealants, Inc. North America, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on November 3, 1997.

                                          OSI SEALANTS, INC.

                                          By:       /s/ PETER LONGO
                                            ------------------------------------
                                            Peter Longo
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Covalt and William T. Schram, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed on November 3, 1997 by the following persons in the capacities indicated:

                SIGNATURE                                       CAPACITY
------------------------------------------  -------------------------------------------------
             /s/ PETER LONGO                President and Chief Executive Officer
------------------------------------------    (Principal Executive Officer)
               Peter Longo

          /s/ WILLIAM T. SCHRAM             Vice President -- Finance and Administration
------------------------------------------    (Principal Financial and Accounting Officer)
            William T. Schram

           /s/ ROBERT B. COVALT             Director
------------------------------------------
             Robert B. Covalt

            /s/ REEVE B. WAUD               Director
------------------------------------------
              Reeve B. Waud

           /s/ CAROL E. BRAMSON             Director
------------------------------------------
             Carol E. Bramson

            /s/ ERIC C. LARSON              Director
------------------------------------------
              Eric C. Larson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Mercer Products Company, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Umatilla, State of Florida, on November 3, 1997.

                                          MERCER PRODUCTS COMPANY, INC.

                                          By:      /s/ MICHAEL PRUDE

                                            ------------------------------------
                                            Michael Prude
                                            Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Covalt and William T. Schram, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed on November 3, 1997 by the following persons in the capacities indicated:

                SIGNATURE                                       CAPACITY
------------------------------------------  -------------------------------------------------

            /s/ MICHAEL PRUDE               Vice President and Secretary
------------------------------------------    (Principal Executive Officer)
              Michael Prude

          /s/ WILLIAM T. SCHRAM             Vice President -- Finance and Administration
------------------------------------------    (Principal Financial and Accounting Officer)
            William T. Schram

           /s/ ROBERT B. COVALT             Director
------------------------------------------
             Robert B. Covalt

            /s/ REEVE B. WAND               Director
------------------------------------------
              Reeve B. Waud

           /s/ CAROL E. BRAMSON             Director
------------------------------------------
             Carol E. Bramson

            /s/ ERIC C. LARSON              Director
------------------------------------------
              Eric C. Larson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Tanner Chemicals, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on November 3, 1997.

                                          TANNER CHEMICALS, INC.

                                          By:      /s/ MICHAEL PRUDE

                                            ------------------------------------
                                            Michael Prude
                                            President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Covalt and William T. Schram, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                    * * * *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed on November 3, 1997 by the following persons in the capacities indicated:

                SIGNATURE                                       CAPACITY
------------------------------------------  -------------------------------------------------

            /s/ MICHAEL PRUDE               President and Secretary
------------------------------------------    (Principal Executive Officer)
              Michael Prude

          /s/ WILLIAM T. SCHRAM             Vice President Finance and Administration
------------------------------------------    (Principal Financial and Accounting Officer)
            William T. Schram

           /s/ ROBERT B. COVALT             Director
------------------------------------------
             Robert B. Covalt

            /s/ REEVE B. WAUD               Director
------------------------------------------
              Reeve B. Waud

           /s/ CAROL E. BRAMSON             Director
------------------------------------------
             Carol E. Bramson

            /s/ ERIC C. LARSON              Director
------------------------------------------
              Eric C. Larson

     The Company and SIA Adhesives are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, (the "Delaware Law") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Delaware Law further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The respective by-laws of the Company and SIA Adhesives provide that the corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of the Company and SIA Adhesives further provide that any employee or agent of such corporation, or any person serving at the request of such corporation an employee or agent of another corporation, partnership, joint venture or other enterprise shall be indemnified in the same manner as a director or officer of such entity.

     The respective by-laws of the Company and SIA Adhesives provide that each such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under its by-laws.

     Pierce & Stevens is incorporated under the laws of the State of New York. Sections 722 and 723 of the Business Corporation Law of the State of New York (the "New York Law") contain provisions permitting a New York corporation to indemnify any person made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation under the New York Law.

     A New York corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     The New York Law also authorizes a corporation to purchase and maintain insurance to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers, to indemnify directors and officers in instances in which they may be indemnified by the corporation, and to indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of the New York Law provided the contract of insurance covering such directors and officers provides for a retention amount and for co-insurance.

     The by-laws of Pierce & Stevens do not contain provisions regarding the indemnification of directors and officers.

     OSI Sealants is incorporated under the laws of the State of Illinois.
Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the "Illinois Law") contains provisions permitting an Illinois corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause believe his or her conduct was unlawful.

     An Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Illinois Law further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 8.75.

     Mercer Products Company, Inc. is incorporated under the laws of the State of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act (the "New Jersey Law") contains provisions permitting a New Jersey corporation to indemnify a corporate agent against his expenses and layabouts in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had not reasonable cause to believe his conduct was unlawful.

     A New Jersey corporation may indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     The New Jersey Law further authorizes a New Jersey corporation to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him in his capacity as corporate agent, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the New Jersey Law.

     Tanner Chemicals, Inc. is incorporated under the laws of the State of New Hampshire. Section 293-A:5 of the Business Corporation Act of the State of New Hampshire (the "New Hampshire Law") contains provisions permitting a New Hampshire corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A New Hampshire corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

     The New Hampshire Law further authorizes a New Hampshire corporation to purchase and maintain insurance on behalf of any person who is or a was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against this liability under the provisions of the New Hampshire Law.

     The respective by-laws of each of OSI Sealants, Mercer and Tanner provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of such corporation or other entity, or is or was serving at the request of such corporation as a director, officer or member of another corporation so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and that such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The by-laws of each of OSI Sealants, Mercer and Tanner further provide that any employee or agent of such corporation, or any person serving at the request of such corporation an employee or agent of another corporation, partnership, joint venture or other enterprise shall be indemnified in the same manner as a director or officer of such entity.

     The respective by-laws of each of OSI Sealants, Mercer and Tanner provide that each such corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of such corporation or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under its by-laws.

3.1 CERTIFICATE OF INCORPORATION OF SOVEREIGN SPECIALTY CHEMICALS, INC.

3.2 BY-LAWS OF SOVEREIGN SPECIALTY CHEMICALS, INC.

3.3 CERTIFICATE OF INCORPORATION OF PIERCE & STEVENS CORP.

3.4 BYLAWS OF PIERCE & STEVENS CORP.

3.5 CERTIFICATE OF INCORPORATION OF SIA ADHESIVES, INC.

3.6 BY-LAWS OF SIA ADHESIVES, INC.

3.7 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF OSI SEALANTS, INC.

3.8 BY-LAWS OF OSI SEALANTS, INC., AS AMENDED.

3.9 CERTIFICATE OF INCORPORATION OF MERCER PRODUTS COMPANY, INC.

3.10 BY-LAWS OF MERCER PRODUCTS COMPANY, INC., AS AMENDED.

3.11 ARTICLES OF INCORPORATION OF TANNER CHEMICALS, INC.

3.12 BY-LAWS OF TANNER CHEMICALS, INC., AS AMENDED.

4.1 INDENTURE DATED AUGUST 1, 1997 AMONG THE COMPANY, THE GUARANTORS AND THE BANK OF NEW YORK AS TRUSTEE.

     4.2 Forms of 9 1/2% Senior Subordinated Notes due 2007, Series A and Series B Notes (contained in Exhibit 4.1 as Exhibit A and B thereto, respectively).

4.3 FORM OF GUARANTEE

     4.4 Registration Rights Agreement dated August 5, 1997 among the Company, the Guarantors, Chase Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

     4.5 Amended and Restated Credit Agreement, dated August 5, 1997 between the Company, the Guarantors and The Chase Manhattan Bank, as administrative agent.

     10.1 Employment Agreement, dated March 31, 1996 among the Parent Partnership, Sovereign Specialty Chemicals, Inc. and Robert B. Covalt.

10.2 EXECUTIVE NOTE, DATED JULY 31, 1997, ISSUED BY ROBERT B. COVALT TO THE PARENT PARTNERSHIP.

     10.3 Employment Agreement, dated March 31, 1996 among the Parent Partnership, Sovereign Specialty Chemicals, Inc. and William T. Schram.

10.4 EXECUTIVE NOTE, DATED JULY 31, 1997, ISSUED BY WILLIAM T. SCHRAM TO THE PARENT PARTNERSHIP.

10.5 EXECUTIVE NOTE, DATED JULY 31, 1997, ISSUED BY WILLIAM T. SCHRAM TO THE PARENT PARTNERSHIP.

10.6 EMPLOYMENT AGREEMENT, DATED AUGUST 19, 1996 BETWEEN JOHN H. EDHOLM AND PIERCE & STEVENS.

10.7 EMPLOYMENT AGREEMENT, DATED MARCH 31, 1996 BETWEEN SIA ADHESIVES AND GERARD
A. LOFTUS

10.8 EMPLOYMENT AGREEMENT, DATED AUGUST 19, 1996 BETWEEN RICHARD W. JOHNSTON AND PIERCE & STEVENS

10.9 CONSULTING AGEEMENT, DATED OCTOBER 1, 1996 BETWEEN THE PARENT PARTNERSHIP AND NEAL G. REDDEMAN

     10.10 Letter Agreements, dated September 8, 1997, February 17, 1997 and October 25, 1996 between the Parent Partnership and Garnett Consulting.

     10.11 Assignment and Assumption Agreement dated July 31, 1997 among the Parent Partnership, Sovereign Chemicals Corporation and the Company

10.12 1997 MANAGEMENT INCENTIVE PLAN.

10.13 1997 INCENTIVE BONUS PROGRAM.

     10.14 Asset Purchase Agreement dated March 31, 1996 among The B.F. Goodrich Company, Sovereign Engineered Adhesives, L.L.C. and the Parent Partnership.

     10.15 Purchase Agreement, dated August 19, 1996 among The Sherwin-Williams Company, Pierce & Stevens Canada, Inc., the Parent Partnership and P&S Holdings, Inc.

10.16 STOCK PURCHASE AGREEMENT DATED MAY 22, 1997 BETWEEN LAPORTE INC. AND THE PARENT PARTNERSHIP.

     10.17 Side Letter, dated , 1997 between Laporte Inc., the Parent Partnership and the Company.

                                 EXHIBIT INDEX

                                                                                  SEQUENTIALLY
EXHIBIT                                                                             NUMBERED
NUMBER                                 DESCRIPTION                                    PAGE
------     -------------------------------------------------------------------    ------------
 3.1       Certificate of Incorporation of Sovereign Specialty Chemicals,
           Inc.*
 3.2       By-Laws of Sovereign Specialty Chemicals, Inc.*
 3.3       Certificate of Incorporation of Pierce & Stevens Corp.*
 3.4       Bylaws of Pierce & Stevens Corp.*
 3.5       Certificate of Incorporation of SIA Adhesives, Inc.*
 3.6       By-laws of SIA Adhesives, Inc.*
 3.7       Amended and Restated Articles of Incorporation of OSI Sealants,
           Inc.*
 3.8       By-Laws of OSI Sealants, Inc., as amended.*
 3.9       Certificate of Incorporation of Mercer Products Company, Inc.*
 3.10      By-Laws of Mercer Products Company, Inc., as amended.*
 3.11      Articles of Incorporation of Tanner Chemicals, Inc.*
 3.12      By-Laws of Tanner Chemicals, Inc., as amended.*
 4.1       Indenture dated August 1, 1997 among the Company, the Guarantors and The Bank of New York as trustee.*
 4.2       Forms of 9 1/2% Senior Subordinated Notes due 2007, Series A and
           Series B Notes (contained in Exhibit 4.1 as Exhibit A and B thereto, respectively).*
 4.3       Form of Guarantee*
 4.4       Registration Rights Agreement dated August 5, 1997 among the
           Company, the Guarantors, Chase Securities Inc. and Donaldson,
           Lufkin & Jenrette Securities Corporation.*
 4.5       Amended and Restated Credit Agreement, dated August 5, 1997 between the Company, the Guarantors and The Chase Manhattan Bank, as
           administrative agent.*
 5.1       Opinion and consent of Kirkland & Ellis.*
10.1       Employment Agreement, dated March 31, 1996 among the Parent
           Partnership, Sovereign Specialty Chemicals, Inc. and Robert B.
           Covalt.*
10.2       Executive Note, dated July 31, 1997, issued by Robert B. Covalt to the Parent Partnership.*
10.3       Employment Agreement, dated March 31, 1996 among the Parent
           Partnership, Sovereign Specialty Chemicals, Inc. and William T.
           Schram.*
10.4       Executive Note, dated July 31, 1997, issued by William T. Schram to the Parent Partnership.*
10.5       Executive Note, dated July 31, 1997, issued by William T. Schram to the Parent Partnership.*
10.6       Employment Agreement, dated August 19, 1996 between John H. Edholm and Pierce & Stevens.*
10.7       Employment Agreement, dated March 31, 1996 between SIA Adhesives and Gerard A. Loftus.*
10.8       Employment Agreement, dated August 19, 1996 between Richard W.
           Johnston and Pierce & Stevens.*
10.9       Consulting Agreement, dated October 1, 1996 between the Parent
           Partnership and Neal G. Reddeman.*
10.10      Letter Agreements, dated September 8, 1997, February 17, 1997 and
           October 25, 1996 between the Parent Partnership and Garnett
           Consulting.*

                                                                                  SEQUENTIALLY
EXHIBIT                                                                             NUMBERED
NUMBER                                 DESCRIPTION                                    PAGE
------     -------------------------------------------------------------------    ------------
10.11      Assignment and Assumption Agreement dated July 31, 1997 among the
           Parent Partnership, Sovereign Chemicals Corporation and the
           Company.*
10.12      1997 Management Incentive Plan.*
10.13      1997 Incentive Bonus Program.*
10.14      Asset Purchase Agreement dated March 31, 1996 among The B.F.
           Goodrich Company, Sovereign Engineered Adhesives, L.L.C. and the
           Parent Partnership.*
10.15      Purchase Agreement, dated August 19, 1996 among The Sherwin-
           Williams Company, Pierce & Stevens Canada, Inc., the Parent
           Partnership and P&S Holdings, Inc.*
10.16      Stock Purchase Agreement dated May 22, 1997 between Laporte Inc.
           and the Parent Partnership.*
10.17      Side Letter, dated           , 1997 between Laporte Inc., the
           Parent Partnership and the Company.*
12.1       Statement of Computation of Ratios.*
21.1       Subsidiaries of the Company and the Guarantors.*
23.1       Consent of Ernst & Young LLP, Independent Auditors.
23.2       Consent of KPMG Audit PLC*
23.3       Consent of Kirkland & Ellis (included in Exhibit 5.1).
24.1       Powers of Attorney (included on signature page).
25.1       Statement of Eligibility of Trustee on Form T-1.
99.1       Form of Letter of Transmittal.*
99.2       Form of Notice of Guaranteed Delivery.*
99.3       Form of Tender Instructions.*

---------------
* To be filed by amendment.